                                                                   EXHIBIT 10.37


                          LOAN AND SECURITY AGREEMENT
                         DATED AS OF DECEMBER 22, 1998

                                     among

                           HAWKER PACIFIC AEROSPACE,
                            a California corporation

                                      and

                       HAWKER PACIFIC AEROSPACE LIMITED,
          a corporation registered under the laws of England and Wales as Borrowers,

                            HELLER FINANCIAL, INC.,

                            as Agent and as Lender,

                         THE OTHER LENDERS PARTY HERETO
                               FROM TIME TO TIME

                                      and

                              NMB-HELLER LIMITED,

                    as Funding Agent and as Collateral Agent

                               TABLE OF CONTENTS

      SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS.................................1
1.1   Certain Defined Terms........................................................1
SECTION 2.  LOANS AND COLLATERAL...................................................1
2.1   Loans........................................................................1
      (A)(1)  Term Loan A..........................................................1
      (A)(2)  Term Loan B..........................................................2
      (B)     Revolving Loan.......................................................2
      (C)     Eligible Collateral..................................................3
(D)   Swingline Loan...............................................................6
      .............................................................................6
      (E)     Borrowing Mechanics..................................................7
      (F)     Automatic Requests...................................................9
      (G)     Notes................................................................9
      (H)     Letters of Credit....................................................9
      (I)     Other Letter of Credit Provisions...................................10
      (J)     Availability of a Lender's Pro Rata Share...........................11
      (K)     Special Provisions Regarding Optional Currencies....................12
2.2   Interest....................................................................13
      (A)     Rate of Interest....................................................13
      (B)     Computation and Payment of Interest.................................14
      (C)     Interest Laws.......................................................14
      (D)     Conversion or Continuation..........................................14
2.3   Fees........................................................................15
      (A)     Unused Line Fee.....................................................15
      (B)     Letter of Credit Fees...............................................16
      (C)     Audit Fees..........................................................16
      (D)     Other Fees and Expenses.............................................16
      (E)     Agent's Fees........................................................16
2.4   Payments and Prepayments....................................................16
      (A)     Manner and Time of Payment..........................................16
      (B)     Mandatory Prepayments...............................................16
      (C)     Voluntary Prepayments and Repayments................................18
      (D)     Payments on Business Days...........................................18
2.5   Term of this Agreement......................................................18
2.6   Statements..................................................................18
2.7   Grant of Security Interest..................................................18
2.8   Capital Adequacy and Other Adjustments......................................20
2.9   Taxes.......................................................................21
      (A)     No Deductions.......................................................21
      (B)     Changes in Tax Laws.................................................21
      (C)     Foreign Lenders.....................................................22
2.10  Required Termination and Prepayment.........................................23
2.11  Optional Prepayment/Replacement of  Lenders in Respect of Increased Costs...23
2.12  Compensation................................................................23


2.13  Booking of LIBOR Loans......................................................24
2.14  Assumptions Concerning Funding of LIBOR Loans...............................24
2.15  Appointment of Borrower Representative......................................24
SECTION 3.  CONDITIONS TO LOANS...................................................24
SECTION 4.  BORROWERS' REPRESENTATIONS, WARRANTIES  AND CERTAIN COVENANTS.........25
4.1   Organization, Powers, Capitalization........................................25
      (A)      Organization and Powers............................................25
      (B)      Capitalization.....................................................25
4.2   Authorization of Borrowing, No Conflict.....................................25
4.3   Financial Condition.........................................................25
4.4   Indebtedness and Liabilities................................................26
4.5   Account Warranties..........................................................26
4.6   Names and Locations.........................................................26
4.7   Title to Properties; Liens..................................................27
4.8   Litigation; Adverse Facts...................................................27
4.9   Payment of Taxes............................................................27
4.10  Performance of Agreements...................................................27
4.11  Employee Benefit Plans......................................................28
4.12  Intellectual Property.......................................................28
4.13  Broker's Fees...............................................................28
4.14  Environmental Compliance....................................................28
4.15  Solvency....................................................................28
4.16  Disclosure..................................................................29
4.17  Insurance...................................................................29
4.18  Compliance with Laws........................................................29
4.19  Bank Accounts...............................................................30
4.20  Employee Matters............................................................30
4.21  Governmental Regulation.....................................................30
4.22  Access to Accountants and Management........................................30
4.23  Inspection..................................................................30
4.24  Collateral Records..........................................................30
4.25  Account Covenants; Verification.............................................30
4.26  Collection of Accounts and Payments.........................................31
      (A)      U.S. Borrower......................................................31
      (B)      U.K. Borrower......................................................31
4.27  Inventory Warranties and Covenants..........................................32
SECTION 5.  REPORTING AND OTHER AFFIRMATIVE COVENANTS.............................33
5.1   Financial Statements and Other Reports......................................33
5.2   Endorsement.................................................................33
5.3   Maintenance of Properties...................................................33
5.4   Compliance with Laws........................................................33
5.5   Further Assurances..........................................................33
5.6   Mortgages; Title Insurance; Surveys.........................................34
      (A)      Mortgaged Property.................................................34
      (B)      Title Insurance....................................................34


      (C)      Surveys............................................................34
5.7   Use of Proceeds and Margin Security.........................................34
5.8   Bailee......................................................................34
5.9   Year 2000...................................................................35
5.10  Maintenance of Certifications...............................................35
SECTION 6.  FINANCIAL COVENANTS...................................................35
SECTION 7.  NEGATIVE COVENANTS....................................................35
7.1   Indebtedness and Liabilities................................................35
7.2   Guaranties..................................................................36
7.3   Transfers, Liens and Related Matters........................................36
      (A)      Transfers..........................................................36
      (B)      Liens..............................................................36
      (C)      No Negative Pledges................................................36
      (D)      No Restrictions on Subsidiary Distributions to Borrowers...........36
7.4   Investments and Loans.......................................................37
7.5   Restricted Junior Payments..................................................37
7.6   Restriction on Fundamental Changes..........................................38
7.7   Transactions with Affiliates................................................38
7.8   Conduct of Business.........................................................38
7.9   Tax Consolidations..........................................................38
7.10  Subsidiaries................................................................38
7.11  Fiscal Year; Tax Designation................................................38
7.12  Press Release; Public Offering Materials....................................38
7.13  Bank Accounts...............................................................38
7.14  Exchange Inventory and Work in Process Purchases............................38
7.15  Changes Relating to Subordinated Debt.......................................39
SECTION 8.  DEFAULT, RIGHTS AND REMEDIES..........................................39
8.1   Event of Default............................................................39
      (A)      Payment............................................................39
      (B)      Default in Other Agreements........................................39
      (C)      Breach of Certain Provisions.......................................39
      (D)      Breach of Warranty.................................................39
      (E)      Other Defaults Under Loan Documents................................39
      (F)      Involuntary Bankruptcy; Appointment of Receiver, etc...............39
      (G)      Voluntary Bankruptcy; Appointment of Receiver, etc.................40
      (H)      Liens..............................................................40
      (I)      Judgment and Attachments...........................................40
      (J)      Dissolution........................................................40
      (K)      Solvency...........................................................40
      (L)      Injunction.........................................................40
      (M)      Invalidity of Loan Documents.......................................41
      (N)      Failure of Security................................................41
      (O)      Damage, Strike, Casualty...........................................41
      (P)      Licenses and Permits...............................................41
      (Q)      Forfeiture.........................................................41
      (R)      Termination of Certain Contracts...................................41
      (S)      Change in Control or Management....................................41

8.2   Suspension of Commitments...................................................42
8.3   Acceleration................................................................42
8.4   Remedies....................................................................42
8.5   Appointment of Attorney-in-Fact.............................................43
8.6   Limitation on Duty of Agent with Respect to Collateral......................44
8.7   Application of Proceeds.....................................................44
8.8   License of Intellectual Property............................................44
8.9   Waivers, Non-Exclusive Remedies.............................................45
SECTION 9.  AGENT, FUNDING AGENT AND COLLATERAL AGENT.............................45
9.1   Agents......................................................................45
      (A)      Appointment........................................................45
      (B)      Nature of Duties...................................................46
      (C)      Rights, Exculpation, Etc...........................................46
      (D)      Reliance...........................................................47
      (E)      Indemnification....................................................47
      (F)      Heller and NMB-Heller Individually.................................48
      (G)      Successor Agents...................................................48
      (H)      Collateral Matters.................................................49
      (I)      Agency for Perfection..............................................50
      (J)      Exercise of Remedies...............................................50
9.2   Notice of Default...........................................................51
9.3   Action by Agents............................................................51
9.4   Amendments, Waivers and Consents............................................51
9.5   Assignments and Participations in Loans.....................................52
9.6   Set Off and Sharing of Payments.............................................53
9.7   Disbursement of Funds.......................................................54
9.8   Settlements, Payments and Information.......................................54
      (A)      Revolving Advances and Payments; Fee Payments......................54
      (B)      Return of Payments.................................................56
9.9   Dissemination of Information................................................56
9.10  Discretionary Advances......................................................56
SECTION 10.  MISCELLANEOUS........................................................56
10.1  Expenses and Attorneys' Fees................................................56
10.2  Indemnity; Value Added Tax..................................................57
      (A)     Indemnity...........................................................57
      (B)      Value Added Tax....................................................58
10.3  Notices.....................................................................58
10.4  Survival of Representations and Warranties and Certain Agreements...........59
10.5  Indulgence Not Waiver.......................................................60
10.6  Marshaling; Payments Set Aside..............................................60
10.7  Entire Agreement............................................................60
10.8  Severability................................................................60
10.9  Lenders' Obligations Several; Independent Nature of Lenders' Rights.........60
10.10 Headings....................................................................61
10.11 APPLICABLE LAW..............................................................61
10.12 Successors and Assigns......................................................61
10.13 No Fiduciary Relationship; No Duty; Limitation of Liabilities...............61


10.14 CONSENT TO JURISDICTION.....................................................61
10.15 WAIVER OF JURY TRIAL........................................................62
10.16 Construction................................................................62
10.17 Counterparts; Effectiveness.................................................62
10.18 Confidentiality.............................................................62
10.19 Judgment Currency...........................................................63
SECTION 11.  DEFINITIONS AND ACCOUNTING TERMS.....................................63
11.1  Defined Terms...............................................................63
11.2  Accounting Terms............................................................82
11.3  Other Definitional Provisions...............................................83
11.4  Dollar Equivalents..........................................................83
11.5  Change of Currency..........................................................83

                          LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT is dated as of December 22, 1998 and entered into among HAWKER PACIFIC AEROSPACE, a California corporation (the "U.S.
                                                                            ----
Borrower"), HAWKER PACIFIC AEROSPACE LIMITED, a company organized under the laws
--------
of England and Wales (registered number 3459428) (the "U.K. Borrower" and,
                                                       -------------
collectively with the U.S. Borrower, the "Borrowers"), the financial
                                          ---------
institution(s) listed on the signature pages hereof, and their respective successors and Eligible Assignees (each individually a "Lender" and collectively
                                                        ------
"Lenders"), HELLER FINANCIAL, INC., a Delaware corporation (in its individual
 -------
capacity, "Heller"), for itself as a Lender and as Agent, and NMB-HELLER
           ------
LIMITED, an Affiliate of Heller domiciled in the United Kingdom, as Funding Agent and as Collateral Agent.

     WHEREAS, Borrowers desire that Lenders extend a credit facility to provide funds to refinance Borrowers' Existing Indebtedness (as herein defined), to repay in full Borrowers' existing Subordinated Debt, and to provide working capital financing and funds for other general corporate purposes of Borrowers; and

     WHEREAS, to secure Borrowers' respective obligations under the Loan Documents, Borrowers are (a) granting to Agent, for benefit of Agent and Lenders, a security interest in and lien upon substantially all of Borrowers' property located at any time in the United States of America, and (b) granting to Collateral Agent, for benefit of Agent and Lenders, a security interest in and lien upon substantially all of Borrowers' property located at any time in the United Kingdom, the Netherlands or any other jurisdiction other than the United States of America; and

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Agent, Funding Agent, Collateral Agent and Lenders agree as follows:

               SECTION 1.  DEFINITIONS AND ACCOUNTING TERMS
                           --------------------------------

      1.1 Certain Defined Terms.  The capitalized terms and the accounting terms
          ---------------------
used in this Agreement shall have the meanings set forth in Section 11 of this
                                                            ----------
Agreement:

                SECTION 2.  LOANS AND COLLATERAL
                            --------------------

      2.1 Loans.
          -----

          (A)(1)  Term Loan A. Each Lender, severally, agrees to lend to
                  -----------
Borrowers, jointly and severally, on the Closing Date, its Pro Rata Share of Term Loan A which is in the aggregate amount of $4,280,000. Term Loan A shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A)(1) and
                                                       --------------------
repaid may not be reborrowed. Borrowers shall make principal payments in the amount of the applicable Scheduled Installment of Term Loan A (or such lesser principal amount as shall then be outstanding) on the dates set forth below.

     "Scheduled Installment" of Term Loan A means, for each date set forth
      ---------------------
below, the amount set forth opposite such date.

                 Date                              Scheduled Installment
                -----                              ---------------------
March 31, 1999 and the last day of each June,      $152,857
September and December thereafter through
September 30, 2003

December 31, 2003                                  $1,375,714.30 or the then
                                                   remaining principal balance of Term Loan A

          (A)(2)  Term Loan B. Each Lender, severally, agrees to lend to
                  -----------
Borrowers, jointly and severally, on the Closing Date, its Pro Rata Share of Term Loan B which is in the aggregate amount of $7,000,000. Term Loan B shall be funded in one drawing. Amounts borrowed under this subsection 2.1(A)(2) and
                                                       --------------------
repaid may not be reborrowed. Borrowers shall make principal payments in the amounts of the applicable Scheduled Installments of Term Loan B (or such lesser principal amount of Term Loan B as shall then be outstanding) on the dates set forth below.

     "Scheduled Installment" of Term Loan B means, for each date set forth
      ---------------------
below, the amount set forth opposite such date.

                 Date                              Scheduled Installment
                 ----                              ---------------------
March 31, 1999 and the last day of each June,      $350,000
September and December thereafter through
September 30, 2003
December 31, 2003                                  $350,000 or the then remaining
                                                   principal balance of Term Loan B

          (B) Revolving Loan. Each Lender, severally, agrees to lend to
              --------------
Borrowers from time to time its Pro Rata Share of each Revolving Advance. The aggregate amount of all Revolving Loan Commitments shall not exceed at any time $55,000,000. Amounts borrowed under this subsection 2.1(B) may be repaid and
                                          -----------------
reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination
                                      --------------
Date. Except as otherwise provided herein, no Lender shall have any obligation to make a Revolving Advance to the extent such Revolving Advance would cause the Revolving Loan (after giving effect to any immediate application of the proceeds thereof) to exceed the Maximum Revolving Loan Amount.

             (1) "Maximum Revolving Loan Amount" means, as of any date of
                  -----------------------------
determination, the lesser of (a) the Revolving Loan Commitment(s) of all Lenders

less the Letter of Credit Reserve or (b) the Borrowing Base less the Letter of
----                                                        ----
Credit Reserve.

             (2) "Borrowing Base" means, as of any date of determination, an
                  --------------
amount equal to the sum of (a) 85% of the Collateral Value of Borrowers' Eligible Accounts less such reserves as Agent in its reasonable discretion may
                  ----
elect to establish, plus (b) (ii) the Inventory Borrowing Base less such
                    ----                                       ----
reserves as Agent in its reasonable discretion may elect to establish, provided that in no event shall aggregate Advances at any one time outstanding
--------
against (i) the Exchange/WIP Borrowing Base exceed $40,000,000 or (ii) Eligible Repair Parts and Unserviceable Parts exceed $12,000,000; and provided further
                                                             ----------------
that at no time shall more than 90% of the Borrowing Base be comprised of Eligible Accounts, Eligible Exchange Inventory and Work in Process and Eligible Repair Parts and Unserviceable Parts located in the United Kingdom.

             (3) "Inventory Borrowing Base" means, as of any date of
                  ------------------------
determination, an amount equal to the sum of (a) the Exchange/WIP Borrowing Base, plus (b) 90% of the Orderly Liquidation Value of Borrowers' Eligible
      ----
Repair Parts and Unserviceable Parts.

             (4) "Exchange/WIP Borrowing Base" means, as of any date of
               ------------------------------
determination, an amount equal to the lesser of (a) the Applicable Percentage then in effect multiplied by the Orderly Liquidation Value of Borrower's
               -------------
Eligible Exchange Inventory and Work in Process, or (b) the Net Book Value of Borrowers' Eligible Exchange Inventory and Work in Process.

           (C) Eligible Collateral.
               -------------------

           "Eligible Accounts" means, as at any date of determination, the
            -----------------
aggregate of all Accounts that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, Agent may determine that the following Accounts are not Eligible
Accounts:

             (1) Accounts which, at the date of issuance of the respective invoice therefor, were payable more than 60 days after the date of issuance;

             (2) Accounts which remain unpaid for more than 60 days after the due date specified in the original invoice or for more than 90 days after invoice date (or, in the case of Accounts with respect to which the account debtor is any of British Airways, American Airlines, United Airlines, Federal Express or any Subsidiary of the foregoing, only, 120 days after invoice date) if no due date was specified;

            (3) Accounts which are otherwise eligible with respect to which the account debtor is owed a credit by a Borrower, but only to the extent of such credit;

            (4) Accounts due from an account debtor whose principal place of business is located outside the United States of America, the United Kingdom, the Netherlands or the Canadian provinces of Ontario, Quebec, British Columbia, Manitoba or Saskatchewan, unless either (a) such Account is backed by a letter of credit, in form and substance acceptable to Agent and issued or confirmed by a bank that is acceptable to Agent in its sole discretion; provided that such
                                                           --------
letter of credit has been delivered to Agent as additional Collateral, (b) such Account is covered by credit insurance satisfactory to Agent and with respect to which Agent, for the benefit of Agent and Lenders, has been named as loss payee, or (c) Agent has in its sole discretion otherwise agreed to consider Accounts due from such account debtor as Eligible Accounts, subject to satisfaction of the other criteria set forth herein;

          (5) Accounts due from an account debtor which Agent has notified Borrowers does not have a satisfactory credit standing;

          (6) Accounts in excess of an aggregate face amount of $50,000 with respect to which the account debtor is the United States of America, any state or any municipality, or any department, agency or instrumentality thereof unless Borrower has, with respect to such Accounts, complied with the Federal Assignment of Claims Act of 1940 as amended (31 U.S.C. Section 3727 et seq.) or any applicable statute or municipal ordinance of similar purpose and effect;

          (7) Accounts with respect to which the account debtor is an Affiliate of a Borrower or a director, officer, Agent, stockholder or employee of a Borrower or any Affiliate of any Borrower;

          (8) Accounts due from an account debtor if more than 25% of the aggregate amount of Accounts of such account debtor have at the time remained unpaid for more than 60 days after due date or 90 days after the invoice date if no due date was specified;

          (9) Accounts with respect to which there is any unresolved dispute with the respective account debtor (but only to the extent of such dispute);

          (10) Accounts evidenced by an "instrument" or "chattel paper" (each as defined in the UCC) not in the possession of Agent or Collateral Agent, on behalf of Lenders;

          (11) Accounts with respect to which Agent or Collateral Agent, as applicable, on behalf of Lenders, does not have a valid, first priority and fully perfected security interest;

          (12) Accounts subject to any Lien except those in favor of Agent or Collateral Agent, as applicable, on behalf of Lenders;

          (13) Accounts with respect to which the account debtor is the subject of any federal, state or foreign bankruptcy, insolvency or other similar proceeding;

          (14) Accounts due from an account debtor to the extent that such Accounts exceed in the aggregate a Dollar Equivalent amount equal to the following percentage, as applicable, of the aggregate consolidated Dollar Equivalent amount of all Accounts at said date: 40%, in the case of Accounts due from British Airways; 30%, in the case of Accounts due from Federal Express and 20%, in all other cases;

          (15) Accounts with respect to which the account debtor's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales;

          (16) Accounts with respect to which the account debtor is located in any jurisdiction denying creditors access to its courts in the absence of a Notice of Business Activities

Report or other similar filing, unless the applicable Borrower has either qualified as a foreign corporation authorized to transact business in such jurisdiction or has filed a Notice of Business Activities Report or similar filing with the applicable Governmental Authority for the then current year;

          (17) Accounts with respect to which the account debtor is a creditor of any Borrower, provided, however, that any such Account shall only be
                 --------  -------
ineligible as to that portion of such Account which is less than or equal to the amount owed by such Borrower to such Person.

        "Eligible Exchange Inventory and Work in Process" means, as at any
         -----------------------------------------------
date of determination, the aggregate Collateral Value of all Exchange Inventory and Work in Process owned by a Borrower (and for which title has unconditionally passed to such Borrower) less (a) a reserve in an amount equal to the aggregate
                         ----
Fair Market Value of Borrowers' Exchange Inventory and Work in Process located as of such date in any Other Acceptable European Country, to the extent such aggregate Fair Market Value exceeds $1,000,000, and less (b) a reserve in an
                                                    ----
amount equal to the aggregate Fair Market Value of Borrowers' Exchange Inventory and Work in Process located as of such date in any jurisdiction other than a Designated Country or an Other Acceptable European Country. Without limiting the generality of the foregoing, Agent may determine that the following is not Eligible Exchange Inventory and Work in Process: (a) finished goods which do not meet the specifications of the purchase order for such goods; (b) Exchange Inventory and Work in Process which Agent determines is unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (c) packaging, shipping materials or supplies consumed in any Borrower's business;
(d) Exchange Inventory and Work in Process with respect to which Agent or Collateral Agent, as applicable, on behalf of Agent and Lenders, does not have a valid, first priority and fully perfected security interest; (e) Exchange Inventory and Work in Process with respect to which there exists any Lien in favor of any Person other than Agent or Collateral Agent, as applicable, on behalf of Agent and Lenders; and (f) Exchange Inventory and Work in Process produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i) or any replacement statute, or with respect to which any analogous circumstance arises under or pursuant to the laws of any other applicable Governmental Authority.

     For purposes of determining the Exchange/WIP Borrowing Base at any time, the following procedures shall apply: Borrower shall give Agent 5 Business Days prior written notice prior to shipping any Eligible Exchange Inventory and Work in Process to any jurisdiction other than a Designated Country, which notice shall identify such Eligible Exchange Inventory and Work in Process and shall state the date such Eligible Exchange Inventory and Work in Process is to be shipped, the jurisdiction and customer to which it is being shipped, the expected return date of such Eligible Exchange Inventory and Work in Process and the Fair Market Value thereof as provided by the most recent Periodic Inventory Appraisal. On the date such Eligible Exchange Inventory and Work in Process is so shipped, Agent shall establish the reserve required pursuant to clause (a) or clause (b) above, as applicable. On the date on which the applicable Borrower obtains possession of the Eligible Exchange Inventory and Work in Process to be delivered to the applicable Borrower by the applicable customer in exchange for such Eligible Exchange Inventory and Work in Process so shipped to such customer, the associated reserve established pursuant to clause (a) or clause
(b) above, as applicable, shall be reversed by Agent.

          "Designated Country" means any of the United States, the United
           ------------------
Kingdom (including Ireland and Scotland), The Netherlands, Canada, Australia and New Zealand.

          "Other Acceptable European Country" means any of Denmark, Sweden,
           ---------------------------------
Belgium, France, Germany, Norway, Switzerland or Poland.

          "Eligible Repair Parts and Unserviceable Parts" means, as at any date
           ---------------------------------------------
of determination, the aggregate Collateral Value of all Repair Parts and Unserviceable Parts owned by a Borrower (and for which title has unconditionally passed to such Borrower) and located in the United States of America or the Netherlands, in the case of U.S. Borrower, or the United Kingdom, in the case of U.K. Borrower, that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, Agent may determine that the following is not Eligible Repair Parts and Unserviceable Parts: (a) Repair Parts or Unserviceable Parts consisting of work in process that is not readily marketable in its current form, except, in the case of Repair Parts, to the extent that Repair Parts have been issued to work orders, which are identified as such and are acceptable to Agent; (b) finished goods which do not meet the specifications of the purchase order for such goods; (c) Repair Parts and Unserviceable Parts which Agent determines are unacceptable for borrowing purposes due to age, quality, type category and/or quantity; (d) packaging, shipping materials or supplies consumed in any Borrower's business; (e) Repair Parts and Unserviceable Parts with respect to which Agent or Collateral Agent, as applicable, on behalf of Agent and Lenders, does not have a valid, first priority and fully perfected security interest; (f) Repair Parts and Unserviceable Parts with respect to which there exists any Lien in favor of any Person other than Agent or Collateral Agent, as applicable, on behalf of Agent and Lenders; (g) Repair Parts and Unserviceable Parts produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i) or any replacement statute, or with respect to which any analogous circumstance arises under or pursuant to the laws of any other applicable Governmental Authority; and (h) Repair Parts and Unserviceable Parts located at any location other than the applicable Borrower's principal location, unless a waiver of interest acceptable in form and substance is delivered to Agent or Collateral Agent.

          (D)  Swingline Loan.      Agent may convert any request by U.S.
               --------------
Borrower for a Revolving Advance into a request for an Advance under the Swingline Loan. The Swingline Loan shall be a Base Rate Loan and shall not exceed in the aggregate at any time outstanding the Maximum Swingline Loan Amount. In the event that on any Business Day, Swingline Lender desires that all or any portion of the Swingline Loan should be reduced in whole or in part, Swingline Lender shall promptly notify Agent to that effect and indicate the portion of the Swingline Loan to be reduced. Swingline Lender hereby agrees that it shall notify Agent to reduce the Swingline Loan to $1,000,000 or less at least once every month. Agent agrees to promptly transmit to Lenders the information contained in each notice received by Agent from Swingline Lender and shall concurrently notify Lenders of each Lender's Pro Rata Share of the obligation to make a Revolving Advance to repay the Swingline Loan (or portion thereof).

Each of the Lenders hereby unconditionally and irrevocably agrees to fund to Agent for the benefit of Swingline Lender, in lawful money of the United States and in same day funds, not later than 1:00 p.m. Chicago time on the Business Day immediately following the Business Day of such Lender's receipt of such notice from Agent (provided that if any Lender shall receive such notice at or prior to
            --------
11:00 a.m. Chicago time on a Business Day, such funding shall be made by such Lender on such

Business Day), such Lender's Pro Rata Share of a Revolving Advance (which Revolving Advance shall be a Base Rate Loan and shall be deemed to be requested by U.S. Borrower) in the principal amount of such portion of the Swingline Loan which is required to be paid to Swingline Lender under this subsection 2.1(D)
                                                            -----------------
(regardless of whether the conditions precedent thereto set forth in Section 3
                                                                     ---------
and the Conditions Rider are then satisfied and whether or not U.S. Borrower
        ----------------
has provided a Notice of U.S. Borrowing under subsection 2.1(E)(2) and whether
                                              ---------- ---------
or not any Default or Event of Default exists or all or any of the Loans have been accelerated, but subject to the other provisions of this subsection 2.1(D).
                                                              -----------------
The proceeds of any such Revolving Advance shall be immediately paid over to Agent for the benefit of Swingline Lender for application to the Swingline Loan.


In the event that an Event of Default shall occur and either (i) such Event of Default is of the type described in subsection 8.1(F) or (G) hereof or (ii) no
                                    -----------------    ---
further Revolving Advances are being made under this Agreement, then so long as any such Event of Default is continuing, each of the Lenders (other than Swingline Lender) shall be deemed to have irrevocably, unconditionally and immediately purchased from Swingline Lender such Lender's Pro Rata Share of the Swingline Loan outstanding as of the date of the occurrence of such Event of Default. Each Lender shall effect such purchase by making available an amount equal to its participation on the date of such purchase in Dollars in immediately available funds to Agent's Account for the benefit of Swingline Lender. In the event any Lender fails to make available to Swingline Lender when due the amount of such Lender's participation in the Swingline Loan, Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate. Each such purchase by a Lender shall be made without recourse to Swingline Lender, without representation or warranty of any kind, and shall be effected and evidenced pursuant to documents reasonably acceptable to Swingline Lender. The obligations of Lenders under this subsection 2.1(D) shall be absolute,
                                  -----------------
irrevocable and unconditional, shall be made under all circumstances and shall not be affected, reduced or impaired for any reason whatsoever.

          (E) Borrowing Mechanics.  (1) General.  LIBOR Loans denominated in
              -------------------       -------
Dollars and made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof, and LIBOR Loans denominated in any Optional Currency shall be in such minimum amounts and integral multiples thereof as Agent and Borrower Representative may agree at the time the applicable Notice of Borrowing is given, which shall be calculated so as to approximate, as nearly as practicable, the minimum amounts and multiples thereof applicable to LIBOR Loans denominated in Dollars. Any Loans made to U.S. Borrower shall be in Dollars, and any Loans made to U.K. Borrower shall be in the Available Currency specified by Borrower Representative in the applicable Notice of Borrowing, provided that during the initial 60 day period following
                     --------
the Closing Date, the only Available Currency shall be Dollars. During the period commencing on the Closing Date through the Primary Syndication Completion Date, any requested LIBOR Loans shall be for an Interest Period of two (2) weeks. As used herein, the term "Primary Syndication Completion Date" means the
                                  -----------------------------------
date on which Agent has consummated the syndication of at least $41,280,000 of the Commitments to one or more other Lenders.

     (2) Advances.   On any day when any Borrower desires an advance under this
         --------
subsection 2.1, Borrower Representative on behalf of the applicable Borrower
--------------
shall give Agent telephonic notice of the proposed borrowing by 1:00 p.m. Chicago time (a) on the Funding Date of a Base Rate Loan which is to be made through Agent to U.S. Borrower in Dollars, (b) one Business Day prior to the Funding Date of a Base Rate Loan which is to be made through Funding Agent to U.K. Borrower in Dollars, Pounds or Euros, (c) two Business Days in advance of the Funding Date of a Base Rate Loan to U.K. Borrower which is to be made through Funding Agent in Guilders or Francs, (d) three Business Days in advance of the Funding Date of any Base Rate Loan which is to be made through Agent to U.K. Borrower in any Optional Currency; and (e) three Business Days in advance of the Funding Date of any LIBOR Loan in any Available Currency, which notice shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) whether such Loans shall consist of Base Rate Loans or LIBOR Loans (and, for LIBOR Loans, the Interest Period applicable thereto), (iii) the applicable Borrower to whom such Advance is to be made and the Available Currency or Currencies in which the requested Loan is to be made, (iv) in the case of a requested Advance to be denominated in an Optional Currency, the Dollar Equivalent amount thereof, and
(v) Availability as of the time such Notice of Borrowing is delivered, which shall be determined based on the then current Borrowing Base Certificate after giving effect to all Loans made to Borrowers and all Lender Letters of Credit issued for the account of Borrowers since the date of such Borrowing Base Certificate. Any such telephonic notice shall be confirmed in writing on the same day by 2:00 p.m. Chicago time by delivery to Agent of a duly completed Notice of Borrowing. Borrower Representative shall request, within one-half hour prior to the issuance of a Notice of Borrowing requesting Advances in an Optional Currency, the advice of Agent as to the Dollar Equivalent of the amount of such Advance, and Borrower Representative shall specify such amount in such Notice of Borrowing, provided that such advice shall not be deemed to be a
                     --------
prediction or guaranty of the Dollar Equivalent of such amount after the Notice of Borrowing is submitted and shall in no way limit the Borrowers' Obligations under this Agreement due to fluctuations in the applicable Optional Currency. Neither Funding Agent nor any Lender shall incur any liability to any Borrower for acting upon any telephonic notice Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of any Borrower or for otherwise acting in good faith under this subsection 2.1(E). Agent shall not make (or direct Funding Agent to make) on
-----------------
behalf of Lenders, nor shall any Lender be required to make, any Advance pursuant to any telephonic notice unless Agent has also received the most recent Borrowing Base Certificate and all other documents required under Section 3
                                                                  ---------
hereof and the Reporting Rider hereto by 11:00 a.m. Chicago time on the
              ---------------

applicable Funding Date. Each Advance to any Borrower under this subsection
                                                                 ----------
2.1(E)(2) shall be deposited by wire transfer in immediately available funds
---------
in the applicable Available Currency or Currencies in such account or accounts as such Borrower may from time to time designate to Agent and Funding Agent in writing. Each such Advance may be made by Agent directly or, at the election of Agent (subject to the provisions of subsection 9.1(A)(2)), by Funding Agent on
                                    --------------------
behalf of Agent and Lenders. In the event Agent elects to cause Funding Agent to make a requested Advance on behalf of Agent and Lenders, Agent shall deliver to Funding Agent a written notice of such election, specifying the amount of the applicable Advance, the Available Currency in which such Advance is to be made and the Business Day in London on which such Advance is to be made. Funding Agent shall, as promptly as practicable following the commencement of business in London on the applicable Funding Date, make such Advances as may have been so requested by Agent in such written notice, and Funding Agent shall have no duty to ascertain whether Availability exists therefor or whether the conditions to funding shall have been met (all of which shall be determined by Agent). Agent may rescind any notice to Funding Agent directing Funding Agent to make an Advance at any time prior to the time Funding Agent shall have actually made such Advance. Except as permitted by subsection 9.10, without the prior
                                      ---------------
written consent of Requisite Lenders, the aggregate outstanding principal amount of advances made to Borrowers by Funding Agent on behalf of Lenders under this subsection 2.1(E)(2) shall not as of any date of determination exceed
     --------------------
$500,000. Notwithstanding the foregoing or anything else contained in this

Agreement to the contrary, (a) from and after the date on which (i) an Event of Default shall have occurred and be continuing, and (ii) a Redirection Notice shall have been delivered, the only Available Currency shall be Dollars; and (b) in no event shall Loans denominated in more than one Optional Currency be outstanding at any time hereunder.

     (3) Special Provisions Regarding Communication Between Agent and Funding
         --------------------------------------------------------------------
Agent. Promptly upon the close of business, London time, on each Business Day,
-----
Funding Agent shall deliver or transmit to Agent a written or electronic report regarding all activity in Borrowers' account on such Business Day in the United Kingdom, including the amount of any payments credited to any of the Loans on such date and the amount of any Revolving Advances made to Borrowers on such Business Day by Funding Agent at the request of Agent.

          (F) Automatic Requests.  The becoming due of any amount required to be
              ------------------
paid under this Agreement or any of the other Loan Documents as principal, accrued interest and fees shall be deemed irrevocably to be an automatic request by Borrowers for a Revolving Advance, which shall be a Base Rate Loan in Dollars or, in the event of any payment required to be made in an Optional Currency, in such Optional Currency, on the due date of, and in the amount required to pay (as set forth on Agent's books and records), such principal, accrued interest and fees.

          (G) Notes.  Borrowers shall execute and deliver to each Lender with
              -----
appropriate insertions Notes to evidence such Lender's Commitments. In the event of an assignment under subsection 9.5, Borrowers shall, upon surrender of
                             --------------
the assigning Lender's Notes, issue new Notes to reflect the interest held by the assigning Lender and its Eligible Assignee.

          (H) Letters of Credit. The Revolving Loan Commitments may, in addition
              -----------------
to Revolving Advances, be utilized, upon the request of U.S. Borrower, for (i) the issuance of letters of credit denominated in Dollars by Agent or, with Agent's consent, any Lender, for the account of U.S. Borrower or (ii) the issuance by Agent of risk participations to banks to induce such banks to issue Bank Letters of Credit denominated in Dollars for the account of U.S. Borrower (each of (i) and (ii) above a "Lender Letter of Credit"). Each Lender shall be
                               -----------------------
deemed to have purchased a participation in each Lender Letter of Credit issued on behalf of any Borrower in an amount equal to its Pro Rata Share thereof. In no event shall any Lender Letter of Credit be issued to the extent that the issuance of such Lender Letter of Credit would cause the sum of the Letter of Credit Reserve (after giving effect to such issuance) plus the Revolving Loan to exceed the lesser of (x) the Borrowing Base or (y) the Revolving Loan Commitment.

          (1) Maximum Amount.  The aggregate amount of Letter of Credit
              --------------
Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $2,000,000.

          (2) Reimbursement.  Borrowers, jointly and severally, shall be
              -------------
irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent or the issuer, as applicable, for any amounts paid with respect to a Lender Letter of Credit including all fees, costs and expenses paid to any bank that issues a Bank Letter of Credit. Each Borrower hereby authorizes and directs Agent, at Agent's option, to debit Borrowers' account (by increasing the Revolving Loan) in the amount of any payment made with respect to any Lender Letter of Credit. In the event that Agent elects not to debit Borrowers' account and Borrowers fail to reimburse Agent or the issuer, as applicable, in full on the date of any payment under a Lender Letter of Credit, Agent shall promptly notify each Lender of the unreimbursed amount of such payment together with accrued interest thereon and each Lender, on the next Business Day, shall deliver to Agent an amount equal to its respective participation in same day funds. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. In the event any Lender fails to
                                   ---------
make available to Agent the amount of such Lender's participation in such Lender Letter of Credit, Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

          (3) Request for Letters of Credit.  U.S. Borrower shall give Agent at
              -----------------------------
least three Business Days prior notice specifying the date a Lender Letter of Credit is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the letter of credit being requested. Any letter of credit which U.S. Borrower requests must be in such form, be for such amount, contain such terms and support such transactions as are reasonably satisfactory to Agent. The expiration date of each Lender Letter of Credit shall be on a date which is at least 30 days prior to the Termination Date.

           (I) Other Letter of Credit Provisions.
               ---------------------------------

          (1) Obligations Absolute.  The obligation of Borrowers, jointly and
              --------------------
severally, to reimburse Agent or any Lender for payments made under, and other amounts payable in connection with, any Lender Letter of Credit shall be unconditional and irrevocable and shall be paid under all circumstances strictly in accordance with the terms of this Agreement including, without limitation, the following circumstances:

          (a) any lack of validity or enforceability of any Lender Letter of Credit, or any other agreement;

          (b) the existence of any claim, set-off, defense or other right which any Borrower, any Affiliate of any Borrower, Agent or any Lender, on the one hand, may at any time have against any beneficiary or transferee of any Lender Letter of Credit (or any Persons for whom any such transferee may be acting), Agent, any Lender or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any of its Affiliates and the beneficiary of the Lender Letter of Credit);

          (c) any draft, demand, certificate or any other document presented under any Lender Letter of Credit is alleged to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

          (d) payment under any Lender Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Lender Letter of Credit; provided that, in the case of any payment
                                       --------
by Agent or a Lender under any

Lender Letter of Credit, Agent or such Lender, as the case may be, has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit.

          (2) Nature of Lender's Duties. As between Agent, any Lender that
              -------------------------
issues a Lender Letter of Credit (each, an "Issuing Lender") and all other
                                            --------------
Lenders, on the one hand, and Borrowers on the other hand, Borrowers assume all risks of the acts and omissions of, or misuse of any Lender Letter of Credit by the beneficiary thereof. In furtherance and not in limitation of the foregoing, neither Agent nor any Issuing Lender shall be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document by any party in connection with the application for and issuance of any Lender Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Lender Letter of Credit to comply fully with conditions required in order to demand payment thereunder; provided that, in the case of any payment under any
                           --------
such Lender Letter of Credit, Agent or the Issuing Lender, as applicable, has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under any such Lender Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any such Lender Letter of Credit; (g) for the credit of the proceeds of any drawing under any such Lender Letter of Credit; and (h) for any consequences arising from causes beyond the control of Agent or any Issuing Lender, as the case may be.

           (3) Liability.  In furtherance and extension of and not in limitation
               ---------
of, the specific provisions herein above set forth, any action taken or omitted by Agent or any Lender under or in connection with any Lender Letter of Credit, if taken or omitted in good faith, shall not put Agent or any Lender under any resulting liability to Borrowers or any other Lender.

           (J) Availability of a Lender's Pro Rata Share.
               -----------------------------------------

           (1) Unless Agent or Funding Agent, as applicable, receives written notice from a Lender on or prior to any Funding Date that such Lender will not make available to Agent or Funding Agent, as applicable, as and when required, such Lender's Pro Rata Share of any requested Loan or Advance, each of Agent and Funding Agent may assume that each Lender will make such amount available to it in immediately available funds in the applicable Available Currency on the Funding Date and each of Agent and Funding Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such Funding Date a corresponding amount.

          (2) A Defaulting Lender shall pay interest at the Federal Funds Effective Rate on the Defaulted Amount from the Business Day following the applicable Funding Date of such

Defaulted Amount until the date such Defaulted Amount is paid to Agent or Funding Agent, as applicable. A notice of Agent or Funding Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is not paid when due to Agent or Funding Agent, Agent or Funding Agent, as the case may be, at its option, may notify Borrowers of such failure to fund and, upon demand by Agent or Funding Agent, Borrowers shall pay the unpaid amount to Agent or Funding Agent, as applicable, for Agent's or Funding Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loan made by the other Lenders on such Funding Date. The failure of any Lender to make available any portion of its Commitment on any Funding Date or to fund its participation in a Lender Letter of Credit or Swingline Loan shall not relieve any other Lender of any obligation hereunder to fund such Lender's Commitment on such Funding Date or to fund any such participation, but no Lender shall be responsible for the failure of any other Lender to honor its Commitment on any Funding Date or to fund any participation to be funded by any other Lender.

          (3) Neither Agent nor Funding Agent shall be obligated to transfer to a Defaulting Lender any payment made by Borrowers to Agent or Funding Agent or any amount otherwise received by Agent or Funding Agent for application to the Obligations nor shall a Defaulting Lender be entitled to the sharing of any interest, fees or payments hereunder.

          (4) For purposes of voting or consenting to matters with respect to
(i) the Loan Documents or (ii) any other matter concerning the Loans, a Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitments and outstanding Loans and Advances shall be deemed to be zero.

          (K) Special Provisions Regarding Optional Currencies.  Notwithstanding
              ------------------------------------------------
anything contained herein to the contrary, if any Lender shall, not later than 2:00 p.m. London time one Business Day before the Funding Date of any requested Revolving Advance which is to be made in an Optional Currency, notify Agent and Funding Agent that such Lender is not satisfied that deposits in the relevant Optional Currency will be freely available to it in the relevant amount and, if applicable, for the relevant Interest Period, the right of Borrower Representative to request or of U.K. Borrower to receive Revolving Advances in such Optional Currency from such Lender as part of the Notice of Borrowing delivered in respect of such requested Revolving Advance or any subsequent Notice of Borrowing shall be suspended until such Lender shall notify Agent and Funding Agent that the circumstances causing such suspension no longer exist, and, at the option of Borrower Representative, the Revolving Advance to be made by such Lender as part of such requested borrowing (and the Revolving Advance to be made by such Lender as part of any subsequent borrowing in respect of which such Optional Currency shall have been requested during such period of suspension) shall be denominated in any other Available Currency specified by Borrower Representative which is available (or in Pounds if no such currency is available) and having an Interest Period coextensive with the Interest Period in effect in respect of all other Revolving Advances made in such Optional Currency and comprising a part of such requested Revolving Advance (or having an Interest Period of one month, if no such other Revolving Advances exist). Agent and/or Funding Agent shall, upon becoming aware that the circumstances causing any such suspension no longer apply, promptly so notify Borrower Representative, provided
                                                                        --------
that the failure of Agent or Funding Agent to so notify Borrower Representative shall not impair the rights of

Lenders under this subsection 2.1(K) or expose Agent or Funding Agent to any
                   -----------------
liability to any Borrower, any other Loan Party or any other Person.

      2.2 Interest.
          --------

          (A) Rate of Interest.  The Loans and all other Obligations shall bear
              ----------------
interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum equal to the applicable rates set forth below (collectively the "Interest Rate"):
                         -------------

   (1) The Revolving Loan and all other Obligations (other than the principal portion of the Term Loans) shall bear interest (a) if a Base Rate Loan, then at the sum of the applicable Base Rate plus the Base Rate Margin applicable to the
                                    ----
Revolving Loan; and (b) if a LIBOR Loan, then at the sum of the applicable LIBOR plus the LIBOR Margin applicable to the Revolving Loan;
----

   (2) Term Loan A shall bear interest (a) if a Base Rate Loan, then at the sum of the applicable Base Rate plus the Base Rate Margin applicable to Term Loan A;
                            ----
and (b) if a LIBOR Loan, then at the sum of the applicable LIBOR plus the LIBOR
                                                                 ----
Margin applicable to Term Loan A;

   (3) Term Loan B shall bear interest (a) if a Base Rate Loan, then at the sum of the applicable Base Rate plus the Base Rate Margin applicable to Term Loan B;
                            ----
and (b) if a LIBOR Loan, then at the sum of the applicable LIBOR plus the LIBOR
                                                                 ----
Margin applicable to Term Loan B; and

   (4) The Swingline Loan shall bear interest at the sum of the Base Rate applicable to Loans denominated in Dollars plus the Base Rate Margin applicable
                                           ----
to the Swingline Loan.

Subject to the provisions of subsection 2.1(E)(1), Borrower Representative shall
                             --------------------
designate to Agent whether a Loan shall be a Base Rate or LIBOR Rate Loan at the time a Notice of Borrowing is given pursuant to subsection 2.1(E)(2). Such
                                                --------------------
designation by Borrower Representative may be changed from time to time pursuant to subsection 2.2(D). If on any day a Loan or a portion of any Loan is
   -----------------
outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest or if LIBOR has been specified and no LIBOR quote in the applicable Available Currency is available, then for that day that Loan or portion thereof shall bear interest determined by reference to the Base Rate applicable to Loans in such Available Currency.

   After the occurrence and during the continuance of an Event of Default (i) the Loans and all other Obligations shall, at the option of Requisite Lenders, bear interest at a rate per annum equal to 2% plus the applicable Interest Rate (the "Default Rate"), (ii) each LIBOR Loan shall automatically convert to a Base
      ------------
Rate Loan denominated in the same Available Currency as such LIBOR Loan at the end of any applicable Interest Period, and (iii) no Loans may be converted to LIBOR Loans.

         (B) Computation and Payment of Interest.  Interest on the Loans and all
             -----------------------------------
other Obligations shall be computed on the daily principal balance on the basis of a 360 day year (or a 365 day year, in the case of Loans denominated in
Pounds) for the actual number of days elapsed.   In computing interest on any
Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Loan, the date of conversion of such LIBOR Loan to such Base Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Base Rate Loan being converted to a LIBOR Loan, the date of conversion of such Base Rate Loan to such LIBOR Loan, shall be excluded; provided that if a Loan is
                                                 --------
repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations other than LIBOR Loans shall be payable to Agent for benefit of Lenders monthly in arrears on the first day of each month, on the date of any prepayment of Loans, and at maturity, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable to Agent for benefit of Lenders on the last day of the applicable Interest Period for such Loan, on the date of any prepayment of the Loans, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Loan having an Interest Period longer than three months, interest accrued on such Loan shall also be payable on the last day of each three month interval during such Interest Period. Interest on any Loan or Advance shall accrue and shall be paid in the Available Currency in which such Loan or Advance was made.

         (C) Interest Laws.  Notwithstanding any provision to the contrary
             -------------
contained in this Agreement or any other Loan Document, Borrowers shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or
                 ---------------
determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrowers nor any other Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at Agent's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan
                           ------------
Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrowers nor any Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

         (D) Conversion or Continuation.  Subject to the provisions of this
             --------------------------
subsection 2.2, Borrower Representative, on behalf of any Borrower, shall have
---------------
the option to (1) convert at any
time all or any part of outstanding Loans (other than Swingline Loans) equal to $1,000,000 and integral multiples of $500,000 in excess of that amount (or, in the case of Loans denominated in an Optional Currency, such other minimum amount and integral multiples thereof as Agent and Borrower Representative may agree, which shall be calculated so as to approximate, as nearly as practicable, the minimum amounts and multiples thereof applicable to LIBOR Loans denominated in Dollars) from Base Rate Loans to LIBOR Loans denominated in the same Available Currency as the Loans so converted, or (2) upon the expiration of any Interest Period applicable to a LIBOR Loan, to (a) continue all or any portion of such LIBOR Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount (or, in the case of Loans denominated in an Optional Currency, such other minimum amount and integral multiples thereof as Agent and Borrower Representative may agree, which shall be calculated so as to approximate, as nearly as practicable, the minimum amounts and multiples thereof applicable to LIBOR Loans denominated in Dollars) as a LIBOR Loan denominated in the same Available Currency as the Loan so converted, or (b) convert all or any portion of such LIBOR Loan to a Base Rate Loan denominated in the same Available Currency as the Loan so converted. The succeeding Interest Period(s) of such continued or converted Loan commence on the last day of the Interest Period of the Loan to be continued or converted; provided that no outstanding Loan may be
                                       --------
continued as, or be converted into, a LIBOR Loan, when any Event of Default or Default has occurred and is continuing.

        Borrower Representative shall deliver a notice of conversion/continuation to Agent no later than 1:00 p.m. Chicago time at least 3 Business Days in advance of the proposed conversion/ continuation date (each, which shall be substantially in the form of Exhibit G, a "Notice of
                                            ---------     ---------
Conversion/Continuation").  A Notice of Conversion/Continuation shall certify:
-----------------------
(1) the proposed conversion/continuation date (which shall be a Business Day);
(2) the amount of the Loan to be converted/continued and the Available Currency in which it was denominated; (3) the nature of the proposed conversion/continuation; (4) in the case of conversion to, or a continuation of, a LIBOR Loan, the requested Interest Period; and (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

        In lieu of delivering the Notice of Conversion/Continuation, Borrower Representative may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2(D); provided that
                                            -----------------  --------
such notice shall be promptly confirmed in writing by delivery by Borrower Representative of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

        Neither Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by an officer or other person authorized to act on behalf of Borrowers or for otherwise acting in good faith under this subsection
                                                                     ----------
2.2(D).
-------

    2.3 Fees.
        ----

         (A) Unused Line Fee.  Borrowers shall pay to Agent, for the benefit of
             ---------------
Lenders, a fee in an amount equal to the Revolving Loan Commitment less the sum
                                                                   ----
of (i) the average daily balance of each of the Revolving Loan and the Swingline Loan, plus (ii) the average daily face amount of the Letter of Credit Reserve
      ----
during the preceding month, multiplied by .375% per
                            -------------
annum, such fee to be calculated on the basis of a 360 day year for the actual number of days elapsed and to be payable monthly in arrears in Dollars on the first day of each month following the Closing Date.

         (B) Letter of Credit Fees.  Borrowers shall pay to Agent, for the
             ---------------------
benefit of Lenders, a fee with respect to the Lender Letters of Credit in the amount of the average daily amount of Letter of Credit Liability outstanding during such month, multiplied by 1.50% per annum. Such fee will be calculated
                   -------------
on the basis of a 360 day year for the actual number of days elapsed and will be payable monthly in arrears in Dollars on the first day of each month. Borrowers shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent or any Lender to the issuer of any Bank Letter of Credit.

         (C) Audit Fees.  Borrowers agree to pay to Agent for its own account an
             ----------
audit fee for each inspection equal to $750 per Agent auditor per day or any portion thereof, together with all out of pocket expenses (including all out of pocket fees, costs and expenses of any third party auditors retained by Agent.)

         (D) Other Fees and Expenses.  Borrowers shall pay to each of Agent and
             -----------------------
Funding Agent, for their own respective accounts, all charges for returned items and all other bank charges incurred by Agent or Funding Agent, as well as each of Agent's and Funding Agent's standard wire transfer charges for each wire transfer made under this Agreement.

         (E) Agent's Fees.  In addition to the foregoing, Borrowers shall pay to
             ------------
Agent those fees set forth in the fee letter dated as of the Closing Date between Borrowers and Agent, such fees to be paid in the amounts, at the times, and subject to the conditions set forth in such fee letter.

    2.4 Payments and Prepayments.
        ------------------------

         (A) Manner and Time of Payment.  In its sole discretion, Agent may
             --------------------------
elect to honor the automatic requests by Borrowers for Revolving Advances for all principal, interest, fees and any other amounts due hereunder on their applicable due dates pursuant to subsection 2.1(F), and the proceeds of each
                                 -----------------
such Advance, if made, shall be applied as a direct payment of the relevant Obligation. If Agent elects to bill Borrowers for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made by Borrowers with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All payments to Agent hereunder shall, unless otherwise directed by Agent, be made to Agent's Account or in accordance with subsection 4.26. Proceeds remitted to Agent's
                              ---------------
Account shall be credited to the Obligations on the Business Day following the day such proceeds were received; provided, however, proceeds remitted to Agent's
                                 --------  -------
Account by wire transfer shall be credited to the Obligations on the same Business Day such proceeds were received. For the purpose of calculating interest on the Obligations, funds shall be deemed received on the same Business Day in Chicago on which such proceeds were so received.

         (B) Mandatory Prepayments.
             ---------------------

          (1) Overadvance.  At any time that the sum of the Revolving Loan and
              -----------
the Swingline Loan exceeds the Maximum Revolving Loan Amount, Borrowers shall immediately repay the Revolving Loan and/or the Swingline Loan to the extent necessary to reduce the aggregate principal balance to an amount equal to or less than the Maximum Revolving Loan Amount.

          (2) Proceeds of Asset Dispositions.  Immediately upon receipt by any
              ------------------------------
Borrower or any Subsidiary thereof of proceeds of any Asset Disposition (in one or a series of related transactions), which proceeds exceed $10,000 (it being understood that if the proceeds exceed $10,000, the entire amount and not just the portion above $10,000 shall be subject to this subsection 2.4(B)(2)),
                                                   ---------------------
Borrowers shall prepay the Obligations in an amount equal to such proceeds. In the case of an Asset Disposition involving any disposition of any of the assets included in the Fixed Asset Appraisal, such prepayments shall first be applied in payment of Scheduled Installments of Term Loan A, and shall then be applied in payment of Scheduled Installments of Term Loan B, each in inverse order of maturity and, at any time after the Term Loans shall have been repaid in full, such payments shall be applied to reduce the outstanding principal balance of the Revolving Loan (but not as a permanent reduction of the Revolving Loan Commitment). In the case of an Asset Disposition involving any disposition of any other assets, such prepayments shall first be applied in payment of Scheduled Installments of Term Loan B, and shall then be applied in payment of Scheduled Installments of Term Loan A, each in inverse order of maturity and, at any time after the Term Loans shall have been repaid in full, such payments shall be applied to reduce the outstanding principal balance of the Revolving Loan (but not as a permanent reduction of the Revolving Loan Commitment). If Borrowers reasonably expect the proceeds of any Asset Disposition to be reinvested within 180 days to repair or replace such assets with like assets, Borrowers shall deliver the proceeds to Agent (in the same Available Currency as received by the applicable Loan Party) to be applied to the Revolving Loan and Agent shall establish a reserve against available funds for borrowing purposes under the Revolving Loan for such amount, until such time as such proceeds have been reborrowed or applied to other Obligations as set forth herein. Borrowers may, so long as no Default or Event of Default shall have occurred and be continuing, reborrow such proceeds only for such repair or replacement. If Borrowers fail to reinvest such proceeds within 180 days, Borrowers hereby authorize Lenders to make a Revolving Advance to repay the Obligations in the manner set forth in this subsection 2.4(B)(2).
                         --------------------

          (3) Prepayments from Excess Cash Flow.  Within 100 days after the end
              ---------------------------------
of each Fiscal Year, commencing with Borrowers' 1999 Fiscal Year, Borrowers shall prepay the Obligations in Dollars in an amount equal to 25.0% of Excess Cash Flow for such prior Fiscal Year calculated on the basis of the audited financial statements for such Fiscal Year delivered to Agent and Lenders pursuant to the Reporting Rider. All such prepayments from Excess Cash Flow
                ---------------
shall first be applied to the Scheduled Installments of Term Loan B in inverse order of maturity until Term Loan B shall have been repaid in full. Thereafter, within 100 days after the end of each Fiscal Year, Borrowers shall prepay the Obligations in Dollars in an amount equal to the lesser of (a) 25.0% of Excess Cash Flow for such prior Fiscal Year (calculated as set forth above) or (b) $245,000, which prepayments shall be applied to the Scheduled Installments of Term Loan A in inverse order of maturity until Term Loan A shall have been repaid in full. Concurrently with the making of any such payment, Borrowers shall deliver to Agent and Lenders a certificate of Borrower Representative's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid, such certificate to be substantially in the form of Exhibit H hereto.
                                               ---------

         (C) Voluntary Prepayments and Repayments.  Except as provided in
             ------------------------------------
subsection 2.4(B) and except for repayments of the Revolving Loan from time to
-----------------
time in the ordinary course of business without any permanent reduction in the Revolving Loan Commitment, Borrowers' Obligations may only be prepaid or repaid in full and not in part. Borrowers may, at any time upon not less than three Business Days prior notice to Agent, prepay the Term Loans in full and terminate the Revolving Loan Commitment; provided, however, the Revolving Loan Commitment
                               --------  -------
may not be terminated by Borrowers until all Loans are paid in full. Upon termination of the Revolving Loan Commitment, Borrowers shall cause Agent and each Lender to be released from all liability under any Lender Letters of Credit or, at Agent's option, Borrowers will deposit cash collateral (in Dollars) with Agent in an amount equal to 105% of the Letter of Credit Liability that will remain outstanding after such termination.

         (D) Payments on Business Days.  Whenever any payment to be made
             -------------------------
hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder. Except as expressly set forth herein to the contrary, all payments made by Borrowers in respect of principal or interest on the Loans shall be made in the same Available Currency as such Loan was made.

   2.5  Term of this Agreement.  This Agreement shall be effective until the
        ----------------------
earlier of (a) December 31, 2003 and (b) the acceleration of all Obligations pursuant to subsection 8.3 (such earlier date being referred to as the
            --------------
"Termination Date").  On the Termination Date, the Commitments shall terminate
-----------------
(unless earlier terminated pursuant to the terms hereunder) and all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Agent and Collateral Agent, on behalf of Agent and Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrowers' obligation to indemnify Agent, Funding Agent, Collateral Agent and each Lender in accordance with the terms hereof shall continue.

   2.6  Statements.  Agent shall render a monthly statement of account to
        ----------
Borrowers within 20 days after the end of each month. Such statement of account shall constitute an account stated unless Borrower Representative makes written objection thereto within 30 days from the date such statement is mailed to Borrower Representative. Each of Agent and Funding Agent shall record in its books and records, including computer records, the principal amount of the Loans owing to each Lender from time to time. Agent's and Funding Agent's books and records including computer records shall constitute presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Failure by Agent or Funding Agent to make any such notation or record shall not affect the obligations of Borrowers to Lenders with respect to the Loans.

   2.7  Grant of Security Interest.  To secure the payment and performance of
        --------------------------
the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each Borrower hereby grants to Agent, on behalf of Lenders, a continuing security interest, lien and mortgage in and to all right, title and interest of such Borrower in all of such

Borrower's personal and real property, whether now owned or existing or hereafter acquired or arising and regardless of where located including, without limitation:

   (A) Accounts, and all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the rights of stoppage in transit, replevin and reclamation;

   (B) Inventory;

   (C) general intangibles (as defined in the UCC) including all agreements, leases, licenses and contracts to which such Borrower is or may become a party; all obligations or indebtedness owing to such Borrower (other than Accounts) or other rights to receive payments of money from whatever source arising and all collateral security therefor; all tax refunds and tax refund claims; all choses in action and causes of action; and all trade secrets and other confidential information relating to the business of such Borrower, whether or not reduced in writing, with respect to the conduct by such Borrower of its business not generally known by the public;

   (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods including all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers;

   (E) all "instruments," "chattel paper" and "letters of credit" (each as defined in the UCC) in which such Borrower now has or hereafter acquires any rights including, without limitation, checks, drafts, notes, bonds, debentures and certificates of deposit;

   (F) Equipment;

   (G) investment property (as defined in the UCC) including, without limitation, all securities (certificated and uncertificated), security accounts, security entitlements, commodity contracts and commodity accounts, as such terms are defined in the UCC;

   (H) Intellectual Property;

   (I) all "fixtures" (as defined in the UCC) now owned or hereafter acquired by such Borrower including, without limitation, plant fixtures, trade fixtures and business fixtures, wherever located, and all additions and accessions thereto and replacements therefor;

   (J) Mortgaged Property;

   (K) all deposit accounts of any Borrower maintained with any bank or financial institution;

   (L) all cash and other monies and property of any Borrower in the possession or under the control of Agent, Funding Agent, Collateral Agent, any Lender or any participant;

   (M) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

   (N) proceeds and products of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

  The obligations of each Borrower under this subsection 2.7 with respect to any
                                              --------------
property of such Borrower which is not located in the United States shall be discharged by its execution and delivery of the Foreign Security Documents to which it is a party.

   2.8  Capital Adequacy and Other Adjustments.  In the event Agent, Funding
        --------------------------------------
Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Agent, Funding Agent or such Lender or any corporation controlling Agent, Funding Agent or such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction (including without limitation any guideline or other requirement implementing the Basle Accord) does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Agent, Funding Agent or such Lender or any corporation controlling Agent, Funding Agent or such Lender and thereby reducing the rate of return on Agent's, Funding Agent's or such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrowers shall within 15 days after notice and demand from such Lender or Funding Agent (in each case with a copy to Agent) or Agent (together with the certificate referred to in the next sentence) pay to Agent, Funding Agent or such Lender additional amounts sufficient to compensate Agent, Funding Agent or such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent, Funding Agent or any Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes. "Basle Accord" means the statement of the Basle Committee on Banking
            ------------
Regulations and Supervisory Practices dated July 1988 and entitled "International Convergence of Capital Measurement and Capital Standards", as amended, modified, supplemented, restated or replaced.

   2.9  Taxes.
        -----

   (A) No Deductions.  Any and all payments or reimbursements made hereunder
       -------------
shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of any Lender, Agent or Funding Agent by the jurisdiction under the laws of which Agent, Funding Agent or such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Agent's, Funding Agent's or such Lender's applicable lending office or any political subdivision thereof (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding such taxes imposed on net income, herein "Tax Liabilities"). If a
                                                    ---------------
Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable by such Borrower hereunder to Agent, Funding Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Agent, Funding Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.

   (B) Changes in Tax Laws.  In the event that, subsequent to the Closing Date,
       -------------------
(i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Agent, Funding Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

        (1) does or shall subject Agent, Funding Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent, Funding Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent, Funding Agent or such Lender); or

        (2) does or shall impose on Agent, Funding Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein;

  and the result of any of the foregoing is to increase the cost to Agent, Funding Agent or such Lender of issuing any Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder; then, in any such case, Borrowers shall promptly pay to Agent, Funding Agent or such Lender, as the case may be, upon its demand, any additional amounts necessary to compensate Agent, Funding Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent, Funding Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent, Funding Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrowers of the event by reason of which Agent, Funding Agent or such Lender has become so entitled (with Funding Agent or any such Lender concurrently notifying Agent). A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent, Funding Agent or any Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

   (C) Foreign Lenders.  Each Lender organized under the laws of a jurisdiction
       ---------------
outside the United States (a "Foreign Lender") as to which payments to be made
                              --------------
under this Agreement are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrowers and Agent (i) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement, (a "Certificate of
                                                      --------------
Exemption"), or (ii) a letter from any such Foreign Lender stating that it is
---------
not entitled to any such exemption or reduced rate of withholding (a "Letter of
                                                                      ---------
Non-Exemption").  Prior to becoming a Lender under this Agreement and within 15
-------------
days after a reasonable written request of Borrowers or Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrowers and Agent.

     If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrowers and Agent within the time periods set forth in the preceding paragraph, Borrowers shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrowers shall not be required to pay any additional amounts as a result of such withholding; provided, however, that all such
                                         --------  -------
withholding shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Borrowers and Agent.

   (D) Deduction from Payments Made by Agent, Funding Agent or Lenders.  With
       ---------------------------------------------------------------
prejudice to subsection 2.9(A), if Agent or Funding Agent is required to
             -----------------
withhold or deduct an amount in respect of any Tax Liabilities from or in respect of any payments made hereunder to any Lender, the relevant Borrower shall, upon demand of Agent, pay such additional amounts to Agent or Funding Agent, as the case may be, so that the relevant Lender receives an amount equal to the sum it would have received had no such deductions been made.

   (E) Tax on Receipts.  If and to the extent that either:
       ---------------

       (i) an amount deducted or withheld from any payment or an additional amount payable for the account of any Lender by reason of a deduction or withholding pursuant to subsection 2.9(A); or
                                                 -----------------

      (ii) an amount in respect of increased costs payable pursuant to subsection 2.8 or 2.9(B)
           --------------    ------

     is brought into account by a Lender as a receipt for the purposes of taxation and such amount proves inadequate, by reason of the absence of a credit, deduction or other relief which is (in any case) immediately and effectively received, fully and immediately to indemnify the relevant Lender on an after-tax basis against the cost, payment, deduction or withholding in question, the relevant Borrower will on demand pay such further sum to Agent for the account of the relevant Lender as is necessary to remedy the inadequacy.

   2.10 Required Termination and Prepayment.  If on any date any Lender shall
        -----------------------------------
have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Loans has become unlawful or impossible by compliance by such Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Borrowers, Agent and Funding Agent of that determination. Subject to prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of LIBOR Loans as contemplated by subsection 2.12, the obligation of such Lender to make or maintain its LIBOR
---------------
Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrowers shall, no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.10 is made, or
                                                    ---------------
earlier when required by law, repay or prepay LIBOR Loans together with all interest accrued thereon or convert LIBOR Loans to Base Rate Loans.

   2.11 Optional Prepayment/Replacement of  Lenders in Respect of Increased
        -------------------------------------------------------------------
Costs. Within 15 days after receipt by Borrowers of written notice and demand
-----
from any Lender (an "Affected Lender") for payment of additional costs as
                     ---------------
provided in subsection 2.8 or subsection 2.9, Borrowers may, at their option,
            --------------    --------------
notify Agent and such Affected Lender of their intention to do one of the following:

     (a) Borrowers may obtain, at Borrowers' expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall
--------------------
be reasonably satisfactory to Agent. In the event Borrowers obtain a Replacement Lender within 90 days following notice of their intention to do so, the Affected Lender shall sell and assign its Loans and Commitments to such Replacement Lender provided, that Borrowers have reimbursed such Affected Lender
                   --------
for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment; or

     (b) Borrowers may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender's Commitments. Borrowers shall, within 90 days following notice of their intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender, including such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment and terminate such Affected Lender's Commitments.

   2.12 Compensation.  Borrowers shall compensate each Lender, upon written
        ------------
request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities including, without limitation, any loss sustained by such Lender in connection with the re-employment of such funds: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation; (ii) if any prepayment of any of its

LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by Borrowers; or
(iv) as a consequence of any other default by Borrowers to repay their LIBOR Loans when required by the terms of this Agreement; provided that during the
                                                    --------
period while any such amounts have not been paid, Agent and Funding Agent shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

   2.13 Booking of LIBOR Loans.  Each Lender may make, carry or transfer LIBOR
        ----------------------
Loans and/or any Loans denominated in any particular Available Currency at, to, or for the account of, any of its branch offices or the office of an affiliate of such Lender.

   2.14 Assumptions Concerning Funding of LIBOR Loans.  Calculation of all
        ---------------------------------------------
amounts payable to Lenders under subsection 2.12 shall be made as though each
                                 ---------------
Lender had actually funded its relevant LIBOR Loan through the purchase of a LIBOR deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; provided, however, that each Lender may
                                        --------  -------
fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under subsection 2.12.
---------------

   2.15 Appointment of Borrower Representative. U.K. Borrower hereby designates
        --------------------------------------
U.S. Borrower as its representative and agent on its behalf for the purposes of executing and delivering Borrowing Base Certificates, Notices of Borrowing, Notices of Conversion/Continuation, Compliance Certificates and other reports and certificates required to be delivered hereunder, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of such Borrower under the Loan Documents. U.S. Borrower hereby accepts such appointment. Agent, Funding Agent, Collateral Agent or any Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

                         SECTION 3.  CONDITIONS TO LOANS
                                     -------------------

   The obligations of Agent, Funding Agent and each Lender to make Loans and the obligation of Agent or any Lender to issue Lender Letters of Credit on the Closing Date and on each Funding Date are subject to satisfaction of all of the terms and conditions set forth in this Agreement and in the Conditions Rider
                                                            ----------------
attached hereto and the accuracy of all the representations and warranties of Borrowers and the other Loan Parties set forth herein and in the other Loan Documents.

   SECTION 4.  BORROWERS' REPRESENTATIONS, WARRANTIES
               --------------------------------------

                             AND CERTAIN COVENANTS
                             ---------------------

          To induce Agent, Funding Agent, Collateral Agent and each Lender to enter into the Loan Documents, to make and to continue to make Loans and to issue and to continue to issue Lender Letters of Credit, Borrowers jointly and severally represent, warrant and covenant to Agent, Funding Agent, Collateral Agent and each Lender that, after giving effect to the consummation of the transactions contemplated hereunder, the following statements are and will be true, correct and complete and, unless specifically limited, shall remain so for so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations:

     4.1  Organization, Powers, Capitalization.
          ------------------------------------

          (A) Organization and Powers.  Each of the Loan Parties is a
              -----------------------
corporation duly organized, validly existing and, in the case of U.S. Borrower and each other Loan Party domiciled in the United States of America, in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all jurisdictions where such qualification is required except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

          (B) Capitalization.  The authorized capital stock of each of the Loan
              --------------
Parties and its respective Subsidiaries is as set forth on Schedule 4.1(B),
                                                           ---------------
which Schedule includes a description of all preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any shares of capital stock or other securities of any such entity. All issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent or Collateral Agent, as applicable, for the benefit of Lenders, and such shares were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. Each Loan Party will promptly notify Agent of any change in its ownership or corporate structure.

     4.2  Authorization of Borrowing, No Conflict.  Each Borrower has the
          ---------------------------------------
corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated by the Loan Documents by each Loan Party do not contravene any applicable law (including without limitation Section 151 of the Companies Act), the corporate charter or bylaws (or equivalent organizational documents) of any Loan Party or any agreement or order by which any Loan Party or any Loan Party's property is bound. The Loan Documents are the legally valid and binding obligations of the applicable Loan Parties respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

     4.3  Financial Condition.  All financial statements concerning Borrowers
          -------------------
and their respective Subsidiaries furnished by or on behalf of any Borrower or any such Subsidiary to

Agent, Funding Agent or any Lender pursuant to this Agreement have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Projections delivered by Borrowers will be prepared in light of the past operations of the business of Borrowers and their respective Subsidiaries, and such Projections will represent the good faith estimate of Borrowers and their senior management concerning the most probable course of their business as of the date such Projections are delivered.

     4.4  Indebtedness and Liabilities.  As of the Closing Date, neither any
          ----------------------------
Borrower nor any Subsidiary thereof has (a) any Indebtedness except as reflected on the most recent financial statements delivered to Agent and Lenders; or (b) any Liabilities other than as reflected on the most recent financial statements delivered to Agent and Lenders or as incurred in the ordinary course of business following the date of such most recent financial statements delivered to Agent and Lenders. Borrowers shall promptly deliver copies of all notices given or received by any Borrower or any Subsidiary thereof with respect to noncompliance with any term or condition related to the Subordinated Debt or any other Indebtedness, and shall promptly notify Agent of any potential or actual Event of Default with respect to the Subordinated Debt or any other Indebtedness.

     4.5  Account Warranties. Except as otherwise disclosed to Agent in writing,
          ------------------
Borrowers represent and warrant as to each Account that: at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, offsets or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to an Affiliate or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); the applicable Borrower is the lawful owner of the Account and has the right to assign the same to Agent or Collateral Agent, as applicable, for the benefit of Lenders; the Account is free of all security interests, liens and encumbrances other than those in favor of Agent or Collateral Agent, as applicable, on behalf of Lenders, and the Account is due and payable in accordance with its terms.

     4.6  Names and Locations.  Schedule 4.6 sets forth all names, trade names,
          -------------------   ------------
fictitious names and business names under which each Borrower currently conducts business or has at any time during the past five years conducted business and the name of any entity which any Borrower has acquired in whole or in part or from whom any Borrower has acquired a significant amount of assets within the past five years and sets forth the location of each Borrower's principal place of business, the location of each Borrower's books and records, the location of all other offices of each Borrower and all Collateral locations, and such locations are the applicable Borrower's sole locations for its business and the Collateral. Each Borrower and each of their respective Subsidiaries will give Agent at least 30 days advance written notice of: (a) any change of name or of any new trade name or fictitious business name, (b) any change of principal place of business, (c) any change in the location of such party's books and records or the Collateral, or (d) any new location for such Person's books and records or the Collateral. Agent shall have given its prior written consent to any such new principal place of business or other new location in the event that U.S. Borrower proposes to move its principal place of business or the location where its books and records are kept to a location outside of the United States or proposes to establish any new Collateral location which is not in the United States or the Netherlands, or in the event U.K. Borrower proposes to move its principal place of business or the location where its books and records are kept, or proposes to establish any new Collateral location, to a location outside of England.

     4.7  Title to Properties; Liens.  Each Borrower and each of their
          --------------------------
respective Subsidiaries has good, sufficient and legal title to all of its respective material properties and assets, in each case, free and clear of all Liens except Permitted Encumbrances.

     4.8  Litigation; Adverse Facts.  There are no judgments outstanding against
          -------------------------
any Loan Party or affecting any property of any Loan Party nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of any Borrower after due inquiry, threatened against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to result in any Material Adverse Effect. Promptly upon any officer of any Borrower or any of their respective Subsidiaries obtaining knowledge of (a) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrowers to Agent or (b) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which could reasonably be expected to have a Material Adverse Effect, Borrowers will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter. For the purpose of providing full disclosure to Agent and Lenders, Borrowers have set forth on Schedule 4.8 a list and brief description of pending
                            ------------
litigation to which any Borrower is a party, provided that Borrowers represent
                                             --------
and warrant that no such litigation could reasonably be expected to result in any Material Adverse Effect.

     4.9  Payment of Taxes.  All necessary tax returns and reports of each Loan
          ----------------
Party required to be filed by any of them have been timely filed and are complete and accurate in all material respects. All taxes, assessments, fees and other governmental charges which are due and payable by any Loan Party have been paid when due; provided that no such tax need be paid if the applicable
                    --------
Loan Party is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if such Loan Party has established appropriate reserves as shall be required in conformity with GAAP. As of the Closing Date, none of the tax returns of any Loan Party are under audit and Borrowers shall promptly notify Agent in the event that any Loan Party's tax returns become the subject of an audit. No tax liens have been filed against any Loan Party. No material claim is being asserted with respect to any taxes payable by any Loan Party. The charges, accruals and reserves on the books of each Loan Party in respect of any taxes or other governmental charges are in accordance with GAAP. U.S. Borrower's federal tax identification number is 95-3528840.

     4.10 Performance of Agreements.  None of the Loan Parties and none of their
          -------------------------
respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

     4.11 Employee Benefit Plans.  Each Loan Party and each ERISA Affiliate is
          ----------------------
in compliance, and will continue to remain in compliance, in all material respects with all applicable provisions of ERISA, the IRC and all other applicable federal, state or foreign laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by any Loan Party or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan. Neither any Borrower nor any of their respective Subsidiaries shall establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material.

     4.12 Intellectual Property.  Each Borrower and each of their respective
          ---------------------
Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all such Intellectual Property is identified on
Schedule 4.12.
-------------

     4.13 Broker's Fees.  No broker's or finder's fee or commission will be
          -------------
payable with respect to any of the transactions contemplated hereby.

     4.14 Environmental Compliance.  Each Loan Party is in compliance with all
          ------------------------
applicable Environmental Laws, except for where failure to be in compliance could not be expected to subject the Loan Parties to liabilities, costs or expenses in excess of $250,000 in the aggregate. There are no claims, liabilities, Liens, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or threatened against any Loan Party or relating to any real property currently or formerly owned, leased or operated by any Loan Party except for the matters disclosed on Schedule 4.8, none of which could reasonably
                                    ------------
be expected to result in a Material Adverse Effect. Notwithstanding anything contained herein to the contrary, in relation to any matter under Environmental Laws of the United Kingdom (a) U.K. Borrower shall not be obligated to notify Agent, Funding Agent, Collateral Agent or any Lender of the existence of any actual or potential Environmental Claim or environmental condition (except where such Environmental Claim or environmental condition is likely to have a Material Adverse Effect), and (b) neither Agent, Funding Agent, Collateral Agent nor any Lender shall be entitled to take any steps in relation to any such matter except where the failure to take such steps would be likely to have a Material Adverse Effect.

     4.15 Solvency. From and after the date of this Agreement (a) U.S. Borrower:
          --------
(i) owns assets the fair salable value of which are greater than the total amount of its liabilities (including contingent liabilities); (ii) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due; and (b) U.K. Borrower (i) is not and will not be unable to pay its debts within the meaning of Section 123 of the Insolvency Act of 1986 (England and Wales); (ii) is not and will not become unable to pay its debts as they fall due; and (iii) has not and will not suspend or threaten to suspend making payments (whether of principal, interest, or otherwise) with respect to all or any class of its debts.

     4.16 Disclosure.  No representation or warranty of any Borrower, any of
          ----------
their respective Subsidiaries or any other Loan Party contained in this Agreement, the financial statements, the other Loan Documents, or any other document, certificate or written statement furnished to Agent, Funding Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the
circumstances in which the same were made.   There is no material fact known to
any Borrower that has had or could have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent, Funding Agent or any Lender for use in connection with the transactions contemplated hereby.

     4.17 Insurance.  Each Borrower and each of their respective Subsidiaries
          ---------
maintains adequate insurance policies for public liability, property damage, product liability, and business interruption with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts acceptable to Agent. Each Borrower shall cause Agent or Collateral Agent, as applicable, for itself and on behalf of Lenders, to be named as loss payee on all insurance policies relating to any Collateral and shall cause Agent, Collateral Agent and each Lender to be named as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance satisfactory to Agent and shall collaterally assign to Agent or Collateral Agent, as applicable, for itself and on behalf of Lenders, as security for the payment of the Obligations, all business interruption insurance of Borrowers. On or prior to the Closing Date Borrowers shall, at their expense, obtain a key man life insurance policy of at least $1,000,000 insuring the life of David L. Lokken, which policy shall be issued by an insurer acceptable to Agent and with respect to which Agent, for the benefit of Agent and Lenders, shall be named as sole loss payee. Borrowers represent and warrant that no notice of cancellation has been received with respect to any such policies and each Borrower and each of their respective Subsidiaries is in compliance with all conditions contained in any such policies. Borrowers shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(B). In the event any Borrower fails to provide Agent with
   -----------------
evidence of the insurance coverage required by this Agreement, Agent may, but is not required to, purchase insurance at Borrowers' expense to protect Agent's, Collateral Agent's and the Lenders' interests in the Collateral. This insurance may, but need not, protect Borrowers' interests. The coverage purchased by Agent may not pay any claim made by any Borrower or any claim that is made against any Borrower in connection with the Collateral. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrowers have obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrowers will be responsible for the costs of that insurance, including interest thereon and other charges imposed on Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance, and such costs may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrowers are able to obtain on their own.

     4.18 Compliance with Laws.  No Loan Party is in violation of any law,
          --------------------
ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any Environmental Law, which violation would subject any Loan Party or any of their respective officers to criminal liability or would have a Material Adverse Effect, and no such violation has been alleged.

     4.19 Bank Accounts.  Schedule 4.19 sets forth the account numbers and
          -------------   -------------
locations of all bank accounts of each Borrower and their respective Subsidiaries. No Borrower shall establish any new bank accounts, or amend or terminate any Blocked Account or lockbox agreement, without Agent's prior written consent.

     4.20 Employee Matters.  Except as set forth on Schedule 4.20, (a) no Loan
          ----------------                          -------------
Party nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party, and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrowers after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business, which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.20, no Loan Party is subject to an employment contract.
         -------------

     4.21 Governmental Regulation.  None of the Loan Parties is subject to
          -----------------------
regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any statute or regulation of any Governmental Authority limiting its ability to incur indebtedness for borrowed.

     4.22 Access to Accountants and Management.  Each Borrower authorizes Agent
          ------------------------------------
or its designee (which may include Funding Agent) and Lenders to discuss the financial condition and financial statements of Borrowers and their respective Subsidiaries with Borrowers' Accountants upon reasonable notice to Borrowers of its intention to do so, and authorizes Borrowers' Accountants to respond to all of Agent's inquiries. Agent may and, with the consent of Agent, which will not be unreasonably denied, each Lender may, confer with each Borrower's management directly regarding Borrowers' business, operations and financial condition.

     4.23 Inspection.  Each Borrower shall permit Agent or its designee (which
          ----------
may include Funding Agent) and any authorized representatives designated by Agent to visit and inspect any of the properties of each Borrower or any of their respective Subsidiaries, including their financial and accounting records, and, in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss their affairs, finances and business with their officers and Borrowers' Accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Each Lender may, with the consent of Agent which will not be unreasonably denied, accompany Agent on any such visit or inspection.

     4.24 Collateral Records.  Each Borrower shall keep full and accurate books
          ------------------
and records relating to the Collateral and shall mark such books and records to indicate Agent's (or Collateral Agent's, as applicable) security interests in the Collateral, for the benefit of Lenders.

     4.25 Account Covenants; Verification.  Each Borrower shall, at its own
          -------------------------------
expense: (a) cause all invoices evidencing Accounts and all copies thereof to bear a notice that such invoices are payable to the applicable lockboxes established in accordance with subsection 4.26 and (b) use its best efforts to assure prompt payment of all
---------------
amounts due or to become due under the Accounts. No discounts, credits or allowances (other than in the ordinary course of business consistent with past practices) will be issued, granted or allowed by any Borrower to customers and no returns will be accepted without Agent's prior written consent; provided,
                                                                   --------
that until Agent notifies Borrowers to the contrary, Borrowers may presume consent. The applicable Borrower will promptly notify Agent in the event that a customer alleges any dispute or claim with respect to an Account or of any other circumstances known to such Borrower that may impair the validity or collectibility of an Account. Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, no Borrower shall, without the prior consent of Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

     4.26 Collection of Accounts and Payments. (A) U.S. Borrower.  U.S.
          -----------------------------------      -------------
Borrower shall establish lockboxes and blocked accounts (collectively, "U.S.
                                                                        ----
Blocked Accounts") in such Borrower's name with such banks ("U.S. Collecting
----------------                                             ---------------
Banks") as are acceptable to Agent (subject to irrevocable instructions
-----
acceptable to Agent as hereinafter set forth) to which all account debtors shall directly remit all payments on Accounts of U.S. Borrower and in which U.S. Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The U.S. Collecting Banks shall acknowledge and agree, in a manner satisfactory to Agent, that all payments made to the U.S. Blocked Accounts are the sole and exclusive property of Agent, for the benefit of Agent and Lenders, and that the U.S. Collecting Banks have no right to setoff against the U.S. Blocked Accounts and that all such payments received will be promptly transferred to Agent's Account. U.S. Borrower hereby agrees that all payments made to such U.S. Blocked Accounts or otherwise received by Agent and whether on the Accounts of U.S. Borrower or as proceeds of other Collateral of U.S. Borrower or otherwise will be the sole and exclusive property of Agent, for the benefit of Agent and Lenders. U.S. Borrower shall irrevocably instruct each U.S. Collecting Bank to promptly transfer all payments or deposits to the U.S. Blocked Accounts into Agent's Account. If any Borrower, or any of their respective Affiliates, employees, agents or other Person acting for or in concert with such Borrower, shall receive any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral of U.S. Borrower, such Borrower or such Person shall hold such instrument or funds in trust for Agent for the benefit of Agent and Lenders, and, immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to the U.S. Blocked Accounts or to Agent at its address set forth in subsection 10.3 below.
             ---------------

          (B) U.K. Borrower. U.K. Borrower shall establish lockboxes and blocked
              -------------
accounts (collectively, "U.K. Blocked Accounts") in such Borrower's name with
                         ---------------------
such banks ("U.K. Collecting Banks") as are acceptable to Agent (subject to
             ---------------------
irrevocable instructions acceptable to Agent as hereinafter set forth) to which all account debtors shall directly remit all payments on Accounts and in which such Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. Each U.K. Collecting Bank shall acknowledge and agree, in a manner satisfactory to Agent, that from and after the date Collateral Agent (with the prior consent of Agent) delivers a notice (a "Redirection Notice") to such U.K.
    ------------------

Collecting Bank, all payments made to the U.K. Blocked Accounts maintained at such U.K. Collecting Bank are the sole and exclusive property of Collateral Agent, for the benefit of Agent and Lenders, and that such U.K. Collecting Bank has no right to setoff against the U.K. Blocked Accounts maintained by it and that all such payments received will be promptly transferred to Agent's Account. Prior to the delivery of a Redirection Notice to a U.K. Collecting Bank, such U.K. Collecting Bank may follow any directions given to it by U.K. Borrower with respect to the disposition of such funds in the U.K. Blocked Accounts maintained at such U.K. Collecting Bank. U.K. Borrower hereby agrees that, from and after the delivery of a Redirection Notice, all payments made to such U.K. Blocked Accounts or otherwise received by Agent, Collateral Agent or Funding Agent and whether on the Accounts of U.K. Borrower or as proceeds of other Collateral of U.K. Borrower or otherwise will be the sole and exclusive property of Collateral Agent, for the benefit of Agent and Lenders. U.K. Borrower shall irrevocably instruct each U.K. Collecting Bank to promptly transfer all payments or deposits to the U.K. Blocked Accounts into Agent's Account from and after the delivery of a Redirection Notice. If any Borrower, or any of their respective Affiliates, employees, agents or other Person acting for or in concert with such Borrower, shall receive any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts of U.K. Borrower or other Collateral of U.K. Borrower, such Borrower or such Person shall hold such instrument or funds in trust for Collateral Agent for the benefit of Agent and Lenders, and, immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to the U.K. Blocked Accounts or to Agent at its address set forth in subsection 10.3 below.
         ---------------

     4.27 Inventory Warranties and Covenants.  Borrowers hereby represent and
          ----------------------------------
warrant that no Inventory included in the Borrowing Base at any time shall be subject to any title retention arrangement or similar arrangement by any seller or vendor of such Inventory.

     4.28 Shipments of Exchange Inventory and Work in Process.  In the event any
          ---------------------------------------------------
Borrower proposes to ship any Exchange Inventory and Work in Process to a customer location in the United States which customer location is not in any of the States of Alabama, Arizona, California, Florida, Georgia, Hawaii, Illinois, Indiana, Kansas, Kentucky, Minnesota, Missouri, New York, North Carolina, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas or Washington, such Borrower shall give Agent at least 30 days prior written notice of such shipment and shall duly execute and deliver such additional UCC-1 financing statements as may be requested by Agent in order to more fully perfect Agent's Lien in the Exchange Inventory and Work in Process to be shipped to such additional location.

  Borrowers may amend any one or more of the Schedules referred in this Section
                                                                        -------
4 (subject to prior notice to Agent, as applicable) and any representation,
-
warranty, or covenant contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended; provided, however, that in no event shall the amendment of any such
         --------  -------
Schedule constitute a waiver by Agent and Lenders of any Default or Event of Default that exists notwithstanding the amendment of such Schedule.

     SECTION 5.   REPORTING AND OTHER AFFIRMATIVE COVENANTS
                  -----------------------------------------

     Each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.
                  ---------

     5.1  Financial Statements and Other Reports.  Borrowers will deliver to
          --------------------------------------
Agent and each Lender (unless specified to be delivered solely to Agent) the financial statements and other reports contained in the Reporting Rider attached
                                                        ---------------
hereto.

     5.2  Endorsement.  Each Borrower hereby constitutes and appoints each of
          -----------
Agent, Funding Agent and Collateral Agent and all Persons designated by Agent (or by Funding Agent or Collateral Agent with the consent of Agent) for that purpose as such Borrower's true and lawful attorney-in-fact, with power to endorse such Borrower's name to any of the items of payment or proceeds described in subsection 4.26 above and all proceeds of Collateral that come into
             ---------------
Agent's, Funding Agent's or Collateral Agent's possession or under Agent's, Funding Agent's or Collateral Agent's control. Both the appointment of each of Agent, Funding Agent and Collateral Agent as each Borrower's attorney and each of Agent's, Funding Agent's and Collateral Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

     5.3  Maintenance of Properties.  Each Borrower will, and will cause each of
          -------------------------
its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of such Borrower and each such Subsidiary and will, and will cause each of its Subsidiaries to, make or cause to be made all appropriate repairs, renewals and replacements thereof.

     5.4  Compliance with Laws.  Each Borrower will, and will cause each of its
          --------------------
Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority as now in effect and which may be imposed in the future in all jurisdictions in which such Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

     5.5  Further Assurances.  Each Borrower shall, and shall cause each of its
          ------------------
Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents or deliver to Agent (or to Funding Agent or Collateral Agent at the request of Agent) such instruments, certificates of title, mortgages, deeds of trust, or other documents as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents.

      5.6  Mortgages; Title Insurance; Surveys.
           -----------------------------------

          (A) Mortgaged Property.  Each Borrower shall as promptly as possible
              ------------------
(and in any event within 60 days after such designation) deliver to Agent or Collateral Agent, as applicable, a fully executed Mortgage, in form and substance satisfactory to Agent, on any Mortgaged Property designated by Agent.

          (B) Title Insurance.  Within 30 days following delivery of any
              ---------------
Mortgage with respect to any Mortgaged Property, the applicable Borrower shall deliver or cause to be delivered to Agent or Collateral Agent, as applicable, ALTA lender's title insurance policies (or, in the case of Mortgaged Property which is not located in the United States, such similar policies insuring title to real property as may be customary in the jurisdiction in which such Property is located and which are otherwise acceptable to Agent) issued by title insurers reasonably satisfactory to Agent (the "Mortgage Policies") in form and substance
                                       -----------------
and in amounts reasonably satisfactory to Agent assuring Agent that the Mortgages are valid and enforceable first priority mortgage liens (or the equivalent thereof) on the respective Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably satisfactory to Agent and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Agent may reasonably request. In the case of each leasehold constituting Mortgaged Property, Agent or Collateral Agent, as applicable, shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Agent, which letters shall be in form and substance satisfactory to Agent.

          (C) Surveys.  Within 30 days following delivery of any Mortgage with
              -------
respect to any Mortgaged Property, the applicable Borrower shall deliver or cause to be delivered to Agent or Collateral Agent, as applicable current surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies including any Mortgaged Property for which a Mortgage Policy is issued. All such surveys shall be sufficient to allow the applicable title insurer to issue the Mortgage Policy to be delivered in respect of such Mortgaged Property pursuant to subsection 5.6(B).
                                       -----------------

     5.7  Use of Proceeds and Margin Security.  Each Borrower shall use the
          -----------------------------------
proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by any Borrower or any Subsidiary thereof for the purpose of purchasing or carrying margin stock within the meaning of Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act or the Companies Act.

     5.8  Bailee.  If any Collateral is at any time in the possession or control
          ------
of any warehouseman, bailee or any of any Borrower's agents or processors, the applicable Borrower shall, upon the request of Agent, notify such warehouseman, bailee, Agent or processor of the security interests in favor of Agent or Collateral Agent, as the case may be, for the benefit of

Lenders, created hereby and shall instruct such Person to hold all such Collateral for Agent's or Collateral Agent's account subject to Agent's or Collateral Agent's instructions.

     5.9  Year 2000.  Each Borrower has made an assessment of the microchip and
          ---------
computer-based systems and the software used in its business and based upon such assessment believes that it will be Year 2000 Compliant by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software,
                             -------------------
embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, any Borrower are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Agent, Borrowers shall provide to Agent such updated information as is requested regarding the status of their efforts to become Year 2000 Compliant.

     5.10 Maintenance of Certifications.  Each Borrower shall at all times
          -----------------------------
maintain, in full force and effect, all certifications, licenses, permits and any similar authorizations issued or otherwise granted by any Governmental Authority and necessary or desirable for the conduct of such Borrower's business, including without limitation any issued or granted by the Federal Aviation Authority of the United States or the Civil Aviation Authority of the United Kingdom. All such certifications, licenses, permits and similar authorizations issued to or otherwise held by either such Borrower as of the Closing Date are listed on Schedule 5.10.
                           -------------

                         SECTION 6.  FINANCIAL COVENANTS
                                     -------------------

     Borrowers covenant and agree that so long as any of the Commitments remain in effect and until indefeasible payment in full of all Obligations and termination of all Lender Letters of Credit, Borrowers shall comply with and shall cause each of their respective Subsidiaries to comply with all covenants contained in the Financial Covenant Rider.
                 ------------------------

                         SECTION 7.  NEGATIVE COVENANTS
                                     -------------------

     Borrowers covenant and agree that so long as any of the Commitments remain in effect and until indefeasible payment in full of all Obligations and termination of all Lender Letters of Credit, Borrowers shall not and shall not permit any of their respective Subsidiaries to:

     7.1  Indebtedness and Liabilities.  Directly or indirectly create, incur,
          ----------------------------
assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) intercompany Indebtedness, not to exceed $30,000,000 outstanding at any time in the aggregate, among Borrowers and their Subsidiaries; provided that such Indebtedness (and any Lien securing such
              --------
Indebtedness) is subordinated in right of payment to the Obligations; (c) Indebtedness (excluding Capital Leases) not to exceed $2,000,000 in the aggregate at any time outstanding secured by purchase money Liens; (d) Indebtedness under Capital Leases not to exceed $2,000,000 outstanding at any time in the aggregate; and (e) Indebtedness existing on the Closing Date (after giving effect to the consummation of the transactions contemplated hereunder) and identified on Schedule 7.1. Borrowers will not, and will not permit any of
                  ------------
their Subsidiaries to, incur any Liabilities except for Indebtedness permitted herein and trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which the applicable Borrower or the applicable Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that such Borrower or such Subsidiary has established adequate reserves therefor under GAAP.

     7.2  Guaranties.  Except for endorsements of instruments or items of
          ----------
payment for collection in the ordinary course of business, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

     7.3  Transfers, Liens and Related Matters.
          ------------------------------------

          (A) Transfers.  Sell, assign (by operation of law or otherwise) or
              ---------
otherwise dispose of, or grant any option with respect to, any of the Collateral or the assets of such Person, except that Borrowers and their Subsidiaries may
(i) sell and exchange Inventory in the ordinary course of business; and (ii) make Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $100,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $300,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; (4) the net proceeds of such Asset Disposition are applied as required by subsection
                                                                      ----------
2.4(B); (5) after giving effect to the sale or other disposition of the assets
------
included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Borrowers are in compliance on a pro forma basis with the covenants set forth in the Financial Covenant Rider recomputed for the most
                           ------------------------
recently ended month for which information is available and are in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall then exist or result from such sale or other disposition.

          (B) Liens.  Except for Permitted Encumbrances, directly or indirectly
              -----
create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

          (C) No Negative Pledges.  Enter into or assume any agreement (other
              -------------------
than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

          (D) No Restrictions on Subsidiary Distributions to Borrowers.  Except
              --------------------------------------------------------
as provided herein, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Borrower to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by such Borrower or any Subsidiary of such Borrower; (2) pay any indebtedness owed to Borrowers or any other Subsidiary; (3) make loans or advances to Borrowers or any other Subsidiary; or (4) transfer any of its property or assets to any Borrower or any other Subsidiary.

     7.4  Investments and Loans.  Make or permit to exist investments in or
          ---------------------
loans to any other Person, except: (a) U.K. Borrower may make investments in Cash Equivalents so long as no Redirection Notice has been given by Collateral Agent; and (b) Borrowers may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $250,000 at any time.

     7.5  Restricted Junior Payments.  Directly or indirectly declare, order,
          --------------------------
pay, make or set apart any sum for any Restricted Junior Payment, except that
(a) Subsidiaries of any Borrower may make Restricted Junior Payments with respect to their common stock (or equivalent equity interests) to the extent necessary to permit such Borrower to pay the Obligations, to make Restricted Junior Payments permitted under clauses (b), (c), (d) and (e) below, and to permit such Borrower to pay expenses incurred in the ordinary course of business
(b) U.S. Borrower may pay management fees to Unique in the amounts and on the respective dates required pursuant to the Unique Management Agreement, so long as (i) such payments do not exceed an aggregate of $150,000 per Fiscal Year, and
(ii) at the time any such payment is made and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (c) U.S. Borrower may repay up to $2,500,000 in principal amount of the Subordinated Debt in full on the Closing Date, so long as after giving effect to such repayment and after giving effect to the consummation of all of the other transactions contemplated hereunder on the Closing Date and the payment by Borrowers of all costs, fees and expenses relating thereto, Borrowers shall have Availability (determined on a pro forma basis, with Borrowers having no accounts payables which are more than 60 days past due, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $7,000,000; (d) following the Closing Date, U.S. Borrower may pay accrued and unpaid interest due and owing on an unaccelerated basis in respect to the Subordinated Debt, so long as at the time of any such payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and such payment is otherwise permitted to be made pursuant to the Subordination Agreement; and (e) following the Closing Date, U.S. Borrower may make annual repayments of the principal balance of the Subordinated Debt from a portion of its Excess Cash Flow, if any, for the immediately preceding Fiscal Year, commencing with Borrowers' 1999 Fiscal Year (i.e., assuming there is Excess Cash Flow available therefor, the first such principal repayment permitted hereunder would be made during Fiscal Year 2000) so long as (i) the mandatory prepayment from Excess Cash Flow payable for the most recently ended Fiscal Year preceding the date of such payment pursuant to subsection 2.4(B)(3)
                                                           --------------------
shall have been paid prior to the making of such principal payment; (ii) the amount of such principal payment does not exceed 25% of Excess Cash Flow for the most recently ended Fiscal Year; (iii) at the time of such principal payment and after giving effect thereto and to the mandatory prepayment of the Obligations payable pursuant to subsection 2.4(B)(3), Borrowers shall have Availability as
                    --------------------
of such date, and shall have had average daily excess Availability during the immediately preceding 60 day period prior to such date (determined in each case on a pro forma basis as of such date or for such period, as the case may be, with Borrowers having no accounts payables which are more than 60 days past due, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $3,000,000; and (iv) at the time of any such payment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and such payment is otherwise permitted to be made pursuant to the Subordination Agreement.

     7.6  Restriction on Fundamental Changes.  (a) Enter into any transaction of
          ----------------------------------
merger, consolidation, amalgamation or reconstruction; (b) liquidate, wind-up or dissolve itself or take any other action having substantially equivalent consequences (or suffer any liquidation or dissolution or similar event having substantially equivalent consequences); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock or other equity interests of any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other beneficial ownership of, any Person.

     7.7  Transactions with Affiliates.  Directly or indirectly, enter into or
          ----------------------------
permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for transactions in the ordinary course of the applicable Borrower's business and upon fair and reasonable terms which are fully disclosed to Agent and Lenders and which are no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

     7.8  Conduct of Business.  From and after the Closing Date, engage in any
          -------------------
business other than businesses of the type engaged in by such Loan Party on the Closing Date.

     7.9  Tax Consolidations.  File or consent to the filing of any consolidated
          ------------------
income tax return with any Person other than any other Borrower or any of their Subsidiaries.

     7.10 Subsidiaries.  Establish, create or acquire any new Subsidiaries.
          ------------

     7.11 Fiscal Year; Tax Designation.  Change its Fiscal Year; or elect to be
          ----------------------------
designated as an entity other than a sub-chapter C corporation as defined in IRC.

     7.12 Press Release; Public Offering Materials.  Disclose the name of Agent,
          ----------------------------------------
Funding Agent, Collateral Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party except as may be required by law or as approved in writing in advance by Agent, Funding Agent, Collateral Agent or such Lender, as the case may be.

     7.13 Bank Accounts.  Establish any new bank accounts, or attempt to amend
          -------------
or terminate any Blocked Account or lockbox agreement without Agent's prior written consent.

     7.14 Exchange Inventory and Work in Process Purchases.  Purchase any
          ------------------------------------------------
Exchange Inventory and Work in Process during the period commencing on the Closing Date through December 31, 1998; thereafter, Borrowers may purchase or otherwise acquire Exchange Inventory and Work in Process so long as (A) at the time of such purchase and after giving effect to the payment by the applicable Borrower of the purchase price for such Exchange Inventory and Work in Process, Borrowers have Availability of at least $2,500,000 (determined as set forth herein but after deducting therefrom the aggregate amount of any accounts payable of Borrowers which are more than 60 days past due, if any), and (B) the aggregate amount of Exchange Inventory and Work in Process purchased in any Fiscal Year does not exceed $9,000,000.

     7.15 Changes Relating to Subordinated Debt.  Change or amend the terms of
          -------------------------------------
the Subordinated Debt if the effect of such amendment is an attempt to: (a) increase the interest rate on such Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness; (d) change the payment provisions of such Indebtedness; (e) change the subordination provisions thereof; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner Lender.


                      SECTION 8.  DEFAULT, RIGHTS AND REMEDIES
                                  ----------------------------

     8.1  Event of Default.  "Event of Default" shall mean the occurrence or
          ----------------    ----------------
existence of any one or more of the following:

          (A) Payment.  Failure to make payment of any of the Obligations when
              -------
due; or

          (B) Default in Other Agreements.  (1) Failure of any Loan Party to pay
              ---------------------------
when due any principal or interest on any Indebtedness (other than the Obligations) or (2) breach or default by any Loan Party with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $100,000 or having an aggregate principal amount in excess of $250,000 to become or be declared due prior to its stated maturity; or

          (C) Breach of Certain Provisions.  Failure of any Loan Party to
              ----------------------------
perform or comply with any term or condition contained in paragraphs (A) and (B)
                                                          --------------     ---
of the Reporting Rider and subsections 5.3, 5.5 or 5.6 or contained in Section
       ---------------     ---------------  ---    ---                 -------
4, Section 6, Section 7 or the Financial Covenants Rider; or
-  ---------  ---------        -------------------------

          (D) Breach of Warranty.  Any representation, warranty, certification
              ------------------
or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

          (E) Other Defaults Under Loan Documents.  Any Borrower or any other
              -----------------------------------
Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within 10 days after receipt by Borrowers of notice from Agent, or Requisite Lenders, of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is
                   --------------
specified or which constitute immediate Events of Default); or

          (F) Involuntary Bankruptcy; Appointment of Receiver, etc.  (1) A court
              ----------------------------------------------------
enters a decree or order for relief with respect to any Loan Party in an involuntary case under any applicable federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal, state or foreign law; or (2) the continuance of any of the following events for 60 days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Loan Party under any applicable federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a receiver, liquidator, sequestrator, trustee, custodian or other fiduciary having similar powers over any Loan Party or over all or a substantial part of any Loan Party's property, is appointed; or (3) a petition is presented, or a meeting is convened for the purpose of considering a resolution, or other steps are taken, for making an administration order against or for the winding up of any Loan Party or an administration order or a winding up order is made against any Loan Party (other than for the purposes of and followed by a reconstruction previously approved by Lenders, unless during or following such reconstruction any Loan Party becomes or is declared to be insolvent); or

          (G) Voluntary Bankruptcy; Appointment of Receiver, etc.  (1) Any Loan
              --------------------------------------------------
Party commences a voluntary case under any applicable federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Loan Party makes any assignment for the benefit of creditors; or (3) the board of directors of any Loan Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(G); or
                                                  -----------------

          (H) Liens.  Any lien, levy or assessment is filed or recorded with
              -----
respect to or otherwise imposed upon all or any part of the Collateral or the assets of any Loan Party by any Governmental Authority (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within 10 days; or

          (I) Judgment and Attachments.  Any money judgment, writ or warrant of
              ------------------------
attachment, or similar process involving (1) an amount in any individual case in excess of $250,000 or (2) an amount in the aggregate at any time in excess of $500,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Loan Party or any assets of any Loan Party and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, but in any event not later than 5 days prior to the date of any proposed sale thereunder; or

          (J) Dissolution.  Any order, judgment or decree is entered against any
              -----------
Loan Party decreeing the dissolution or split up of such Loan Party and such order remains undischarged or unstayed for a period in excess of 20 days, but in any event not later than 5 days prior to the date of any proposed dissolution or split up; or

          (K) Solvency.  Any Borrower ceases to be solvent (as represented by
              --------
such Borrower in subsection 4.15) or admits in writing its present or
                 ---------------
prospective inability to pay its debts as they become due; or

          (L) Injunction.  Any Loan Party is enjoined, restrained or in any way
              ----------
prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for 30 days or more; or

          (M) Invalidity of Loan Documents.  Any of the Loan Documents for any
              ----------------------------
reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

          (N) Failure of Security.  Agent or Collateral Agent, as applicable, on
              -------------------
behalf of Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Agent or Collateral Agent or any Lender to take any action within its control; or

          (O) Damage, Strike, Casualty.  Any material damage to, or loss, theft
              ------------------------
or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

          (P) Licenses and Permits.  The loss, suspension or revocation of, or
              --------------------
failure to renew, any license, permit now held or hereafter acquired by any Loan Party (including without limitation any of those set forth on Schedule 5.10), if
                                                              -------------
such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

          (Q) Forfeiture.  There is filed against any Loan Party any civil or
              ----------
criminal action, suit or proceeding under any federal, state or foreign racketeering or similar statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within 120 days; and (2) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

          (R) Termination of Certain Contracts. (1) Any Customer Contract with a
              --------------------------------
Material Customer is terminated in whole or in part (if after giving effect to such partial termination such customer would no longer constitute a Material Customer) prior to its stated expiration or termination date; or (2) any Customer Contract with a Material Customer expires in whole or in part (if after giving effect to such partial expiration such customer would no longer constitute a Material Customer) in accordance with its terms and is not renewed in writing by such Material Customer; or (3) within a ninety (90) day period, Customer Contracts with customers which collectively accounted for ten percent (10%) or more of Borrowers' consolidated gross revenues as of the last day of the most recently completed fiscal quarter for the trailing twelve month period then ended are terminated prior to their stated expiration or termination date or expire without written renewal by the applicable customers; or (4) any Borrower receives notice from any customer or customers of its or their intention to wholly or partially terminate, or not renew, the Customer Contract to which it or they are parties, if such termination(s) or expiration(s) without renewal, once effected, would constitute an event described in clauses (1)
                                                               -----------
through (3) above; or
        ---

          (S) Change in Control or Management.  Any of the following occurs:
              -------------------------------
(1) all or substantially all of the assets of any Borrower or any of its Subsidiaries are sold, leased or otherwise disposed of (in a single transaction or in a series of related transactions); (2) the

Persons listed on Schedule 8.1(S) hereto which owned equity interests in U.S.
                  --------------
Borrower immediately prior to U.S. Borrower's initial public offering, or members of their immediate families or trusts for the benefit of members of their immediate families, fail to own, beneficially and of record, and control the power to vote, 35% of the equity securities of U.S. Borrower entitled to ordinary voting power during the two year period following the Closing Date, or 30% thereafter; (3) any person or entity or "affiliated group" (other than existing shareholders described on Schedule 8.1(S)) acquires more than 30% of
                                   ---------------
the equity securities of U.S. Borrower entitled to ordinary voting power; (4) less than a majority of those persons constituting the board of directors of U.S. Borrower as of the Closing Date fail to remain as members of the board of directors of U.S. Borrower; (5) David Lokken, Brian Aune, Brian Carr or Michael Riley ceases to be actively involved on a full time basis in their current capacities as executive level employees of U.S. Borrower at any time and a replacement acceptable to Requisite Lenders is not appointed (or another plan for replacement which is acceptable to the Requisite Lenders is not in place) within 90 days; (6) Dennis Biety ceases to be actively involved on a full time basis in his current capacity as managing director of U.K. Borrower at any time during the one year period following the Closing Date and a replacement acceptable to Requisite Lenders is not appointed (or another plan for replacement which is acceptable to the Requisite Lenders is not in place) within 90 days; or (7) U.K. Borrower ceases to be a wholly owned subsidiary of U.S. Borrower.

     8.2  Suspension of Commitments.  Upon the occurrence of any Default or
          -------------------------
Event of Default, notwithstanding any grace period or right to cure, Agent may and may direct Funding Agent to, or, upon demand by Requisite Lenders, Agent and Funding Agent shall, without notice or demand, immediately cease making additional Loans and issuing additional Lender Letters of Credit and the Commitments shall be suspended; provided that, in the case of a Default, if the
                                --------
subject condition or event is waived or cured within any applicable grace or cure period, the Commitments shall be reinstated.

     8.3  Acceleration.  Upon the occurrence of any Event of Default described
          ------------
in the foregoing subsections 8.1(F) or 8.1(G), all Obligations shall
                 ----------------------------
automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders, Agent shall, by written notice to Borrowers, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and (b) demand that Borrowers immediately deposit with Agent an amount equal to 105% of the Letter of Credit Reserve to enable Agent or any Lender that has issued any Lender Letter of Credit to make payments under the Lender Letters of Credit when required and such amount shall become immediately due and payable.

     8.4  Remedies.  If any Event of Default shall have occurred and be
          --------
continuing, in addition to and not in limitation of any other rights or remedies available to Agent, Funding Agent, Collateral Agent and Lenders at law or in equity, each of Agent and, with the consent of Agent, Collateral Agent may, and upon the request of Requisite Lenders, each or either of Agent and Collateral Agent shall, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) require Borrowers to, and each Borrower hereby agrees that it will, at its expense and upon request of Agent or Collateral Agent, as the case may be, forthwith, assemble all or part of the Collateral as directed by Agent or Collateral Agent and make it available to Agent or Collateral Agent at a place to be designated by Agent or Collateral Agent which is reasonably convenient to both applicable parties; (b) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in subsection
                                                                    ----------
8.7; and (c) without notice or demand or legal process, enter upon any premises
---
of each or any Borrower and take possession of any or all of the Collateral. Each Borrower agrees that, to the extent notice of sale of the Collateral or any part thereof shall be required by law, at least 10 days notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral (whether public or private), if permitted by law, Agent, Collateral Agent (with the prior written consent of Agent) or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent, Collateral Agent or such Lender. Neither Agent nor Collateral Agent shall be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrowers shall remain jointly and severally liable for any deficiency. Agent or, with the consent of Agent, Collateral Agent, may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Borrower hereby specifically waives all rights of redemption, stay, appraisal or similar or substantially equivalent rights which it has or may have under any law now existing or hereafter enacted. Neither Agent nor Collateral Agent shall be required to proceed against any Collateral but may proceed against Borrowers or any Borrower directly, provided that in the case of
                                            --------
Collateral Agent, Agent shall have given its prior written consent.

     8.5  Appointment of Attorney-in-Fact.  Each Borrower hereby constitutes and
          -------------------------------
appoints each of Agent, Funding Agent and Collateral Agent as such Borrower's attorney-in-fact with full authority in the place and stead of such Borrower and in the name of such Borrower, Agent, Funding Agent, Collateral Agent or otherwise, from time to time in Agent's discretion or, with the consent of Agent, Funding Agent's or Collateral Agent's discretion, while an Event of Default is continuing to take any action and to execute any instrument that Agent, Funding Agent or Collateral Agent, as applicable, may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Agent or, with the prior consent of Agent, Funding Agent, Collateral Agent, may deem necessary or desirable for the collection of or to preserve the value of any of the Collateral or otherwise to enforce the rights of Agent, Funding Agent, Collateral Agent and Lenders with respect to any of the Collateral; and
(e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of each of Agent, Funding Agent and Collateral Agent, each Borrower's attorney, and each of Agent's, Funding

Agents's and Collateral Agent's rights and powers, are coupled with an interest and are irrevocable until indefeasible payment in full and complete performance of all of the Obligations.

     8.6  Limitation on Duty of Agent with Respect to Collateral.  Beyond the
          ------------------------------------------------------
safe custody thereof, none of Agent, Funding Agent, Collateral Agent or any Lender shall have any duty with respect to any Collateral in its possession or control (or in the possession or control of any Agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent, Funding Agent, Collateral Agent and each Lender shall each be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent, Funding Agent, Collateral Agent or such Lender, as applicable, accords its own property. Neither Agent, Funding Agent, Collateral Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other Agent or bailee selected by any Borrower or selected by Agent, Funding Agent, Collateral Agent or any Lender in good faith.

     8.7  Application of Proceeds.  Upon the occurrence and during the
          -----------------------
continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent or Funding Agent from or on behalf of Borrowers, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous entry by Agent or Funding Agent upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied (it being understood that Agent shall have the right to convert, at a rate of exchange equal to the Spot Rate as of such conversion date and at the Borrowers' expense, any of such payments or proceeds of Collateral into any Available Currency or Available Currencies in which any such Obligations are denominated): first, to all fees, costs and
                                             -----
expenses incurred by or owing to Agent, Collateral Agent and Funding Agent with respect to this Agreement, the other Loan Documents or the Collateral; second,
                                                                       ------
to all fees, costs and expenses incurred by or owing to any Lender with respect to this Agreement, the other Loan Documents or the Collateral; third, to accrued
                                                               -----
and unpaid interest on the Obligations; fourth, to the principal amounts of the
                                        ------
Obligations outstanding; and fifth, to any other indebtedness or obligations of
                             -----
any Borrower owing to Agent, Funding Agent, Collateral Agent or any Lender.

     8.8  License of Intellectual Property.  Each Borrower hereby assigns,
          --------------------------------
transfers and conveys to each of Agent and Collateral Agent, for the benefit Lenders, effective upon the occurrence of any Event of Default hereunder, the non-exclusive right and license to use all Intellectual Property owned or used by such Borrower together with any goodwill associated therewith, all to the extent necessary to enable Agent or Collateral Agent, as the case may be, to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Agent, Collateral Agent and their respective successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge.

     8.9  Waivers, Non-Exclusive Remedies.  No failure on the part of Agent,
          -------------------------------
Funding Agent, Collateral Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by Agent, Funding Agent, Collateral Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and shall in no way limit any other remedies provided by law.

       SECTION 9.  AGENT, FUNDING AGENT AND COLLATERAL AGENT
                   -----------------------------------------

     9.1  Agents.
          ------

          (A) Appointment. (1)  Appointment of Agent. Each Lender hereto and,
              -----------       --------------------
upon obtaining an interest in any Loan, any participant, transferee or other assignee of any Lender, irrevocably appoints, designates and authorizes Heller as Agent to take such actions or refrain from taking such action as its Agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof or of any other Loan Document, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its directors, officers, employees or agents shall be liable for any action so taken.

     (2)  Appointment of Funding Agent. Each Lender hereto and, upon obtaining
          ----------------------------
an interest in any Loan, any participant, transferee or other assignee of any Lender, irrevocably appoints, designates and authorizes NMB-Heller as Funding Agent to (a) at the request of Agent, make Revolving Advances to Borrowers on behalf of each Lender in accordance with the applicable provisions of Section 2,
                                                                      ---------
and (b) take such actions or refrain from taking such action as its funding agent on its behalf and to exercise such powers hereunder as are delegated to Funding Agent by the terms hereof and of any other Loan Document, together with such powers as are reasonably incidental thereto. Neither Funding Agent nor any of its directors, officers, employees or agents shall be liable for any action so taken. Notwithstanding the foregoing or any other provision of the Loan Documents to the contrary, the parties hereto acknowledge and agree that until such time, if any, as Agent and Funding Agent shall have entered into agreements satisfactory to them (and to Borrower Representative to the extent the provisions of any such agreement affect Borrowers) setting forth the details of the funding and settlement procedures between or among Agent, Funding Agent and Lenders, and establishing the compensation and any other amounts payable to Funding Agent for its services in such capacity (i) neither Borrower Representative on behalf of Borrowers nor Agent shall be entitled to request that any Advances be made by Funding Agent on behalf of Lenders pursuant to subsection 2.1(E), and (ii) Funding Agent shall not be required to perform any
-----------------
of the duties or obligations imposed upon Funding Agent in its capacity as such hereunder or under any other Loan Document.

     (3)  Appointment of Collateral Agent. Each Lender hereto and, upon
          -------------------------------
obtaining an interest in any Loan, any participant, transferee or other assignee of any Lender, irrevocably appoints, designates and authorizes NMB-Heller (together with any sub-agents appointed by NMB-Heller with the prior consent of Agent, in the event such sub-agents are required to take, hold, maintain, perfect or enforce Liens on Collateral located outside of the United States or the United Kingdom) as Collateral Agent to (a) take, hold, maintain, perfect and enforce Liens on the Collateral of any

Borrower at any time located in the United Kingdom, the Netherlands or any other jurisdiction other than the United States of America, and (b) take such actions or refrain from taking such action as its collateral agent on its behalf and to exercise such powers hereunder as are delegated to Collateral Agent by the terms hereof and of any other Loan Document, together with such powers as are reasonably incidental thereto. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for any action so taken. In the event Collateral Agent seeks to appoint any sub-agents as aforesaid, Collateral Agent shall obtain and deliver to Agent a written agreement of such sub-agent that it will agree to be bound by and will comply with all of the provisions of this Agreement and the other Loan Documents pertaining to Collateral Agent, with the same effect as if such sub-agent had originally been a "Collateral Agent" hereunder.

     (4)  The provisions of this subsection 9.1 are solely for the benefit of
                                 --------------
Agent, Funding Agent, Collateral Agent and Lenders and neither any Borrower nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. Each of Agent, Funding Agent and Collateral Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

          (B) Nature of Duties.  Neither Agent, Funding Agent nor Collateral
              ----------------
Agent shall have any duties, obligations or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent, Funding Agent and Collateral Agent shall be mechanical and administrative in nature. Neither Agent, Funding Agent nor Collateral Agent shall have by reason of this Agreement a fiduciary, trust or agency relationship with or in respect of any Lender, any Borrower or any other Loan Party. Each Lender shall make its own appraisal of the credit worthiness of Borrowers, and shall have independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of Borrowers, and neither Agent, Funding Agent nor Collateral Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the Closing Date or at any time or times thereafter. If any of Agent, Funding Agent or Collateral Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent (on behalf of Funding Agent or Collateral Agent, in any case in which such consent or approval is sought by Funding Agent or Collateral Agent) shall send notice thereof to each Lender, provided that Agent shall have given its prior approval to any request
        --------
by Funding Agent or Collateral Agent to seek the consent or approval of any Lenders. Agent shall promptly notify each Lender any time that the applicable percentage of Lenders have instructed Agent, Funding Agent or Collateral Agent to act or refrain from acting pursuant hereto.

          (C) Rights, Exculpation, Etc.  Neither Agent, Funding Agent nor
              ------------------------
Collateral Agent, nor any of their respective officers, directors, employees or agents, shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that each of Agent, Funding Agent and Collateral Agent shall be obligated on the terms set forth herein for performance of their respective express obligations hereunder and under the other Loan Documents, and except that each of Agent, Funding Agent and Collateral Agent shall be liable with respect to its own gross negligence or willful misconduct. Neither Agent, Funding Agent nor Collateral Agent shall be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any

Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, each of Agent, Funding Agent and Collateral Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent, Funding Agent nor Collateral Agent shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Neither Agent, Funding Agent nor Collateral Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may and, with the prior approval of Agent, each of Funding Agent and Collateral Agent may, at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent, Funding Agent or Collateral Agent, as applicable, is permitted or required to take or to grant, and each of Agent, Funding Agent and Collateral Agent, as applicable, shall be entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the applicable percentage of the Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any of Agent, Funding Agent or Collateral Agent as a result of Agent, Funding Agent or Collateral Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the applicable percentage of the Lenders and notwithstanding the instructions of Lenders, none of Agent, Funding Agent or Collateral Agent shall have any obligation to take any action if it, in good faith, believes that such action exposes it to any liability.

          (D) Reliance.  Neither Agent, Funding Agent nor Collateral Agent shall
              --------
be under any duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith. Each of Agent, Funding Agent and Collateral Agent shall be entitled to rely upon and assume that any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) are genuine, valid, effective and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Each of Agent, Funding Agent and Collateral Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by such Person in its sole discretion.

          (E) Indemnification.  Each Lender, in proportion to its Pro Rata
              ---------------
Share, severally, agrees to reimburse and indemnify each of Agent, Funding Agent and Collateral Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent, Funding Agent or Collateral Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent, Funding Agent or Collateral Agent under this Agreement or any of the Loan

Documents; provided, however, that no Lender shall be liable to Agent, Funding
           --------  -------
Agent or Collateral Agent, as the case may be, for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's, Funding Agent's or Collateral Agent's, as applicable, gross negligence or willful misconduct as determined by a court of competent jurisdiction. The obligations of Lenders under this subsection 9.1(E) shall
                      -----------------
survive the payment in full of the Obligations and the termination of this Agreement.

          (F) Heller and NMB-Heller Individually.  With respect to its
              ----------------------------------
Commitments, if any, and any Loans made by it, each of Heller and NMB-Heller shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller and NMB-Heller in their respective individual capacities as a Lender, if applicable. Each of Heller and NMB-Heller may lend money to, and generally engage in any or other business with, any Loan Party as if it were not acting as Agent or as Funding Agent and Collateral Agent, as the case may be, pursuant hereto.

          (G)  Successor Agents.
               ----------------

               (1) Resignation.  Each of Agent, Funding Agent and Collateral
                   -----------
Agent may resign from the performance of all their respective functions and duties hereunder at any time by giving at least 30 Business Days' prior written notice to Borrowers, Lenders and, in the case of a resignation by Funding Agent or Collateral Agent, to Agent; provided that in the case of Funding Agent and
                               --------
Collateral Agent, any such resignation must apply to it in both such capacities. Any such resignation shall take effect upon the acceptance by a successor Agent or a successor Funding Agent and Collateral Agent, as applicable, of appointment as provided below.

               (2) Appointment of Successor.  Upon any such notice of
                   ------------------------
resignation pursuant to clause (G)(1) above, Requisite Lenders shall, upon
                        -------------
receipt of Borrowers' prior consent which shall not unreasonably be withheld, appoint a successor Agent or a successor Funding Agent and Collateral Agent, as the case may be, provided that the prior consent of Agent shall be required to
                 --------
the appointment of any successor Funding Agent or Collateral Agent and provided,
                                                                       --------
further that, unless Agent gives its prior consent otherwise, any successor
-------
Funding Agent and Collateral Agent must be the same Person. In the case of a resignation by Agent, if a successor Agent shall not have been so appointed within said 30 Business Day period, the retiring Agent, upon notice to Borrowers, shall then appoint a successor Agent who shall serve as Agent until such time as Requisite Lenders appoint a successor Agent as provided above. In the case of a resignation by Funding Agent and Collateral Agent, if a successor Funding Agent and Collateral Agent shall not have been so appointed within said 30 Business Day period, Agent, upon notice to Borrowers, shall then appoint a successor Funding Agent and Collateral Agent who shall serve as Funding Agent and Collateral Agent until such time as Requisite Lenders appoint a successor Funding Agent and Collateral Agent as provided above.

          (3) Successor Agents.  Upon the acceptance of any appointment as Agent
              ----------------
or as Funding Agent and Collateral Agent under the Loan Documents by a successor Agent or a successor Funding Agent and Collateral Agent, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or the retiring Funding Agent and Collateral Agent, as the case may be, and the retiring Agent or retiring Funding Agent and Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's or retiring Funding Agent's and Collateral Agent's resignation as such under the Loan Documents, the provisions of this Section 9 shall inure
                                                         ---------
to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Funding Agent and Collateral Agent under the Loan Documents.

          (H)  Collateral Matters.
               ------------------

               (1) Release of Collateral.  Lenders hereby irrevocably authorize
                   ---------------------
each of Agent and, with the prior written consent of Agent, Collateral Agent, at its option and in Agent's discretion, to release any Lien granted to or held by Agent or Collateral Agent upon any property covered by this Agreement or the other Loan Documents (i) upon termination of the Commitments and upon final and indefeasible payment in full in cash and satisfaction of all Obligations and termination of this Agreement; (ii) constituting property being sold or disposed of in accordance with this Agreement if the applicable Borrower certifies to each of Agent and Collateral Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and each of Agent and Collateral Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to any Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Borrower to be, renewed or extended. In addition during any Fiscal Year (x) Agent may and, upon the written direction of Agent, Collateral Agent may, release Collateral having a book value of not more than $250,000 and
(y) Agent and/or Collateral Agent, with the consent of all Lenders, may release all or any portion of the Collateral. Without limiting any of the foregoing, each Lender agrees to confirm in writing, upon request by Borrowers, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent and Collateral Agent under this subsection.

               (2) Execution of Releases. So long as no Event of Default is then
                   ---------------------
continuing, upon confirmation from the requisite percentage (as set forth in subsection 9.1(H)(1) above) of Lenders of Agent's or Collateral Agent's
--------------------
authority to release any Collateral, and upon at least 10 Business Days prior written request by Borrowers, Agent and/or Collateral Agent, as applicable, shall, and each is hereby irrevocably authorized by Lenders to, execute such documents as may be necessary to evidence the release of the Liens upon such Collateral; provided, however, that (i) neither Agent nor Collateral Agent shall
            --------  -------
be required to execute any such document on terms which, in Agent's or Collateral Agent's, as applicable, opinion, would expose Agent or Collateral Agent, as applicable, to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens granted to Agent or Collateral Agent, as applicable, on behalf of Lenders upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents, and (iii) such release is not consistent with the terms of this Agreement.

          (3) Absence of Duty.  Neither Agent, Funding Agent nor Collateral
              ---------------
Agent shall have any obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent or Collateral Agent on behalf of Lenders herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent, Funding Agent or Collateral Agent in this Agreement or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, each of Agent, Funding Agent and Collateral Agent may act in any manner it may deem appropriate, in its discretion (subject to the prior written approval of Agent, in the case of Funding Agent and Collateral Agent), given, in the case of Agent, Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders, and that neither Agent, Funding Agent nor Collateral Agent shall have any duty or liability whatsoever to any of the other Lenders.

          (I) Agency for Perfection.  Each Lender hereby appoints each other
              ---------------------
Lender as Agent for the purpose of perfecting Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code in
                                     ---------
any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent or Collateral Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions. Agent may and, with the prior written consent of Agent, Collateral Agent may, file such proofs of claim or other similar or equivalent documents as may be necessary or advisable in order to have the claims of Agent, Funding Agent, Collateral Agent and the Lenders (including any claim for the reasonable compensation, expenses, disbursements and advances of Agent, Funding Agent, Collateral Agent and the Lenders, and their respective agents, financial advisors and counsel), allowed in any federal, state or foreign judicial proceedings relative to any Borrower and/or any Subsidiary of any Borrower, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims. Any custodian in any federal, state or foreign judicial proceedings relative to any Borrower and/or any Subsidiary of any Borrower is hereby authorized by each Lender to make payments to Agent (or, if requested in writing by Agent, to Collateral Agent) and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to each of Agent, Funding Agent and Collateral Agent any amount due to each such Person for the reasonable compensation, expenses, disbursements and advances of Agent, Funding Agent, Collateral Agent, and their respective agents, financial advisors and counsel, and any other amounts due Agent, Funding Agent or Collateral Agent. Nothing contained in this Agreement or the other Loan Documents shall be deemed to authorize Agent, Funding Agent or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loans, or the rights of any holder thereof, or to authorize Agent, Funding Agent or Collateral Agent to vote in respect of the claim of any Lender in any such proceeding, except as specifically permitted herein.
          (J) Exercise of Remedies.  Each Lender agrees that it will not have
              --------------------
any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent or by Collateral Agent with the prior written consent of Agent.

     9.2  Notice of Default.
          -----------------

          In the event that Agent, Funding Agent, Collateral Agent or any Lender shall acquire actual knowledge, or shall have been notified of any Event of Default, then Agent, Funding Agent, Collateral Agent or such Lender, as the case may be, shall promptly notify Lenders and Agent, Funding Agent and Collateral Agent.

     9.3  Action by Agents.
          ----------------

          Each of Agent, Funding Agent and Collateral Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the other Loan Documents, unless such Person shall have been instructed by Agent, in the case of Funding Agent and Collateral Agent, and/or by either Requisite Lenders or all of the Lenders, as applicable, required for an action hereunder or thereunder to exercise or refrain from exercising such rights or to make or refrain from taking such action; provided
                                                                      --------
that the exercise of discretion by Funding Agent and Collateral Agent shall require the prior consent of Agent. Neither Agent, Funding Agent nor Collateral Agent shall incur any liability under or in respect of this Agreement or any other Loan Document with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct. Neither Agent, Funding Agent nor Collateral Agent shall be liable to Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of the Requisite Lenders, or all of the Lenders, as the case may be, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

     9.4  Amendments, Waivers and Consents.
          --------------------------------

          (A) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and Requisite Lenders; provided however, no amendment, modification,
                       ----------------
termination, waiver or consent shall be effective, unless in writing and signed by all Lenders, to do any of the following: (i) increase any of the Commitments;
(ii) reduce the rate of interest on or fees payable with respect to any Loan or Lender Letter of Credit; (iii) extend the scheduled due date for all or any portion of principal of the Loans or any interest or fees due hereunder; (iv) amend or waive the definition of the term "Requisite Lenders"; (v) amend or waive this subsection 9.4; (vi) amend the definition of the term "Borrowing
           --------------
Base" or any of the associated defined terms used therein; (vii) amend the definition of the term "Available Currency" if the effect of such amendment is to include a new currency therein; (viii) amend or waive the definition of "Maximum Swingline Loan Amount" or the provisions of subsection 2.1(D) relating
        ----------                                   -----------------
to the terms of the Swingline Loan; or (ix) amend the provisions of subsection
                                                                    ----------

9.10; provided, further, that no amendment, modification, termination, waiver or
----  --------  -------
consent affecting the rights or duties of Agent, Funding Agent or Collateral Agent under this Agreement or any other Loan Document shall in any event be effective, unless in writing and signed by Agent, Funding Agent or Collateral Agent, as applicable, in addition to the Lenders required to take such action, and provided further, that no amendments, modification, termination, waiver or
    -------- -------
consent of or with respect to any provision relating to the Swingline Loan shall be effective unless in writing and signed by the Swingline Lender;

          (B) Each amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination, waiver or consent shall be required for Agent or Collateral Agent to take additional Collateral;

          (C) Each Lender grants Agent the right to purchase all, but not less than all, of such Lender's Commitment, in the event Agent requests the consent of a Lender and such consent is denied. In such circumstances, Agent may, at its option, require such Lender to assign its interest in the Loans to Agent or Agent's designee for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which
        ----
interest and fees will be paid when collected from Borrowers;

  Notwithstanding anything in this subsection 9.4, Agent and Borrowers, without
                                   --------------
the consent of either Requisite Lenders or all Lenders or of Funding Agent or Collateral Agent, may execute amendments to this Agreement and the Loan Documents, which consist solely of the making of typographical corrections.

     9.5  Assignments and Participations in Loans.
          ---------------------------------------

          (A) Each Lender may assign its rights and delegate its obligations under this Agreement to an Eligible Assignee; provided that (a) such Lender
                                              --------
shall first obtain the written consent of Agent, which shall not be unreasonably withheld, (b) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) $5,000,000 or (ii) the entire amount of the Commitments and Loans of such assigning Lender and (c)(i) each such assignment shall be of a pro rata portion of all such assigning Lender's Loans and Commitments hereunder, and (ii) the parties to such assignment shall execute and deliver to Agent for acceptance and recording an Assignment and Assumption Agreement together with (x) a processing and recording fee of $3,500 payable to Agent and (y) each of the Notes originally delivered to the assigning Lender. Upon receipt of all of the foregoing, Agent shall notify Borrowers, Funding Agent and Collateral Agent of such assignment and Borrowers shall comply with their obligations under the last sentence of subsection
                                                               ----------
2.1(G).  To the extent of an assignment authorized under this subsection 9.5,
------                                                        --------------
upon Agent's receipt and acceptance of the Assignment and Acceptance Agreement and Agent's receipt of the recording fee set forth above, the assignee shall be considered to be a "Lender" hereunder and each Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrowers to the assignee. The assigning Lender shall be relieved of its obligations hereunder with respect to the assigned portion of its Commitment.

          (B) Each Lender may sell participations in all or any part of any Loans made by it to another Person; provided that any such participation shall
                                    --------
be in a minimum amount of $5,000,000, and provided, further, that all amounts
                                          --------  -------
payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly effecting (a) any reduction in the principal amount or an interest rate on any Loan in which such holder participates; (b) any extension of the Termination Date or the date fixed for any payment of interest payable with respect to any Loan in which such holder participates; and (c) any release of substantially all of the Collateral. Each Borrower hereby acknowledges and agrees that the participant under each participation shall for purposes of subsections 2.8, 2.9, 2.10, 9.6 and 10.2 be considered to be a "Lender".
----------------------------------------

          (C) Except as otherwise provided in subsection 9.5(A) no Lender shall,
                                              -----------------
as between Borrowers and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other Obligations owed to such Lender. Each Lender may furnish any information concerning the Loan Parties in the possession of that Lender from time to time to Eligible Assignees and participants (including prospective assignees and participants) provided that the Persons obtaining such information agrees to maintain the
--------
confidentiality of such information to the extent required by subsection 10.18.
                                                              ----------------

          (D) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     9.6  Set Off and Sharing of Payments.  In addition to any rights now or
          -------------------------------
hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrowers or to a directly affected Subsidiary (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender at any of its offices for the account of any Borrower or any Subsidiary thereof (regardless of whether such balances are then due to such Borrower or such Subsidiary), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of any Borrower or any Subsidiary thereof, against and on account of any of the Obligations which are not paid when due; provided that no Lender shall exercise any such right without
                   --------
the prior written consent of Agent. Any Lender which has exercised its right to set off shall purchase for cash (and the other Lenders shall sell) participations in each such other Lender's Pro Rata Share of the Obligations as would be necessary to cause each Lender to share such amount so set off with each other Lender in accordance with their respective Pro Rata Shares. Each Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amount so set off to other Lenders, and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans and other Obligations in the amount of such participation.

     9.7  Disbursement of Funds.  Each of Agent and, to the extent permitted by
          ---------------------
subsection 2.(1)(E)(2), Funding Agent, may, on behalf of Lenders, disburse funds
----------------------
to Borrowers for Loans requested. Each Lender shall reimburse each of Agent and Funding Agent on demand for all funds disbursed on its behalf by Agent or Funding Agent, as applicable, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan or Advance before Agent disburses same to any Borrower. If Agent elects to require that funds be made available prior to disbursement to any Borrower, Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Loan no later than (a) two Business Days prior to the Funding Date applicable thereto for LIBOR Loans and (b) by 1:00 p.m. Chicago time on the Funding Date for Base Rate Loans, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account not later than 10:00 a.m. Chicago time on such Funding Date for LIBOR Loans and 3:00 p.m. Chicago time for Base Rate Loans.

     9.8  Settlements, Payments and Information.
          -------------------------------------

          (A) Revolving Advances and Payments; Fee Payments.
              ---------------------------------------------

              (1) Payments of principal in respect of the Term Loans will be settled on the Business Day received in accordance with the provisions of
Section 2. The Revolving Loan may fluctuate from day to day through Agent's and
---------
Funding Agent's disbursement of funds to, and receipt of funds from, Borrowers. In order to minimize the frequency of transfers of funds between or among Agent, Funding Agent and each Lender, notwithstanding terms to the contrary set forth in Section 2 and subsection 9.7, Revolving Advances and repayments (except as
   ---------     --------------
set forth in subsection 2.1(F)) may be settled according to the procedures
             -----------------
described in this subsection 9.8. Notwithstanding these procedures, each
                  --------------
Lender's obligation to fund its Pro Rata Share of Advances made by Agent or Funding Agent to any Borrower will commence on the date such Advances are made by Agent or Funding Agent, as the case may be. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

              (2) Once each week for the Revolving Loan or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"),
                                                              ---------------
Agent will advise each Lender by 1:00 p.m. Chicago time by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan. Such advice will specify the aggregate amount of Revolving Advances made by each of Agent and Funding Agent since the immediately preceding Settlement Date and shall further specify the aggregate amount of Revolving Advances made in each Available Currency since the immediately preceding Settlement Date. In the event payments are necessary to adjust the amount of such Lender's share of the Revolving Loan to such Lender's Pro Rata Share of the Revolving Loan, the following settlement procedures shall apply:

     (a)(i) each Lender shall pay to Funding Agent an amount equal to the difference, if a positive number, between (i) such Lender's Pro Rata Share of all Revolving Advances made by Funding Agent on behalf of Agent and Lenders since the immediately preceding Settlement Date , and (ii) such Lender's Pro Rata Share of all principal payments, if any, in respect of the Revolving Loan for which good funds have been received by Funding Agent since the immediately preceding Settlement Date, which amount shall be paid by each Lender to Funding Agent in the applicable Available Currencies in which such Revolving Advances were so made by Funding Agent; or

     (a)(ii) Funding Agent shall pay to each Lender an amount equal to the difference, if a positive number, between (i) such Lender's Pro Rata Share of all principal payments in respect of the Revolving Loan for which good funds have been received by Funding Agent or Collateral Agent since the immediately preceding Settlement Date, and (ii) such Lender's Pro Rata Share of all Revolving Advances made by Funding Agent on behalf of Agent and Lenders since the immediately preceding Settlement Date, which amount shall be paid by Funding Agent to each such Lender in the applicable Available Currencies in which such principal payments were so received by Funding Agent or Collateral Agent;

     and
     ---

     (b)(i) each Lender shall pay to Agent an amount equal to the difference, if a positive number, between (i) such Lender's Pro Rata Share of all Revolving Advances and payments under Lender Letters of Credit made by Agent since the immediately preceding Settlement Date, and (ii) such Lender's Pro Rata Share of all principal payments in respect of the Revolving Loan for which good funds have been received by Agent since the immediately preceding Settlement Date, which amount shall be paid by each Lender to Agent in the applicable Available Currencies in which such Advances or payments were so made by Agent; or

     (b)(ii) Agent shall pay to each Lender an amount equal to the difference, if a positive number, between (i) such Lender's Pro Rata Share of all principal payments in respect of the Revolving Loan for which good funds have been received by Agent since the immediately preceding Settlement Date, and (ii) such Lender's Pro Rata Share of all Revolving Advances and payments under Lender Letters of Credit made by Agent since the immediately preceding Settlement Date, which amount shall be paid by Agent to each such Lender in the applicable Available Currencies in which such principal payments were so received by Agent.

The part(ies) from which any such payments are due will pay the other part(ies), in same day funds, by wire transfer to the other's account not later than (x) 3:00 p.m. Chicago time on the Business Day following the Settlement Date, in the case of payments between Agent and any Lender, and (y) 3:00 p.m. London time on the Business Day following the Settlement Date, in the case of payments between Funding Agent and any Lender.

              (3) On the first Business Day of each month ("Interest Settlement
                                                            -------------------
Date"), Agent will advise each Lender by telephone, telefax or telecopy of the
----
amount of interest and fees charged to and collected from Borrowers for the preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement as amended by such Lender from time to time after the date hereof or in the applicable Assignment and Assumption Agreement) not later than 3:00 p.m.

Chicago time on the next Business Day following the Interest Settlement Date such Lender's share of such interest and such Lender's Pro Rata Share of such fees, which amounts shall be paid to each such Lender in the Available Currencies in which such interest and fees were charged to or collected from Borrowers by Agent.

          (B)  Return of Payments.
               ------------------

               (1) If Agent or Funding Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent or Funding Agent, as the case may be, from a Borrower and such related payment is not received by Agent or Funding Agent, then Agent or Funding Agent, as applicable, will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

               (2) If Agent or Funding Agent determines at any time that any amount received by it under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any federal, state or foreign solvency law (or similar or equivalent law) or otherwise, then, notwithstanding any other term or condition of this Agreement, neither Agent nor Funding Agent will be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to each of Agent and Funding Agent on demand any portion of such amount that Agent or Funding Agent, as applicable, has distributed to such Lender, together with interest at such rate, if any, as Agent or Funding Agent is required to pay to any Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

     9.9  Dissemination of Information.  Agent will provide Lenders with any
          ----------------------------
information received by Agent from Borrowers which is required to be provided to a Lender hereunder; provided, however, that Agent shall not be liable to Lenders
                    --------  -------
for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

     9.10 Discretionary Advances.  Agent may, in its sole discretion,  during
          ----------------------
the continuance of an Event of Default, make (and direct Funding Agent to make) Revolving Advances in an aggregate amount of not more than $250,000 in excess of the limitations set forth in the Borrowing Base for the purpose of preserving or protecting the Collateral or for incurring any costs associated with collection or enforcing rights or remedies against the Collateral, or incurred in any action to enforce this Agreement or any other Loan Document.

     SECTION 10.  MISCELLANEOUS
                  -------------

     10.1 Expenses and Attorneys' Fees.  Whether or not the transactions
          ----------------------------
contemplated hereby shall be consummated, Borrowers jointly and severally agree to promptly pay all fees, costs and expenses incurred in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral:
(a) fees, costs and expenses incurred by Agent, Funding Agent or Collateral Agent (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent or by Funding Agent or Collateral Agent with the prior approval of Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses incurred by Agent, Funding Agent or Collateral Agent (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent or by Funding Agent or Collateral Agent with the prior approval of Agent) incurred in connection with the review, negotiation, preparation, documentation, execution, syndication, and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, costs and expenses incurred by Agent, Funding Agent, Collateral Agent or any Lender in creating, perfecting and maintaining perfection of Liens in favor of Agent or Collateral Agent, on behalf of Lenders;
(d) fees, costs and expenses incurred by Agent or Funding Agent in connection with forwarding to any Borrower the proceeds of Loans including Agent's and Funding Agent's standard wire transfer fee and including any fees, costs, losses or expenses associated with currency translations, howsoever arising; (e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Agent, Funding Agent, Collateral Agent or any Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including attorneys' fees and allocated costs of internal counsel) of Agent, Funding Agent, Collateral Agent or any Lender and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from any Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

     10.2 Indemnity; Value Added Tax.
          --------------------------

          (A)  Indemnity.     In addition to the payment of expenses pursuant to
               ---------
subsection 10.1, whether or not the transactions contemplated hereby shall be
---------------
consummated, Borrowers jointly and severally agree to indemnify on an after tax basis, pay and hold Agent, Funding Agent, Collateral Agent and each Lender, and the officers, directors, employees, agents, consultants, auditors, persons engaged by any of Agent, Funding Agent, Collateral Agent or any Lender to evaluate or monitor the Collateral, affiliates and attorneys of any of Agent, Funding Agent, Collateral Agent, any Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities,
            -----------
obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Agent, Funding Agent or any Lender, Agent's, Funding Agent's and each Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under the other Loan Documents (the "Indemnified Liabilities"); provided that no
                               -----------------------    --------
Borrower shall have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

          (B) Value Added Tax.  For the avoidance of doubt, the amounts stated
              ---------------
in this Agreement to be payable by any Borrower are exclusive of United Kingdom value added tax ("VAT") and accordingly:
                  ---

              (i) each Borrower shall pay on demand any VAT properly chargeable in respect of supplies to each Borrower contemplated by this Agreement (including any VAT chargeable by Agent, Funding Agent, Collateral Agent or any Lender in respect of its supplies to such Borrower under this Agreement); and

              (ii) in the case of goods or services supplied to or other costs, fees and expenses incurred by Agent, Funding Agent, Collateral Agent or any Lender in connection with this Agreement, and which are to be met by any Borrower or in respect of which a Borrower is to indemnify Agent, Funding Agent, Collateral Agent or any Lender, such Borrower (for the avoidance of doubt) shall pay to Agent (for itself or for the benefit of the relevant party) by way of additional remuneration such amount as shall represent any associated VAT (whether charged by the supplier or suffered by reason of the reverse charge provisions contained in section 8 of the Value Added Tax Act 1994 (England and Wales).

     10.3 Notices.  Unless otherwise specifically provided herein, all notices
          -------
shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

          If to U.S. Borrower:           HAWKER PACIFIC AEROSPACE
                                         11240 Sherman Way
                                         Sun Valley, California 91352
                                         Attn: Brian S. Aune
                                         Telecopy No.:  (818) 765-8073

          With a copy to:                TROY & GOULD PROFESSIONAL
                                         CORPORATION
                                         1801 Century Park East, Suite 1600
                                         Los Angeles, California 90067
                                         Attn: Yvonne E. Chester, Esq.
                                         Telecopy No.:  (310) 201-4746

          If to U.K. Borrower:           HAWKER PACIFIC AEROSPACE LIMITED
                                         Technical Block A (5362)
                                         P.O. Box 10, London Heathrow Airport
                                         Hounslow, Middlesex TW6 2JA
                                           United Kingdom
                                         Attn: Dennis Biety

                                         Telecopy No.: 011-44-181-513-3596

          With a copy to:                PARIS, SMITH & RANDALL, SOLICITORS
                                         Number 1, London Road
                                         Southampton, Hampshire S015 2AE
                                           United Kingdom
                                         Attn: Andrew Heathcock
                                         Telecopy No.: 011-44-170-363-1835

          If to Agent or to Heller:      HELLER FINANCIAL, INC.
                                         500 West Monroe
                                         Chicago, Illinois,  60661
                                         Attn: Group Portfolio Officer
                                         Telecopy No.:  (312) 441-7367

          With a copy to:                HELLER FINANCIAL, INC.
                                         500 West Monroe
                                         Chicago, Illinois  60661
                                         Attn:  Legal Department
                                                 Senior Counsel, Corporate
                                                 Finance
                                         Telecopy No.:  (312) 441-7367

          If to Funding Agent or
            Collateral Agent:            NMB-HELLER LIMITED
                                         Park House
                                         22 Park Street
                                         Croydon CRG 1RD
                                         United Kingdom
                                         Attn:  Robin Archibald
                                         Telecopy No.:  011-44-181-680-2084

          With a copy to:                Agent (as set forth above)

          If to any Lender: Its address indicated on the signature page hereto, in an Assignment and Assumption Agreement or in a notice to Agent, Funding Agent, Collateral Agent and Borrowers or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.3.
                                     ---------------

     10.4 Survival of Representations and Warranties and Certain Agreements.
          -----------------------------------------------------------------
All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers and Agent, Funding Agent, Collateral Agent and Lenders set forth in subsections 10.1, 10.2, 10.6, 10.11, 10.14, and 10.15
                     ------------------------------------------------------
(Borrowers' agreement to pay fees, agreement to indemnify Agent, Funding Agent, Collateral Agent and Lenders, the reinstatement of Obligations, agreement as to choice of law and jurisdiction and the waiver of a jury trial by the parties hereto) shall survive the payment of the Loans and the termination of this Agreement.

     10.5 Indulgence Not Waiver.  No failure or delay on the part of Agent,
          ---------------------
Funding Agent, Collateral Agent, any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under any Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     10.6 Marshaling; Payments Set Aside.  Neither Agent, Funding Agent,
          ------------------------------
Collateral Agent nor any Lender shall be under any obligation to marshal any assets (or take any similar or equivalent action under applicable law) in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent, Funding Agent, Collateral Agent and/or any Lender, or Agent, Funding Agent, Collateral Agent and/or any Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any federal, state or foreign bankruptcy law, other federal, state or foreign law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     10.7 Entire Agreement.  This Agreement and the other Loan Documents embody
          ----------------
the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

     10.8 Severability.  The invalidity, illegality or unenforceability in any
          ------------
jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents.

     10.9 Lenders' Obligations Several; Independent Nature of Lenders' Rights.
          -------------------------------------------------------------------
The obligation of each Lender hereunder is several and not joint and neither Agent, Funding Agent, Collateral Agent nor any Lender shall be responsible for the obligation or Commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent, Funding Agent, Collateral Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, provided Agent or Collateral Agent fails or refuses to exercise any remedies against any Borrower after receiving the direction of the Requisite Lenders, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.10 Headings.  Section and subsection headings in this Agreement are
           --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.11 APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL
           --------------
BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     10.12 Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that no Borrower may assign its rights or
         --------  -------
obligations hereunder without the written consent of Lenders.

     10.13 No Fiduciary Relationship; No Duty; Limitation of Liabilities.
           -------------------------------------------------------------

           (A) No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent, Funding Agent, Collateral Agent or any Lender to any Borrower.

           (B) All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Agent, Funding Agent, Collateral Agent or any Lender shall have the right to act exclusively in the interest of Agent, Funding Agent, Collateral Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrowers or any of Borrowers' shareholders or any other Person.

           (C) Neither Agent, Funding Agent, Collateral Agent nor any Lender, nor any affiliate, officer, director, shareholder, employee, attorney or Agent of Agent, Funding Agent, Collateral Agent or any Lender shall have any liability with respect to, and each Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Borrower hereby waives, releases, and agrees not to sue Agent, Funding Agent, Collateral Agent or any Lender, or any of Agent's, Funding Agent's, Collateral Agent's or any Lender's affiliates, officers, directors, employees, attorneys or agents, for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

     10.14 CONSENT TO JURISDICTION.  EACH BORROWER HEREBY CONSENTS TO THE
           -----------------------
JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES

PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

     10.15 WAIVER OF JURY TRIAL.   EACH BORROWER, AGENT, FUNDING AGENT,
           --------------------
COLLATERAL AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH BORROWER, AGENT, FUNDING AGENT, COLLATERAL AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, AGENT, FUNDING AGENT, COLLATERAL AGENT AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     10.16 Construction. Each Borrower, Agent, Funding Agent, Collateral
           ------------
Agent and each Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrowers, Agent, Funding Agent, Collateral Agent and each Lender.

     10.17 Counterparts; Effectiveness.  This Agreement and any amendments,
           ---------------------------
waivers, consents, or supplements may be executed via telecopier or facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     10.18 Confidentiality.  Agent, Funding Agent, Collateral Agent and Lenders
           ---------------
shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by Borrowers in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices and in any event may make disclosure to such of its respective affiliates, officers, directors, employees, agents and representatives as need to know such information in connection with the Loans. Agent, Funding Agent, Collateral Agent and Lenders may also make disclosure reasonably required by a bona fide offeree or assignee (or participation), or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree or assignee (or participant) to agree (and require any of its offerees, assignees or participants to agree) to comply with this subsection 10.18. In no event shall
                                           ----------------
Agent, Funding Agent, Collateral Agent or any Lender be obligated or required to return any materials furnished by any Borrower provided,
                                               --------
however, each offeree shall be required to agree that if it does not become an
-------
assignee (or participant) it shall return all materials furnished to it by any Borrower in connection herewith.

     10.19 Judgment Currency.  (a)  If for the purposes of obtaining judgment in
           -----------------
any court it is necessary to convert a sum due hereunder or under the other Loan Documents in any currency to another currency the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the Spot Rate on the 2nd Business Day preceding that on which judgment is given.

          (b) The obligation of any Borrower in respect of any sum due in the original currency from it to Agent, Funding Agent, Collateral Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by Agent, Funding Agent, Collateral Agent or such Lender (as the case may be) of any sum adjudged to be so due in such other currency, Agent, Funding Agent, Collateral Agent or such Lender (as the case may
be) may in accordance with normal banking procedures purchase the original
currency with such other currency.   If the amount of such original currency so
purchased is less than the sum originally due to such Person in the original currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Agent, Funding Agent, Collateral Agent or such Lender (as the case may be) against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to Agent, Funding Agent, Collateral Agent or such Lender (as the case may be) in the original currency, such Person agrees to remit to such Borrower such excess.


                  SECTION 11.  DEFINITIONS AND ACCOUNTING TERMS
                               --------------------------------

     11.1  Defined Terms.  The following terms used in this Agreement shall have
           -------------
the following meanings:

     "Accounts" means all "accounts" (as defined in the UCC), accounts
      --------
receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by any Borrower arising or resulting from the sale of goods or the rendering of services, whether or not earned by performance.

    "Adjustment Date" means, with respect to any determination of the Base Rate
     ---------------
Margin or the LIBOR Margin, February 1, May 1, August 1 and November 1 of each year.

    "Advance" shall mean an advance under the Revolving Loan or the Swingline
     -------
Loan.

    "Affiliate" means any Person (other than Agent, Funding Agent, Collateral
     ---------
Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, any Loan Party; (b) directly or indirectly owning or holding 5% or more of any equity interest in any Loan Party; (c) 5% or more of whose stock or other equity interest having ordinary voting power for the election of directors or the power to direct or cause the direction of management, is directly or indirectly owned or held by any Loan Party; or (d) which has a senior officer who is also a senior officer of a Loan Party. For purposes of this definition, "control" (including with
                              -------
correlative meanings, the terms "controlling", "controlled by" and "under common
                                 -----------    -------------       ------------
control with") means the possession directly or indirectly of the power to
------------
direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other equity interest, or by contract or otherwise.

     "Agent" means Heller in its capacity as Agent for the Lenders under the
      -----
Loan Documents and any successor in such capacity appointed pursuant to subsection 9.1(G).
-----------------

     "Agent's Account" means ABA No. 0710-0001-3, Account No. 52-98695 at First
      ---------------
National Bank of Chicago, One First National Plaza, Chicago, IL  60670,
Reference: Heller Business Credit for the benefit of Hawker Pacific Aerospace.

     "Agreement" means this Loan and Security Agreement as it may be amended,
      ---------
restated, supplemented or otherwise modified from time to time.

     "Applicable Percentage" means, with respect to Advances against Eligible
      ---------------------
Exchange Inventory and Work in Process (a) during the period commencing on the Closing Date through and including the last day of the second Loan Year, 80%;
(b) during the period commencing on the first day of the third Loan Year through and including the last day of the third Loan Year, 75%; (c) during the period commencing on the first day of the fourth Loan Year through and including the last day of the fourth Loan Year, 70%; and (d) at all times from and after the first day of the fifth Loan Year, 65%.

     "Appraiser" has the meaning assigned to that term in paragraph (I)(2) of
      ---------                                           ----------------
the Reporting Rider.
    ---------------

     "Asset Disposition" means the disposition, whether by sale, lease,
      -----------------
transfer, loss, damage, destruction, condemnation or otherwise, of any or all of the assets of any Borrower or any of their respective Subsidiaries other than sales or exchanges of Inventory in the ordinary course of business.

     "Assignment and Assumption Agreement" shall mean an Assignment and
      -----------------------------------
Assumption Agreement substantially in the form of Exhibit A.
                                                  ---------

     "Available Currency" means Dollars and each Optional Currency.
      ------------------

     "Availability" means, as of any date of determination, the Maximum
      ------------
Revolving Loan Amount less the outstanding principal balance of the Revolving
                      ----
Loan.

     "Bank Letter of Credit" means each letter of credit issued by a bank
      ---------------------
acceptable to and approved by Agent for the account of U.S. Borrower and supported by a risk participation agreement issued by Agent.

     "Base Rate" means (a) with respect to Obligations denominated in Dollars, a
      ---------
variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical
                       ---------------
Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of the three largest banks located in New York City, New York (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank); (b) with respect to Obligations denominated in an Optional Currency (other than Euros), the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of the three largest banks located in the principal financial center of the applicable country in respect of such Optional Currency (e.g. London, England, with respect to Pounds; Paris, France, with respect to Francs, and Amsterdam, the Netherlands, with respect to Guilders; in each case with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank; and
(c) with respect to Obligations denominated in Euros, the term "Base Rate" shall mean such variable rate of interest per annum as may be agreed upon in writing by Agent, Borrowers and Lenders following the Euro Commencement Date.

     "Base Rate Loans" means Loans bearing interest at rates determined by
      ---------------
reference to the applicable Base Rate.

     "Base Rate Margin" shall mean (a) as of the Closing Date through July 31,
      ----------------
1999 (i) 0% per annum with respect to the Revolving Loan and all other Obligations (other than the Term Loans), (ii) 0% per annum, with respect to Term Loan A, (iii) 0% per annum, with respect to Term Loan B, and (iv) 0% per annum with respect to the Swingline Loan; and (b) thereafter, as of each Adjustment Date, commencing on August 1, 1999, the Base Rate Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below opposite the Fixed Charge Coverage calculated for the applicable Calculation Period. If Borrower Representative shall fail to deliver a Compliance Certificate by the date required pursuant to paragraph (E) of the
                                                        -------------
Reporting Rider effective as of the 10th Business Day following the date on
---------------
which such Compliance Certificate was due, each applicable Base Rate Margin shall be conclusively presumed to equal the highest applicable Base Rate Margin specified in the pricing table set forth below until the date of delivery of the Compliance Certificate.

                                   PRICING TABLE
                                   -------------

------------------------------------------------------------------------------
        Fixed Charge                           Base Rate Margin
          Coverage
------------------------------------------------------------------------------
                                                  Term      Term     Swingline
                               Revolving Loan    Loan A    Loan B       Loan
------------------------------------------------------------------------------
Equal to or greater than
1.00:1.00                      0%                0%        0%        0%
------------------------------------------------------------------------------
Less than 1.00:1.00, but
equal to or greater than
 .90:1.00                       .25%              .50%      .75%      .25%
------------------------------------------------------------------------------

------------------------------------------------------------------------------
        Fixed Charge                           Base Rate Margin
          Coverage
------------------------------------------------------------------------------
Less than .90:1.00             .50%              .75%      1.00%     .50%
------------------------------------------------------------------------------

     "Blocked Accounts" means, collectively, the U.S. Blocked Accounts and the
      ----------------
U.K. Blocked Accounts.

     "Borrower Representative" means U.S. Borrower in its capacity as Borrower
      -----------------------
Representative pursuant to subsection 2.15.
                           ---------------

     "Borrowers' Accountants" means the independent certified public accountants
      ----------------------
selected by Borrowers and their Subsidiaries and reasonably acceptable to Agent, which selection shall not be modified during the term of this Agreement without Agent's prior written consent.

     "Borrowing Base" has the meaning assigned to that term in subsection
      --------------                                           ----------
2.1(B)(2).
---------
     "Borrowing Base Certificate" means a certificate and schedule duly
      --------------------------
executed by an officer of Borrower Representative appropriately completed and in substantially the form of Exhibit B.
                          ---------

     "British Airways Acquisition" means the acquisition by U.K. Borrower of the
      ---------------------------
landing gear repair and overhaul business of British Airways Plc ("British Airways") pursuant to that certain Agreement relating to the Sale and Purchase of part of the Business of British Airways Plc dated as of December 20, 1997 among U.S. Borrower, U.K Borrower and British Airways Plc, which acquisition was consummated on January 23, 1998.

     "Business Day" means any day excluding Saturday, Sunday and any day which
      ------------
is a legal holiday under the laws of the States of Illinois, Pennsylvania or California (or, in relation to a payment or rate fixing in or other matter related to an Optional Currency, the principal financial center of the country of such Optional Currency) or is a day on which banking institutions located in any such state (or any such principal financial center) are closed, or for the purposes of LIBOR Loans, the making of Revolving Advances by Funding Agent or other matters relating to Funding Agent, a London Banking Day.

     "Calculation Period" means, with respect to any determination of the Base

      ------------------
Rate Margin or the LIBOR Margin, the trailing twelve month period ending on the last day of the most recently completed calendar quarter prior to the applicable Adjustment Date

     "Capital Expenditures" means all expenditures (including deposits but
      --------------------
excluding all expenditures for Exchange Inventory and Work in Process and excluding assets purchased pursuant to the British Airways Acquisition) for, or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases, but including cash down payments for assets acquired under Capital Leases) with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

     "Capital Lease" means any lease of any property (whether real, personal or
      -------------
mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

     "Cash Equivalents" means: (a) marketable direct obligations issued or
      ----------------
unconditionally guaranteed by the United States Government or the United Kingdom Government or issued by any agency of either such government and backed by the full faith and credit of the United States or the United Kingdom, as the case may be, in each case maturing within six months from the date of acquisition thereof; (b) commercial paper maturing no more than six months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation ("S&P") or at least P-1 from Moody's Investors Service, Inc. ("Moody's"); and (c) certificates of deposit or bankers' acceptances maturing within six months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from (i) any commercial bank organized under the laws of the United States of America, or any state thereof or the District of Columbia, having combined capital and surplus of not less than $250,000,000 or (ii) any bank organized under the laws of the United Kingdom having a long term unsecured and unsubordinated debt rating of at least A-1 from S&P or at least P-1 from Moody's, and in any case not subject to setoff rights in favor of any such bank.

     "Closing Date" means December 22, 1998.
      ------------

     "Closing Date Inventory Appraisal" means that certain Inventory appraisal
      --------------------------------
dated November 19, 1998 prepared by Sage-Popovich, Inc.

     "Collateral" means, collectively (a) all of the real or personal property
      ----------
or interests therein described in subsection 2.7, (b) any Mortgaged Property,
                                  --------------
and (c) any real or personal property or interest therein, in which a Lien in favor of Agent or Collateral Agent, for the benefit of Agent and Lenders, is granted or established pursuant to any Foreign Security Document.

     "Collateral Agent" means NMB-Heller (and any sub-agents thereof appointed
      ----------------
in accordance with the terms of this Agreement) in its capacity as collateral agent for the Lenders under the Loan Documents and any successor in such capacity appointed pursuant to subsection 9.1(G).
                               -----------------

     "Collateral Value" means (a) with respect to any Eligible Account, the
      ----------------
Dollar Equivalent of the unpaid face amount of such Eligible Account, and (b) with respect to any item of Eligible Exchange Inventory and Work in Process, Eligible Repair Parts and Unserviceable Parts, the Dollar Equivalent of the Orderly Liquidation Value of such Eligible Parts.

     "Commitment" or "Commitments" means the commitment or commitments of
      ----------      -----------
Lenders to make Loans as set forth in subsections 2.1(A) and/or 2.1(B) and to
                                      --------------------------------
provide Lender Letters of Credit as set forth in subsection 2.1(H).
                                                 -----------------

     "Companies Act" means the Companies Act 1985 as enacted and in effect from
      -------------
time to time in the United Kingdom.

     "Compliance Certificate" means a certificate duly executed by the chief
      ----------------------
executive officer or chief financial officer of Borrower Representative appropriately completed and in substantially the form of Exhibit D.
                                                         ---------

     "Customer Contract" with respect to any customer of any Borrower means the
      -----------------
contract between such Borrower and such customer providing for the provision of landing gear repair and overhaul services by such Borrower for such customer. In the event a Borrower is party to more than one such contract with a given customer, the term "Customer Contract" shall mean all of such contracts with
                    -----------------
such customer, collectively.

     "Default" means a condition, act or event that, after notice or lapse of
      -------
time or both, would constitute an Event of Default if that condition, act or event were not cured or removed within any applicable grace or cure period.

     "Defaulted Amount" means, with respect to any Lender at any time, any
      ----------------
amount required to be paid by such Lender to Agent, Funding Agent, Collateral Agent or any other Lender hereunder or under any other Loan Document which has not been so paid.

     "Defaulting Lender" means, at any time, any Lender that owes a Defaulted
      -----------------
Amount.

     "Default Rate" has the meaning assigned to that term in subsection 2.2.
      ------------                                           --------------

     "Dollar" or "$" means lawful currency of the United States of America.
      ------      -

     "Dollar Equivalent" means, as of any date of determination with respect
      -----------------
to any amount denominated in an Optional Currency, the equivalent of such amount in Dollars determined at the rate of exchange equal to the Spot Rate on such date of determination.

     "EBITDA" means, for any period, without duplication, the total of the
      ------
following for Borrowers and their Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP (but determined without deduction of up to $750,000 in expenses incurred by Borrowers in connection with the contemplated move by U.K. Borrower from Heathrow to a new facility in Dawley Park); plus, to the extent included in the
                                            ----
calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) interest expense, net of interest income, paid or accrued; (c) amortization and depreciation; (d) other non-cash charges (including any occurring on an extraordinary or non recurring basis, but excluding accruals for cash expenses made in the ordinary course of business); and (e) extraordinary or non-recurring "cash" losses; less, to the extent included in the calculation of
                             ----
net income, (3) the sum of (a) the income of any Person (other than wholly-owned Subsidiaries of a Borrower) in which a Borrower or a wholly owned Subsidiary of a Borrower has an ownership interest except to the extent such income is received by such Borrower or such wholly-owned Subsidiary in a cash distribution during such period; (b) gains from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains.

     "ECU" means the ECU, as defined in Council Regulation (EC) No. 3320/94,
      ---
that is from time to time used as the unit of account of the European Communities; changes to the ECU may be made by the European Communities, in which event the ECU will change accordingly.

     "Eligible Assignee" shall mean (a) a commercial bank, commercial finance
      -----------------
company or savings bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000 (or $250,000,000 in the case of an assignment of a Revolving Loan Commitment); (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a
      ----
combined capital and surplus of at least $100,000,000 (or $250,000,000 in the case of an assignment of a Revolving Loan Commitment), provided that such bank
                                                       --------
is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (c) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies, and (d) a Person that is primarily engaged in the business of lending that is (i) a Subsidiary or Affiliate of a Lender, (ii) a Subsidiary or Affiliate of a Person of which a Lender is a Subsidiary or Affiliate, or
(iii) a Person of which a Lender is a Subsidiary or Affiliate; provided,
                                                               ---------
however, that no Affiliate of any Borrower shall be an Eligible Assignee.
-------
     "Employee Benefit Plan" means any employee benefit plan within the meaning
      ---------------------
of Section 3(3) of ERISA which (a) is maintained for employees of any Loan
Party or any ERISA Affiliate or (b) has at any time within the preceding 6 years been maintained for the employees of any Loan Party or any current or former ERISA Affiliate.

     "EMU" means Economic and Monetary Union as contemplated in the Treaty on
      ---
European Union.

     "EMU Legislation" means legislative measures of the European Council for
      ---------------
the introduction of, changeover to or operation of the Euro.

     "Environmental Claims" means claims, liabilities, investigations,
      --------------------
litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

     "Environmental Laws" means any present or future federal, state, local or
      ------------------
foreign law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

     "Equipment" means all "equipment" (as defined in the UCC), all furniture,
      ---------
furnishings, fixtures, machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "ERISA Affiliate", as applied to any Loan Party, means any Person who is a
      ---------------
member of a group which is under common control with any Loan Party, who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

     "Euro" means the single currency of Participating Member States of the
      ----
European Union.

     "Euro Commencement Date" means the date of the commencement of the third
      ----------------------
stage of EMU or on which circumstances arise which (in the opinion of Requisite Lenders) have substantially the same effect and result in substantially the same consequences as commencement of the third stage of EMU as contemplated by the Treaty on European Union.

     "Euro Unit" means the currency unit of the Euro.
      ---------

     "Excess Cash Flow" means, for any period, the greater of (A) zero (0); or
      ----------------
(B) without duplication, the total of the following for Borrowers and their Subsidiaries on a consolidated basis, each calculated for such period: (1) EBITDA; plus (2) tax refunds actually received; less (3) Capital Expenditures
        ----                                    ----
(to the extent actually made in cash and/or due to be made in cash within such period but in no event more than the amount permitted by paragraph (C) of the
                                                         -------------
Financial Covenants Rider; less (4) income and franchise taxes paid or accrued
-------------------------  ----
excluding any provision for deferred taxes included in the determination of net income; less (5) decreases in deferred income taxes resulting from payments of
        ----
deferred taxes accrued in prior periods; less (6) cash interest paid or accrued
                                         ----
and  less (7) scheduled amortization of Indebtedness (excluding mandatory
     ----
prepayments required under subsection 2.4 actually paid in cash and/or due to be
                           --------------
paid in cash within such period but only, in the case of Indebtedness subordinated to the Obligations (if any), to the extent such payments were permitted under subsection 7.5).
                --------------

     "Exchange Inventory and Work in Process" means repair parts allocated to
      --------------------------------------
jobs, and components or assembly of a landing gear, flap track or flap carriage for a fixed wing aircraft or helicopter, and shall include core sets received in exchange for overhauled units, core sets purchased, core sets in the process of being repaired and overhauled and completed and tagged serviceable landing gears, flap tracks or flap carriage, or any such items treated as fixed assets according to GAAP.

     "Existing Indebtedness" means all of the obligations of U.S. Borrower, as
      ---------------------
borrower, and of U.K. Borrower, as guarantor, under and pursuant to that certain Amended and Restated Business Loan Agreement dated as of January 23, 1998 by and among U.S. Borrower and Bank of America National Trust and Savings Association and each of the other "Loan Documents" as therein defined, in each case as in effect as of the Closing Date.

     "Fair Market Value" means, with respect to any item of Exchange Inventory
      -----------------
and Work in Process as of any date of determination, the price that a buyer would be willing to pay to purchase such Exchange Inventory and Work in Process from a seller unaffiliated with such buyer on an arms length basis, with neither the buyer nor the seller under any compulsion to effect such transaction, as more specifically determined by the Appraiser as of any such date.

     "Federal Funds Effective Rate" means, for any day, the weighted average of
      ----------------------------
the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by

Federal funds brokers, as published on the immediately following Business Day by the Board of Governors of the Federal Reserve System as the Federal Funds Rate or Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Federal Funds Effective Rate or its equivalent or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three Federal funds brokers of recognized standing selected by Agent.

     "Fiscal Year" means each twelve month period ending on the last day of
      -----------
December in each year.

     "Fixed Asset Appraisal" means, collectively, those certain fixed asset
      ---------------------
appraisals dated November 5, 1998 (in the case of U.S. Borrower's fixed assets) and November 13, 1997 (in the case of U.K. Borrower's fixed assets), each prepared by T/A Appraisal, Inc.

     "Fixed Charge Coverage" means, for any period, Operating Cash Flow divided
      ---------------------                                             -------
by Fixed Charges.
--

     "Fixed Charges" means, for any period, and each calculated for such period
      -------------
(without duplication) for Borrowers and their Subsidiaries on a consolidated basis, (a) Interest Expense of Borrowers and their Subsidiaries; plus (b)(i)
                                                                 ----
with respect to the period from December 31, 1998 through November 30, 1999, an amount equal to the higher of (x) $2,011,000 and (y) the current maturities of long term Indebtedness for such period as reported on Borrowers' consolidated and consolidating financial statements for such period prepared in accordance with GAAP; and (ii) at all times from and after December 1, 1999, scheduled payments of principal with respect to all Indebtedness of Borrowers and their Subsidiaries (excluding mandatory prepayments required under subsection 2.4
                                                             --------------
actually paid in cash and/or due to be paid in cash within such period); plus
                                                                         ----
(c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes; plus (d) payment of deferred taxes accrued in any
                              ----
prior period; plus (e) Restricted Junior Payments made in cash to the extent
              ----
permitted under subsection 7.5, other than those made under subsections 7.5(b),
                --------------                              ------------------
7.5(c) or 7.5(e).
------    ------

     "Foreign Security Documents" means, collectively, that certain Deed of
      --------------------------
Charge executed and delivered on the Closing Date by U.K. Borrower in favor of Collateral Agent, each of the documents, instruments and agreements executed and delivered with respect thereto or in connection therewith, and any other deeds of charge, Mortgages, security agreements, pledge agreements or other documents, instruments or agreements at any time delivered by any Borrower in order to grant, maintain or perfect a Lien in favor of Collateral Agent, for the benefit of Agent and Lenders, in any Collateral of such Borrower located outside the United States of America.

     "Francs" means lawful currency of France.
      ------

     "Funding Agent" means NMB-Heller in its capacity as funding Agent for the
      -------------
Lenders under the Loan Documents and any successor in such capacity appointed pursuant to subsection 9.1(G).
            -----------------

     "Funding Date" means the date of each funding of a Loan or issuance of a
      ------------
Lender Letter of Credit.

     "GAAP" means generally accepted accounting principles in the United States

      ----
of America as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any federal,
      ----------------------
state, provincial, territorial, local or other political subdivision or instrumentality thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions (or any combination of such functions) of or pertaining to government.

     "Guilders" means lawful currency of the Kingdom of the Netherlands.
      --------

     "Hazardous Material" means all or any of the following: (a) substances that
      ------------------
are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls.

     "Indebtedness", as applied to any Person, means without duplication: (a)
      ------------
all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non recourse to the credit of that Person; (f) obligations in respect of letters of credit; and (g) any advances under any factoring arrangement.

     "Intangible Assets" means all intangible assets (determined in conformity
      -----------------
with GAAP) including, without limitation, goodwill, Intellectual Property, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

     "Intellectual Property" means all present and future designs, patents,
      ---------------------
patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, know-how, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

     "Interest Coverage" means, for any period, Operating Cash Flow divided by
      -----------------                                             ----------
Interest Expense.

     "Interest Determination Date" for a LIBOR Loan will be the second London
      ---------------------------
Banking Day preceding the beginning of the next Interest Period elected by Borrower Representative.

     "Interest Expense" means, without duplication, for any period, the
      ----------------
following, for Borrowers and their Subsidiaries on a consolidated basis, each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs in accordance with the provisions of subsection 11.2; and
                                                       ---------------
(ii) interest paid in kind).

     "Interest Period" means with respect to any LIBOR Loan (a) at any time
      ---------------
prior to the Primary Syndication Completion Date, a two week period, and (b)
at any time thereafter, either a one, two, three or six month period as elected by Borrower Representative to be applicable to such Loan in a Notice of Borrowing or in a Notice of Conversion/Continuation, provided that any such
                                                     --------
election shall be subject to the following:

     (1) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such Loan;

     (2) in the case of successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

     (3) if an Interest Period expiration date is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that
                                                                  --------
if any Interest Period expiration date is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

     (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (5) below (and other than in the case of a two week Interest Period), end on the last Business Day of a calendar month;

     (5) no Interest Period shall extend beyond the Termination Date;

     (6) no Interest Period may extend beyond a scheduled principal payment date unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans or that have Interest Periods expiring on or before such date and (b) Availability as of such date equals or exceeds the principal amount required to be paid on the Loans on such date; and

     (7) there shall be no more than 4 Interest Periods relating to LIBOR Loans outstanding at any time.

     "Inventory" means all "inventory" (as defined in the UCC), including,
      ---------
without limitation, finished goods, raw materials, work in process and other materials and supplies used or consumed in a Person's business, and goods which are returned or repossessed, and specifically includes all Exchange Inventory and Work in Process, Repair Parts and Unserviceable Parts.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to
      ---
time, and any successor statute and all rules and regulations promulgated thereunder.

     "Lender Letter of Credit" has the meaning assigned to that term in
      -----------------------
subsection 2.1(H).
-----------------

     "Letter of Credit Liability" means, all reimbursement and other
      --------------------------
liabilities of Borrowers or any of their Subsidiaries with respect to each Lender Letter of Credit, whether contingent or otherwise, including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by Agent or any Lender issuing a Lender Letter of Credit or any bank issuing a Bank Letter of Credit to the extent not reimbursed; and (c) all unpaid interest, fees and expenses related thereto.

     "Letter of Credit Reserve" means, at any time, an amount equal to (a) the
      ------------------------
aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at such time plus, without duplication, (b) the
                                           ----
aggregate amount theretofore paid by Agent or any Lender under Lender Letters of Credit and not debited to Borrowers' Loan account pursuant to subsection
                                                              ----------
2.1(H)(2) or otherwise reimbursed by Borrowers.
---------

     "Liabilities" shall have the meaning given that term in accordance with
      -----------
GAAP and shall include Indebtedness.

     "LIBOR" means, for each Interest Period, a rate equal to the rate for
      -----
deposits in the relevant Available Currency for the relevant Interest Period, commencing on the second London Banking Day immediately following that Interest Determination Date that appears on the Telerate Page 3750 (in the case of Dollars, or such other applicable Telerate Page, in the case of any Optional Currency) as of 11:00 a.m., London time, on that Interest Determination Date ("LIBOR Telerate"); provided that if no rate appears on the Telerate Page 3750
----------------    --------
(or other applicable Telerate Page), LIBOR in respect of that Interest Determination Date will be determined on the basis of the rates at which deposits in the relevant Available Currency for the relevant Interest Period are offered at approximately 11:00 a.m. London time, on that Interest Determination Date by four major banks in the London interbank market selected by Agent ("Reference Banks") to prime banks in the London interbank market commencing on
-----------------
the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 (or, in the case of any Optional Currency, such other minimum amount as may be agreed upon by Agent and Borrower Representative at the time the applicable Notice of Borrowing or Notice of Conversion/Continuation is delivered, which shall be calculated so as to approximate, as nearly as practicable, the minimum amount applicable to LIBOR Loans denominated in Dollars) that is representative for a single transaction in such market at such time. Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time, on that Interest Determination Date by three major banks in the City of New York selected by Agent for loans in the relevant Available Currency to leading European banks for the relevant Interest Period commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than $1,000,000 (or such other amount as may be agreed upon as aforesaid in the case of an Optional Currency) that is representative for a single transaction in such market at such time; provided, however, that if the banks
                                         --------  -------
selected as aforesaid by Agent are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be the rate of LIBOR in effect on such date. "Telerate Page 3750" means the display designated as
                         ------------------
page "3750" on the Telerate Services (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for Dollar deposits), and "Telerate Page" in the context of an
                                         -------------
Optional Currency means the display, designated as a page, on the Telerate Services with respect to such Optional Currency (including any replacements therefor on that service or another service nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for deposits in the applicable Optional Currency).

     The rate determined pursuant to the foregoing shall be divided by a number
                                                            ----------
equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal, special emergency or other reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such
                           ------------------------
Board) which are required to be maintained by a member bank of the Federal Reserve System (such rate to be adjusted to the nearest (1/16 of 1%) or, if there is not a nearest (1/16 of 1%), to the next higher (1/16 of 1%). In the case of any Obligations denominated in an Optional Currency, the rate determined pursuant to the foregoing shall be increased (and adjusted to the nearest 1/16 of 1% as set forth above) to reflect any reserve requirements or mandatory costs (including, without limitation, any cost attributable to such Obligations resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom Governmental Authorities) of a requirement to place non-interest bearing deposits or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund such Obligations which may be required to be maintained, or which may be payable, by Lenders in respect of LIBOR Loans denominated in such Optional Currency in accordance with such Lender's customary practices.

     "LIBOR Loans" means at any time that portion of the Loans bearing interest
      -----------
at rates determined by reference to the applicable LIBOR.

     "LIBOR Margin" shall mean (a) as of the Closing Date through July 31, 1999
      ------------
(i) 2.00% per annum with respect to the Revolving Loan and all other Obligations (other than the Term Loans), (ii) 2.25% per annum, with respect to Term Loan A, and (iii) 2.50% per annum, with respect to Term Loan B; and (b) thereafter, as of each Adjustment Date, commencing on August 1, 1999, the LIBOR Margin shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below opposite the Fixed Charge Coverage calculated for the
applicable Calculation Period.   If Borrower Representative shall fail to
deliver a Compliance Certificate by the date required pursuant to paragraph (E)
                                                                  -------------
of the Reporting Rider, effective as of the 10th Business Day following the date
       ---------------
on which such Compliance Certificate was due, each applicable LIBOR Margin shall be conclusively presumed to equal the highest applicable LIBOR Margin specified in the pricing table set forth below until the date of delivery of the Compliance Certificate.

                                 PRICING TABLE
                                 -------------

-------------------------------------------------------------------------------
            Fixed Charge                              LIBOR Margin
              Coverage
-------------------------------------------------------------------------------
                                        Revolving    Term Loan A    Term Loan B
                                        Loan
-------------------------------------------------------------------------------
Equal to or greater than 1.90:1.00      1.75%        2.00%          2.25%
-------------------------------------------------------------------------------
Less than 1.90:1.00, but equal to
or greater than 1.00:1.00               2.00%        2.25%          2.50%
-------------------------------------------------------------------------------
Less than 1.00:1.00, but equal to
or greater than .90:1.00                2.25%        2.50%          2.75%
-------------------------------------------------------------------------------
Less than .90:1.00                      2.50%        2.75%          3.00%
-------------------------------------------------------------------------------

     "Lien" means any lien, mortgage, pledge, security interest, charge or
      ----
encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loan" or "Loans" means an advance or advances under the Term Loan
      ----      -----
Commitment or the Revolving Loan Commitment or the Swingline Loan. For purposes of determining the amount of any Loan (or any component thereof) which is denominated in an Optional Currency, such amount shall, as of any date of determination, equal the Dollar Equivalent of such amount as of such date.

     "Loan Documents" means this Agreement, each of the Foreign Security
      --------------
Documents and all other documents, instruments and agreements executed by or on behalf of any Borrower, any Borrower's Subsidiaries or any other Loan Party and delivered concurrently herewith or at any time hereafter to or for Agent, Funding Agent, Collateral Agent or any Lender in connection with the Loans, any Lender Letter of Credit, and any other transaction contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

     "Loan Party" means each of each Borrower, each Borrower's Subsidiaries
      ----------
and any other Person (other than Agent, Funding Agent, Collateral Agent or any Lender or any U.S. Collecting Bank or U.K. Collecting Bank) which is or becomes a party to any Loan Document.

     "Loan Year" means each period of 12 consecutive months commencing on the
      ---------
Closing Date and on each anniversary thereof.

     "London Banking Day"  means any day on which dealings in deposits in U.S.
      ------------------
dollars are transacted in the London Interbank market.

     "Material Adverse Effect" means a material adverse effect upon (a) the
      -----------------------
business, operations, prospects, properties, assets or condition (financial or otherwise) of any Loan Party on an individual basis or the Loan Parties taken as a whole or (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Agent, Funding Agent, Collateral Agent or any Lender to enforce or collect any of the Obligations.

     "Material Customer" means, as of any date of determination with respect
      -----------------
to any Borrower, a customer of such Borrower which accounted for ten percent (10%) or more of Borrowers' consolidated gross revenues as of the last day of the most recently completed fiscal quarter for the trailing twelve month period then ended.

     "Maximum Revolving Loan Amount" has the meaning assigned to that term in
      -----------------------------
subsection 2.1(B)(1).
--------------------

     "Maximum Swingline Loan Amount" means at any time the lesser of (i)
      -----------------------------
$5,000,000, (ii) the Revolving Loan Commitments of all Lenders at such time or
(iii) that amount which is the Borrowing Base at such time less the sum of (x)
                                                           ----
the Revolving Loan at such time, and (y) the Letter of Credit Reserve at such time.

     "Mortgage" means each of the mortgages, deeds of trust, leasehold
      --------
mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Agent or Collateral Agent, as applicable, on behalf of Lenders, with respect to any Mortgaged Property, all in form and substance satisfactory to Agent.

     "Mortgaged Property" means all real property owned or leased by any
      ------------------
Borrower or any of their respective Subsidiaries in which after the Closing Date Agent requires a Mortgage to secure the Obligations.

     "National Currency Unit" means the unit of currency (other than a Euro
      ----------------------
unit) of a Participating Member State.

     "Net Book Value" means, as of any date of determination, the book value of
      --------------
Borrowers' Exchange Inventory and Work in Process (referred to as "landing gear exchange assets" on Borrowers' books and records) as reflected on Borrowers' books and records as of such date, less accumulated depreciation thereon (based
                                   ----
on the straight line method of depreciation), all as determined in accordance with GAAP.

     "Net Worth" means, as of any date, the sum of the capital stock and
      ---------
additional paid-in capital plus retained earnings (or less accumulated deficit)
                                                      ----
calculated in conformity with GAAP.

     "Notes" means the Revolving Notes, the Term Notes and the Swingline Note.
      -----

     "Notice of Borrowing" means a Notice duly executed by an authorized
      -------------------
representative of Borrower Representative appropriately completed and in the form of Exhibit C.
        ---------

     "Obligations" means all obligations, liabilities and indebtedness of every
      -----------
nature of each Loan Party from time to time owed to Agent, Funding Agent, Collateral Agent or any Lender under the Loan Documents (whether incurred before or after the Termination Date) including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable including, without limitation, all interest, fees, cost and expenses accrued or incurred after the filing of any petition under any bankruptcy or insolvency law. For purposes of determining the amount of the Obligations (or any component thereof) in respect of any Obligations which are denominated in an Optional Currency, such amount shall, as of any date of determination, equal the Dollar Equivalent of such amount as of such date.

     "Operating Cash Flow" means, for any period, (a) EBITDA less (b) Unfinanced
      -------------------                                    ----
Capital Expenditures.

     "Optional Currency" means any of Pounds, Guilders or Francs or, from and
      -----------------
after the Euro Commencement Date, the Euro.

     "Orderly Liquidation Value" means, with respect to any Collateral, the
      -------------------------
proceeds (net of expenses incurred to inventory the Collateral and process it for sale and to complete work in process to a serviceable/overhauled unit) from a forced sale of such Collateral, held under a professionally managed and negotiated conditions, after an assumed business failure. The Orderly Liquidation Value of Borrowers' Inventory as of the Closing Date shall be as set forth in the Closing Date Inventory Appraisal, and shall thereafter be determined based on the then most recent Periodic Inventory Appraisal or Semi-Annual Inventory Appraisal delivered pursuant to paragraph (I)(2) of the
                                                 ----------------
Reporting Rider.
---------------

     "Participating Member State" means, at any time, each state participating
      --------------------------
in EMU at such time.

     "Periodic Inventory Appraisal" is defined in paragraph (I)(2) of the
      ----------------------------                ----------------
Reporting Rider.
---------------

     "Permitted Encumbrances" means the following types of Liens:  (a) Liens
      ----------------------
(other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than 30 days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (e) Liens for purchase money obligations, provided that (i) the purchase of the asset subject to any such
             --------
Lien is permitted under subsection 6.5, (ii) the Indebtedness secured by any
                        --------------
such Lien is permitted under subsection 7.1, and (iii) such Lien encumbers only
                             --------------
the asset so purchased; (f) Liens in favor of Agent or Collateral Agent, as the case may be, on behalf of Lenders, and (g) Liens set forth on Schedule 7.3(B).
                                                              ---------------

     "Person" means and includes natural persons, corporations, limited
      ------
partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Pounds" means the lawful currency of the United Kingdom of Great Britain
      ------
and Northern Ireland..

     "Pro Rata Share" means (a) with respect to matters relating to a particular
      --------------
Commitment of a Lender, the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and (b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to subsection 9.5; provided, however, if any Commitment is terminated pursuant
   --------------  --------  -------
to the terms hereof, then "Pro Rata Share" means the percentage obtained by dividing (x) the aggregate amount of such Lender's outstanding Loans related to such Commitment by (y) the aggregate amount of all outstanding Loans related to such Commitment.

     "Projections" means Borrowers' forecasted consolidated and, in the case of
      -----------
month-by-month projections for the forthcoming Fiscal Year delivered pursuant to paragraph (L) of the Reporting Rider, consolidating: (a) balance sheets; (b)
-------------        ---------------
profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a division by division and Subsidiary by Subsidiary basis consistent with Borrowers' historical financial statements and based upon good faith estimates and assumptions by Borrowers believed to be reasonable at the time made, together with appropriate supporting details and a statement of underlying assumptions.

     "Redirection Notice" has the meaning assigned to that term in subsection
      ------------------                                           ----------
4.26(B).
-------

     "Repair Parts" means parts which are inventoried and used in the process of
      ------------
repair and overhaul and which are not allocated to jobs, and shall includes parts commonly referred to as "rotables" (e.g., parts for which repair or overhaul criteria is defined and which can be returned to service after such defined criteria is met but which do not constitute Exchange Inventory and Work in Process), and parts commonly referred to as "expendables" (e.g., parts which are not generally re-used, including gaskets, fasteners, packing and other parts for which there is no general process to return to service or re-certify for use).

     "Requisite Lenders" means Lenders (other than a Defaulting Lender), holding
      -----------------
or being responsible for 66.67% or more of the sum of (a) outstanding Loans, (b) outstanding Letter of Credit Liability and (c) unutilized Commitments of all Lenders which are not Defaulting Lenders.

     "Restricted Junior Payment" means:  (a) any dividend or other distribution,
      -------------------------
direct or indirect, on account of any shares of any class of stock of any Loan Party now or hereafter outstanding, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any shares of any class of stock of any Loan Party now or hereafter outstanding, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Loan Party now or hereafter outstanding; and (d) any payment by any Loan Party of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

     "Revolving Advance" means each advance made by Lender(s) (or by Agent or
      -----------------
Funding Agent on behalf of Lenders) pursuant to subsection 2.1(B).
                                                -----------------

     "Revolving Loan" means the outstanding balance of all Revolving Advances
      --------------
andd any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

     "Revolving Loan Commitment" means (a) as to any Lender, the commitment of
      -------------------------
such Lender to make Revolving Advances pursuant to subsection 2.1(B), to
                                                   -----------------
purchase participations in Lender Letters of Credit pursuant to subsection
                                                                ----------
2.1(H) and, without duplication, to purchase participations in the Swingline
------
Loan pursuant to subsection 2.1(D) in the aggregate amount set forth on the
                 -----------------
signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Assumption Agreement, if any, executed by such Lender and
(b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Advances and to purchase participations in Lender Letters of Credit and Swingline Loans.

     "Revolving Note" means each promissory note of Borrowers in form and
      --------------
substance reasonably acceptable to Agent, issued to each Lender to evidence the Revolving Loan Commitment of such Lender.

     "Scheduled Installment" has the meaning assigned to that term in subsection
      ---------------------                                           ----------
2.1(A).
------

     "Semi-Annual Appraisal" is defined in paragraph (I)(2) of the Reporting
      ---------------------                ----------------        ---------
Rider.
-----

     "Spot Rate" means, as of any date of determination with respect to the
      ---------
conversion of an amount in one currency (the "Original Currency") to another
                                              -----------------
currency (the "Other Currency"), the rate of exchange quoted by a major bank
               --------------
acceptable to Agent located in any of New York, New York, Chicago, Illinois or London, England at 11:00 a.m. (New York, Chicago or London time, as applicable) on such date of determination to prime banks in such city for the spot purchase in the foreign exchange market of such city of such amount of the Original Currency with such Other Currency.

     "Subordinated Debt" means all Indebtedness owing by U.S. Borrower to
      -----------------
Unique.

     "Subordination Agreement" means that certain Subordination Agreement dated
      -----------------------
as of the Closing Date among Borrowers, Agent, Unique and Melanie Bastian.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof.

     "Swingline Advance" means each advance made by Swingline Lender pursuant to
      -----------------
subsection 2.1(D).
-----------------

     "Swingline Lender" means Heller, or if Heller shall resign as Swingline
      ----------------
Lender, another Lender selected by Agent and reasonably acceptable to U.S. Borrower.

     "Swingline Loan" means the outstanding balance of all Swingline Advances
      --------------
and any amounts added to the principal balance of the Swingline Loan pursuant to this Agreement.

     "Swingline Note" means the promissory note of U.S. Borrower in form and
      --------------
substance acceptable to Agent, issued to evidence the Swingline Loan.

     "Tangible Net Worth" of any Person means as of any date, an amount equal
      ------------------
to:  (a) Net Worth of such Person; less (b) Intangible Assets of such Person;
                                   ----
less (c) prepaid expenses of such Person; less (d) all obligations owed to such
----                                      ----
Person by any Affiliate of such Person or any of its Subsidiaries; and less (e)
                                                                       ----
all loans by such Person to its officers, stockholders, Subsidiaries or employees (determined in each case in conformity with GAAP).

     "Term Loans" mean the unpaid balance of the term loans made pursuant to
      ----------
subsection 2.1(A).
-----------------

     "Term Loan A" means the advances made pursuant to subsection 2.1(A)(1).
      -----------                                      --------------------

     "Term Loan B" means the advances made pursuant to subsection 2.1(A)(2).
      -----------                                      --------------------

     "Term Loan A Commitment" means (a) as to any Lender, the commitment of such
      ----------------------
Lender to make its Pro Rata share of Term Loan A in the maximum aggregate amount set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Assumption Agreements, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loan A.

     "Term Loan B Commitment" means (a) as to any Lender, the commitment of such
      ----------------------
Lender to make its Pro Rata share of Term Loan B in the maximum aggregate amount set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Assignment and Assumption Agreements, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loan B.

"    Term Loan Commitments" means (a) as to any Lender, a collective reference
     ---------------------
to such Lender's Term Loan A Commitment and Term Loan B Commitment, and (b) as to all Lenders, the aggregate Term Loan A Commitments and Term Loan B Commitments of all Lenders.

     "Term Note" or "Term Notes" means each promissory note of Borrowers in form
      ---------      ----------
and substance acceptable to Agent, issued to each Lender to evidence the Term Loan Commitment of each such Lender.

     "Termination Date" means the date set forth in subsection 2.5.
      ----------------                              --------------

     "Total Loan Commitment" means as to any Lender the aggregate commitments of
      ---------------------
such Lender with respect to its Revolving Loan Commitment and Term Loan Commitment.

     "Treaty on European Union" means the Treaty of Rome of 25 March 1957, as
      ------------------------
amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993), as amended from time to time.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof
      ---
in the State of Illinois, as amended from time to time, and any successor statute.

     "Unfinanced Capital Expenditures" shall mean Capital Expenditures which are
      -------------------------------
not financed with the proceeds of Indebtedness.

     "Unique" means Unique Investment Corporation, a California corporation.
      ------

     "Unique Management Agreement" means that certain Management Services
      ---------------------------
Agreement dated November 14, 1997 between U.S. Borrower and Unique.

     "Unserviceable Parts" means as of any date of determination, Inventory
      -------------------
consisting of parts which are repairable in accordance with the then-prevailing customs and standards of Borrowers' industry or in accordance with the regulatory requirements of any applicable Government Authority but which in the exercise of reasonable business judgment Borrowers have elected not to repair at such time.

          11.2 Accounting Terms.  For purposes of this Agreement, all accounting
               ----------------
terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent, Funding Agent, Collateral Agent or any Lender pursuant to subsection 5.1 and the Reporting Rider shall be prepared in accordance with GAAP
--------------         ---------------
(as in effect at the time of such preparation) on a consistent basis. In the event any Accounting Changes (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrowers and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrowers shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrowers and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrowers shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes"
                                                          ------------------
means: (a) changes in accounting principles required by GAAP and implemented by any Borrower; (b) changes in accounting principles recommended by Borrowers' Accountants; and (c) changes in carrying value of any Borrower's or any of their Subsidiaries' assets, liabilities or equity accounts resulting from the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the British Airways Acquisition. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

          11.3 Other Definitional Provisions.  References to "Sections",
               -----------------------------                  --------
"subsections", "Riders", "Exhibits" and "Schedules" shall be to Sections,
 -----------    ------    --------       ---------
subsections, Riders, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection
                                                                     ----------
11.1 may, unless the context otherwise requires, be used in the singular or the
----
plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and
                                             ---------    --------
"include" shall be deemed to be followed by the words "without limitation";
 -------                                               ------------------
references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of Persons which are Governmental Authorities, Persons succeeding to the relevant functions of such Governmental Authorities; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations and shall further include, in the case of any references herein or in any other Loan Document to statutes or regulations of any United States Governmental Authority, any similar or equivalent statutes or regulations of any other applicable Governmental Authority to the extent similar or equivalent statutes or regulation exist in the applicable jurisdiction.

          11.4 Dollar Equivalents.  The parties hereto acknowledge and agree
               ------------------
that various Liabilities of Borrower may be denominated in any of the Available Currencies, and hereby agree that, whenever in this Agreement or the other Loan Documents Borrowers' compliance with any covenant, representation or warranty or similar provision must be determined by reference to a minimum or maximum permitted Dollar amount of any Liabilities, such compliance shall, as of any date of determination, be determined on the basis of the Dollar Equivalent amount of the applicable Liabilities as of such date.

          11.5 Change of Currency.  (A) The provisions of this subsection 11.5
               ------------------                              ---------------
shall come into effect on the Euro Commencement Date provided that, if and to
                                                     -------------
the extent that any such provision relates to any jurisdiction (or the currency of such jurisdiction) which shall not be a Participating Member State on the Euro Commencement Date, such provision shall come into effect in relation to such jurisdiction (and the currency of such jurisdiction) on and from the date on which such jurisdiction becomes a Participating Member State.

               (B) Redenomination and Alternate Currencies.  Each obligation
                   ---------------------------------------
under the Loan Documents which has been denominated in a National Currency Unit shall be redenominated into the Euro unit in accordance with EMU legislation provided that, if and to the extent that any EMU Legislation
            --------
provides that an amount denominated either in the Euro or in the National Currency Unit of a given Participating Member State can be paid by the debtor either in the Euro unit or in that National Currency Unit, U.K. Borrower shall be entitled to pay or repay any such amount either in the Euro unit or in such National Currency Unit.

               (C) Advances.  Any Advance denominated in Euros shall be made
                   --------
in the Euro unit.

               (D) Basis of Accrual.  If, in relation to the currency of any
                   ----------------
Participating Member State, the basis of accrual of interest or any other amounts expressed in the Loan Documents in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or any other amounts in respect of the Euro, such expressed basis shall be replaced by such convention or practice.

               (E) Rounding and Other Consequential Changes.  Without
                   ----------------------------------------
prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to the respective liabilities for the obligations of Borrowers to Agent, Funding Agent, Collateral Agent and Lenders and the obligations of Agent, Funding Agent, Collateral Agent and Lenders to Borrowers under or pursuant to this Agreement:

                   (a) each reference in the Loan Documents to an amount in a
                       National Currency Unit to be paid to or by Agent, Funding Agent, Collateral Agent or any Lender shall be replaced by a reference to such reasonably comparable and convenient amount in the Euro unit as the Agent may from time to time specify; and

                   (b) save as expressly provided in this subsection 11.5, each
                                                          ---------------
                       provision of this Agreement shall be subject to such changes of construction as Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the Euro in Participating Member States.

          (F) Euro Increased Costs.  Each Borrower shall, from time to time on
              --------------------
demand of the Agent, pay to the Agent for the account of Agent or any Lender the amount of any cost or increased cost incurred by, or of any reduction in any amount payable to or in the effective return on its capital to, or of interest or other return forgone by, a Lender or any holding company of such Lender as a result of the introduction of, changeover to or operation of the Euro including, without limitation, compliance with any reserve requirement of the European Central Bank in any Participating Member State.

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                              HAWKER PACIFIC AEROSPACE, as
                              a Borrower and as Borrower Representative


                              By: /s/ Brian Aune
                                 --------------------------------------
                              Title:   VP & CFO
                                    -----------------------------------
                              FEIN:   05- 3528840
                                   ------------------------------------


                              HAWKER PACIFIC AEROSPACE
                              LIMITED, as a Borrower



                              By: /s/ Brian Aune
                                 --------------------------------------
                              Title:    Director
                                    -----------------------------------


Revolving Loan Commitment:    HELLER FINANCIAL, INC., as Agent and
$55,000,000                   as a Lender
Pro Rata Share: 100%


                              By: /s/ Terry A. Rothe
                                 --------------------------------------
                              Title:    SVP
                                    -----------------------------------


Term Loan A Commitment:
$4,280,000
Pro Rata Share: 100%

Term Loan B Commitment:
$7,000,000
Pro Rata Share: 100%

                              NMB-HELLER LIMITED, in its capacity
                              as Funding Agent and Collateral Agent


                              By: /s/ John Oslow
                                 --------------------------------------
                              Title: Director of Underwriting
                                    -----------------------------------

                                   EXHIBITS

  A  Assignment and Assumption Agreement
  B  Borrowing Base Certificate
  C  Notice of Borrowing
  D  Compliance Certificate
  E  [Reserved]
  F  Reconciliation Report
  G  Notice of Conversion/Continuation
  H  Excess Cash Flow Certificate

                                   SCHEDULES

  3.1(A)  List of Closing Documents
  4.1(B)  Capitalization of Loan Parties
  4.6 Business and Trade Names (Present and Past Five Years); Location of Principal Place of Business, Books and Records and Collateral
  4.8     Pending Litigation
  4.12    Intellectual Property
  4.19    Bank Accounts
  4.20    Employee Matters
  5.10    Certifications, Licenses and Permits
  7.1     Indebtedness
  7.3(b)  Other Liens
  8.1(S)  Certain Shareholders

                                    RIDERS

  A. Conditions Rider
  B. Reporting Rider
  C. Financial Covenants Rider

                               CONDITIONS RIDER

     This Conditions Rider is attached to and made a part of that certain Loan and Security Agreement dated as of December 22, 1998 and entered into among Hawker Pacific Aerospace and Hawker Pacific Aerospace Limited, as Borrowers, Agent, Funding Agent, Collateral Agent and Lenders.

          (A) Closing Deliveries.  Agent shall have received, in form and
              ------------------
substance satisfactory to Agent, all documents, instruments and information identified on Schedule 3.1(A) and all other agreements, notes, certificates,
              ---------------
orders, authorizations, financing statements, mortgages and other documents which Agent may at any time reasonably request.

          (B) Security Interests.  Agent and Collateral Agent shall have
              ------------------
received satisfactory evidence that all security interests and liens granted to Agent or Collateral Agent for the benefit of Lenders pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances.

          (C) Closing Date Availability.  After giving effect to the
              -------------------------
consummation of the transactions contemplated hereunder on the Closing Date and the payment by Borrowers of all costs, fees and expenses relating thereto, Borrowers shall have Availability (determined on a pro forma basis, with Borrowers having no accounts payables which are more than 60 days past due, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of least $7,000,000.

          (D) Representations and Warranties.  The representations and
              ------------------------------
warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrowers to Agent after the Closing Date and approved by Agent.

          (E) Fees.  With respect to Loans or Lender Letters of Credit to be
              ----
made or issued on the Closing Date, Borrowers shall have paid all fees due to Agent, Funding Agent or any Lender and payable on the Closing Date.

          (F) No Default.  No event shall have occurred and be continuing or
              ----------
would result from funding a Loan or issuing a Lender Letter of Credit requested by any Borrower that would constitute an Event of Default or a Default.

          (G) Performance of Agreements.  Each Loan Party shall have performed
              -------------------------
in all material respects all agreements and satisfied all conditions which any Loan Document provides shall be performed by it on or before that Funding Date.

          (H) No Prohibition.  No order, judgment or decree of any court,
              --------------
arbitrator or Governmental Authority shall purport to enjoin or restrain Agent, Funding Agent or any Lender from making any Loans or issuing any Lender Letters of Credit.

          (I) No Litigation.  There shall not be pending or, to the knowledge of
              -------------
any Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration by, against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed to Agent by Borrowers in writing, and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Agent, would reasonably be expected to have a Material Adverse Effect.

                                REPORTING RIDER

     This Reporting Rider is attached and made a part of that certain Loan and Security Agreement, dated as of December 22, 1998 and entered into among Hawker Pacific Aerospace and Hawker Pacific Aerospace Limited, as Borrowers, Agent, Funding Agent, Collateral Agent and Lenders.

          (A) Monthly Financials.  As soon as available and in any event within
              ------------------
30 days after the end of each month, Borrower Representative will deliver (1) the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (2) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

          (B) SEC Filings and Press Releases.  Promptly upon their becoming
              ------------------------------
available, U.S. Borrower will deliver copies of (1) all financial statements, reports, notices and proxy statements sent or made available by U.S. Borrower or any of its Subsidiaries to its security holders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by U.S. Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (3) all press releases and other statements made available by Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person.

          (C) Year-End Financials.  As soon as available and in any event within
              -------------------
90 days after the end of each Fiscal Year, Borrower Representative will deliver:
(1) the consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) a schedule of the outstanding Indebtedness of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (3) a report with respect to the financial statements from Borrowers' Accountants, which report shall be unqualified as to going concern and scope of audit of Borrowers and their Subsidiaries and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by Borrowers' Accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of Borrowers and their Subsidiaries, including (a) consolidating balance sheets of Borrowers and their Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of income of Borrowers and their Subsidiaries showing intercompany eliminations.

          (D) Accountants' Certification and Reports.  Together with each
              --------------------------------------
delivery of consolidated financial statements of Borrowers and their Subsidiaries pursuant to paragraph (C) above, Borrower Representative will deliver or cause to be delivered a written statement by Borrowers' Accountants
(1) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (2) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof. Promptly upon receipt thereof, Borrower Representative will deliver copies of all significant reports submitted to any Borrower by Borrowers' Accountants in connection with each annual, interim or special audit of the financial statements of Borrowers made by Borrowers' Accountants, including the comment letter submitted by Borrowers' Accountants to management in connection with their annual audit.

          (E) Compliance Certificate.  Together with the delivery of each set of
              ----------------------
financial statements referenced in paragraphs (A) and (C) above, Borrower Representative will deliver a Compliance Certificate, together with copies of the calculations and work-up employed to determine Borrowers' compliance or noncompliance with the financial covenants set forth in the Financial Covenants
                                                            -------------------
Rider.
-----

          (F) Borrowing Base Certificates, Registers and Journals.  Within 15
              ---------------------------------------------------
Business Days after the last day of each month (or more frequently if requested by Agent at any time during which a Default or an Event of Default shall have occurred and be continuing), Borrower Representative shall deliver to Agent and to Funding Agent: (1) a Borrowing Base Certificate as of the last Business Day of the such month (or as of such other date as Agent may specify) updated to reflect (a) all sales and collections of Borrowers during such month (or such other period specified by Agent) and an assignment schedule of all Accounts created by Borrowers during such month (or such other period specified by Agent), (b) all Revolving Advances made by Agent, Funding Agent and Lenders during such month (or such other period specified by Agent), and (c) the aggregate Dollar Equivalent amount of Borrowers' Inventory then subject to any title retention arrangement or similar arrangement in favor of the seller or vendor of such Inventory (and, in connection therewith, Borrower Representative shall also deliver a separate certificate duly executed by its chief financial officer certifying that no Inventory subject to any such arrangement is included in the Borrowing Base); (2) a schedule setting forth projected shipments to customers of Exchange Inventory and Work in Process for the 12 month period commencing as of the first day of the then current month, which schedule shall identify the applicable Exchange Inventory and Work in Process to be shipped, the estimated shipping dates and customers and jurisdictions to which such Exchange Inventory and Work in Process are projected to be shipped; and (3) each or any of the following, if requested by Agent: (a) an invoice register or sales journal describing all sales of Borrowers during such month (or such other period specified by Agent), in form and substance satisfactory to Agent, and, if Agent so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; (b) a cash receipts journal; (c) a credit memo journal; and (d) an adjustment journal, setting forth all adjustments to each Borrower's accounts receivable. The certificate and information described in this paragraph (F) shall be delivered by Borrower Representative in a manner
     -------------
that is compatible with Agent's "Stars" computer software program.

          (G) Reconciliation Reports and Listings and Agings.  (1) On the
              ----------------------------------------------
Closing Date and within 15 Business Days after the last day of each month and from time to time upon the request of Agent, Borrower Representative will deliver to Agent an aged trial balance of all then existing Accounts; and (2) as soon as available and in any event within 15 Business Days after the last day of each month, and from time to time upon the request of Agent, Borrower Representative will deliver to Agent: (a) a Reconciliation Report duly executed by the chief executive officer or chief financial officer of Borrower Representative and substantially in the form of Exhibit F as at the last day of
                                                ---------
such period; (b) an aged trial balance of all then existing accounts payable; and (c) if requested by Agent, a detailed inventory listing and cover summary report. All such reports shall be in form and substance satisfactory to Agent. The information described in clauses (1) and (2(b)) of this paragraph (G) shall
                             -----------     ------         -------------
be delivered by Borrower Representative in a manner that is compatible with Agent's "Stars" computer software program.

          (H) Management Report.  Together with each delivery of financial
              -----------------
statements of Borrowers and their Subsidiaries pursuant to paragraphs (A) and
(C) above, Borrower Representative will deliver a management report: (1) describing the operations and financial condition of Borrowers and their Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed; (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lenders pursuant to paragraph (L) below; and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower Representative to the effect that such information fairly presents the results of operations and financial condition of Borrowers and their Subsidiaries as at the dates and for the periods indicated.

          (I) (1) Appraisals.  Without limitation of the provisions of paragraph
              --------------                                           ---------
(I)(2) below, from time to time, upon the request of Agent, Borrowers will
------
obtain and deliver to Agent, at Borrowers' expense, appraisal reports in form and substance and from appraisers satisfactory to Agent, stating the then current fair market and Orderly Liquidation Values of all or any portion of the Collateral; provided, however, so long as no Default or Event of Default is
            --------  -------
continuing, Agent shall not request an appraisal as to any particular category of Collateral to be performed more than once every Loan Year at Borrowers' expense.

  (2) Inventory Appraisals.  Within 20 days after the end of each month
      --------------------
following the Closing Date, commencing with the month ending December 31, 1998, Borrowers, at their expense, shall deliver to Agent desktop appraisals (meaning appraisals prepared without an on-site inspection by the appraiser; based on information provided to the appraiser by Borrowers) (each, a "Periodic Inventory
                                                              ------------------
Appraisal") of the Exchange Inventory and Work in Process, Repair Parts and
---------
Unserviceable Parts of Borrowers. Such Periodic Inventory Appraisals shall be prepared by Sage Popovich, Inc. (so long as such appraiser is available and remains satisfactory to Agent or, if such is not the case, by another independent appraiser reasonably acceptable to Agent; Sage Popovich or such other appraiser shall be referred to herein as the "Appraiser"), shall be in
                                                    ---------
form and scope acceptable to Agent, and shall set forth the respective Orderly Liquidation Values and Fair Market Values of Borrowers' Exchange Inventory and Work in Process, Repair Parts and Unserviceable Parts as of the last day of the most recently ended month. In addition, within 45 days after June 30 and December 31 of each year following the Closing Date, commencing with

June 30, 1999, Borrowers shall deliver to Agent full, on-site appraisals (each, a "Semi-Annual Appraisal") of the Exchange Inventory and Work in Process, Repair
   ---------------------
Parts and Unserviceable Parts of Borrowers. Such Semi-Annual Appraisals shall be prepared by the Appraiser, shall be in form and scope acceptable to Agent, and shall set forth the respective Orderly Liquidation Values and Fair Market Values of Borrowers' Exchange Inventory and Work in Process, Repair Parts and Unserviceable Parts as of June 30 or December 31, as applicable, of the relevant year.

          (J) Government Notices.  Borrowers will deliver to Agent promptly
              ------------------
after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or any Borrower's payment or non-payment of any taxes including any tax audit.

          (K) Events of Default, etc.  Promptly upon any officer of any Borrower
              -----------------------
obtaining knowledge of any of the following events or conditions, Borrower Representative shall deliver to Agent and each Lender a certificate of Borrower Representative's chief executive officer specifying the nature and period of existence of such condition or event and what action Borrowers have taken, are taking and propose to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to any Loan Party or any other action taken with respect to a claimed default; or (3) any Material Adverse Effect.

          (L) Projections.  As soon as available and in any event no later than
              -----------
(i) January 31, 1999, in the case of Fiscal Year 1999, and (ii) 30 days prior to the end of each Fiscal Year of Borrowers thereafter, Borrower Representative will deliver Projections of Borrowers and their Subsidiaries for the forthcoming three Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month.

          (M) Other Information.  With reasonable promptness, Borrowers will
              -----------------
deliver such other information and data as Agent, any Lender, Funding Agent or Collateral Agent may reasonably request from time to time.

                           FINANCIAL COVENANTS RIDER

     This Financial Covenants Rider is attached and made a part of that certain Loan and Security Agreement, dated as of December 22, 1998 and entered into among Hawker Pacific Aerospace and Hawker Pacific Aerospace Limited, as Borrowers, Agent, Funding Agent, Collateral Agent and Lenders.

     A.  Tangible Net Worth.  Borrowers shall at all Worth of at least the
         ------------------
amounts set forth below at times maintain Tangible Net the end of each month during the periods set forth below. As used below, the term "NPAT" means Borrowers' consolidated net profits after taxes (if greater than $0.00), as determined in accordance with GAAP.


     Period                                              Amount
     ------                                              ------
     Closing Date through December 30, 1999              $21,500,000

     December 31, 1999 through December 30, 2000         $22,000,000 plus 50%
                                                                     ----
                                                         of  NPAT for Fiscal Year 1999

     December 31, 2000 through December 30, 2001         an amount equal to the sum
                                                         of (a) the minimum tangible
                                                         net worth required for the
                                                         period from 12/31/99
                                                         through 12/30/00,
                                                         determined as set forth
                                                         above, plus (b) 50% of
                                                         NPAT for Fiscal Year 2000

     December 31, 2001 through December 30, 2002         an amount equal to the sum
                                                         of (a) the minimum tangible
                                                         net worth required for the
                                                         period from 12/31/00
                                                         through 12/30/01,
                                                         determined as set forth
                                                         above, plus (b) 50% of
                                                         NPAT for Fiscal Year 2001

     December 31, 2002 through December 30, 2003         an amount equal to the sum
                                                         of (a) the minimum tangible
                                                         net worth required for the
                                                         period from 12/31/01
                                                         through 12/30/02,
                                                         determined as set forth
                                                         above, plus (b) 50% of
                                                         NPAT for Fiscal Year 2002

     B.  Minimum EBITDA.  Borrowers shall at all times maintain EBITDA of at
         --------------
least (a) $7,000,000 as of December 31, 1998 for the Fiscal Year then ended; (b) $1,900,000 as of March 31, 1999 for the three months then ended; (c) $4,200,000 as of June 30, 1999 for the six months then ended; and (d) $6,200,000 as of September 30, 1999 for the nine months then ended. Thereafter, Borrowers shall maintain EBITDA as of the last day of each fiscal quarter during the periods set forth below for the rolling twelve month period then ended of not less than the amount set forth below for such period.


     Period                                              Amount
     ------                                              ------
     October 1, 1999 through September 30, 2000          $ 8,700,000
     October 1, 2000 through September 30, 2001          $10,000,000
     October 1, 2001 and thereafter                      $12,000,000

     C.  Capital Expenditure Limits.  The aggregate amount of all Capital
         --------------------------
Expenditures, Capital Leases with respect to fixed assets of Borrowers and their Subsidiaries (which shall be considered to be expended in full on the date such Capital Lease is entered into) and other contracts with respect to fixed assets initially capitalized on any Borrower's or any Subsidiary's balance sheet prepared in accordance with GAAP (which shall be considered to be expended in full on the date such contract is entered into) (excluding, in each case, expenditures for trade-ins and replacement of assets to the extent funded with casualty insurance proceeds) will not exceed the amount set forth below for each period set forth below. Notwithstanding the provisions set forth below, in no event shall the aggregate amount of all Capital Expenditures (determined as set forth above) for Fiscal Years 1999 and 2000, collectively, exceed $8,500,000.

     Period                                              Amount
     ------                                              ------
     Fiscal Year 1999                                   $5,000,000
     Fiscal Year 2000                                   $5,000,000
     Fiscal Year 2001
     and each Fiscal Year thereafter                    $3,500,000

     D.   Fixed Charge Coverage.  Borrowers shall not permit their Fixed Charge
          ---------------------
Coverage for the rolling 12 month period ending on the last day of each month from and after the Closing Date to be less than 1.00:1.00.